                                                           EXECUTION COUNTERPART



       ==================================================================

                                CREDIT AGREEMENT

                           dated as of March 31, 1998

                                      among


                       HAVERTY FURNITURE COMPANIES, INC.,

                           THE LENDERS LISTED HEREIN,

                                       and

                             SUNTRUST BANK, ATLANTA

                                    as Agent

                                       and

                            FIRST UNION NATIONAL BANK

                                       and

                                NATIONSBANK, N.A.

                                  as Co-Agents

       ==================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE I.

                  DEFINITIONS; CONSTRUCTION..............................................................1
                  Section 1.01.  Definitions.............................................................1
                  Section 1.02.  Accounting Terms and Determination.....................................19
                  Section 1.03.  Other Definitional Terms...............................................20
                  Section 1.04.  Exhibits and Schedules.................................................20

ARTICLE II.

                  SYNDICATED LOANS, BID RATE LOANS, SWING LINE LOANS
                  AND LETTERS OF CREDIT.................................................................20
                  Section 2.01.  Commitments; Use of Proceeds...........................................20
                  Section 2.02.  Notes; Repayment of Principal..........................................21
                  Section 2.03.  Voluntary Reduction of Commitments.....................................21
                  Section 2.04.  Letter of Credit Facility..............................................21
                  Section 2.05.  Notice of Issuance of Letter of Credit;
                                 Agreement to Issue ....................................................22
                  Section 2.06.  Payment of Amounts Drawn Under Letters of Credit.......................22
                  Section 2.07.  Payment by Lenders.....................................................23
                  Section 2.08.  Swing Line Loans.......................................................24
                  Section 2.09.  Bid Rate Loans.........................................................26

ARTICLE III.

                  GENERAL LOAN AND LETTER OF CREDIT TERMS...............................................28
                  Section 3.01.  Funding Notices........................................................28
                  Section 3.02.  Disbursement of Funds..................................................29
                  Section 3.03.  Interest...............................................................30
                  Section 3.04.  Interest Periods.......................................................32
                  Section 3.05.  Fees...................................................................33
                  Section 3.06.  Voluntary Prepayments of Borrowings....................................33
                  Section 3.07.  Payments, Etc..........................................................34
                  Section 3.08.  Interest Rate Not Ascertainable, Etc...................................35
                  Section 3.09.  Illegality.............................................................36
                  Section 3.10.  Increased Costs........................................................37
                  Section 3.11.  Lending Offices........................................................39
                  Section 3.12.  Funding Losses.........................................................39

                  Section 3.13.  Assumptions Concerning Funding of
                                 Eurodollar Advances....................................................39
                  Section 3.14.  Apportionment of Payments..............................................40
                  Section 3.15.  Sharing of Payments, Etc...............................................40
                  Section 3.16.  Letter of Credit Obligations Absolute..................................40

ARTICLE IV.

                  CONDITIONS TO BORROWINGS..............................................................41
                  Section 4.01.  Conditions Precedent to Initial Loans
                                 and Letters of Credit..................................................41
                  Section 4.02.  Conditions to All Loans and Letters of Credit..........................43

ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES........................................................44
                  Section 5.01.  Corporate Existence; Compliance with Law...............................44
                  Section 5.02.  Corporate Power; Authorization.........................................44
                  Section 5.03.  Enforceable Obligations................................................44
                  Section 5.04.  No Legal Bar...........................................................45
                  Section 5.05.  No Material Litigation or Investigations...............................45
                  Section 5.06.  Investment Company Act, Etc............................................45
                  Section 5.07.  Margin Regulations.....................................................45
                  Section 5.08.  Compliance With Environmental Laws.....................................45
                  Section 5.09.  Insurance..............................................................46
                  Section 5.10.  No Default.............................................................46
                  Section 5.11.  Taxes..................................................................46
                  Section 5.12.  Subsidiaries...........................................................47
                  Section 5.13.  Financial Statements...................................................47
                  Section 5.14.  ERISA..................................................................47
                  Section 5.15.  Patents, Trademarks, Licenses, Etc.....................................48
                  Section 5.16.  Ownership of Property..................................................48
                  Section 5.17.  Financial Condition....................................................49
                  Section 5.18.  Labor Matters..........................................................49
                  Section 5.19.  Payment or Dividend Restrictions.......................................49
                  Section 5.20.  Disclosure.............................................................49

ARTICLE VI.


                  AFFIRMATIVE COVENANTS.................................................................50
                  Section 6.01.  Corporate Existence; Maintenance of Properties.........................50
                  Section 6.02.  Compliance with Laws, Etc..............................................50

                  Section 6.03.  Taxes and Claims.......................................................50
                  Section 6.04.  Compliance with Other Agreements.......................................51
                  Section 6.05.  Inspection of Property.................................................51
                  Section 6.06.  Insurance..............................................................51
                  Section 6.07.  Business...............................................................51
                  Section 6.08.  Keeping of Books.......................................................51
                  Section 6.09.  Reporting Covenants....................................................51
                  Section 6.10.  Covenant to Secure Notes Equally.......................................54
                  Section 6.11.  Additional Credit Parties..............................................54

ARTICLE VII.

                  NEGATIVE COVENANTS....................................................................55
                  Section 7.01.  Certain Financial Limits...............................................55
                  Section 7.02.  Liens, Debt and Other Restrictions.....................................55
                  Section 7.03.  Sale of Property.......................................................59
                  Section 7.04.  Subsidiary Stock and Debt..............................................60
                  Section 7.05.  ERISA..................................................................60
                  Section 7.06.  Environmental Matters..................................................61
                  Section 7.07.  Amendment of Articles or Bylaws........................................61

ARTICLE VIII.


                  EVENTS OF DEFAULT.....................................................................61
                  Section 8.01.  Payments...............................................................61
                  Section 8.02.  Covenants Without Notice...............................................61
                  Section 8.03.  Other Covenants........................................................61
                  Section 8.04.  Representations........................................................62
                  Section 8.05.  Non-Payments of Other Debt.............................................62
                  Section 8.06.  Defaults Under Other Agreements........................................62
                  Section 8.07.  Bankruptcy.............................................................62
                  Section 8.08.  ERISA..................................................................63
                  Section 8.09.  Money Judgment.........................................................63
                  Section 8.10.  Ownership of Guarantors................................................63
                  Section 8.11.  Change in Control of Borrower..........................................63
                  Section 8.12.  Default Under Other Credit Documents...................................64
                  Section 8.13.  Attachments............................................................64

ARTICLE IX.

                  THE AGENT AND CO-AGENTS...............................................................65
                  Section 9.01.  Appointment of Agent...................................................65

                  Section 9.02.   Authorization of Agent with
                                  Respect to the Security Documents.....................................65
                  Section 9.03.   Nature of Duties of Agent.............................................66
                  Section 9.04.   Lack of Reliance on the Agent.........................................66
                  Section 9.05.   Certain Rights of the Agent...........................................66
                  Section 9.06.   Reliance by Agent.....................................................67
                  Section 9.07.   Indemnification of Agent..............................................67
                  Section 9.08.   The Agent in its Individual Capacity..................................67
                  Section 9.09.   Holders of Notes......................................................67
                  Section 9.10.   Successor Agent.......................................................68
                  Section 9.11.   Co-Agents.............................................................68

ARTICLE X.

                  MISCELLANEOUS.........................................................................68
                  Section 10.01.  Notices...............................................................68
                  Section 10.02.  Amendments, Etc.......................................................69
                  Section 10.03.  No Waiver; Remedies Cumulative........................................69
                  Section 10.04.  Payment of Expenses, Etc..............................................69
                  Section 10.05.  Waiver of Right of Setoff.............................................71
                  Section 10.06.  Benefit of Agreement..................................................71
                  Section 10.07.  Governing Law; Submission to Jurisdiction;
                                  Waiver of Jury Trial..................................................74
                  Section 10.08.  Independent Nature of Lenders' Rights.................................74
                  Section 10.09.  Counterparts..........................................................75
                  Section 10.10.  Effectiveness; Survival...............................................75
                  Section 10.11.  Severability..........................................................75
                  Section 10.12.  Independence of Covenants.............................................75
                  Section 10.13.  Change in Accounting Principles,
                                  Fiscal Year or Tax Laws...............................................75
                  Section 10.14.  Headings Descriptive; Entire Agreement................................76




                                     SCHEDULES
                                     ----------
SCHEDULE 5.01(A)     Lack of Qualification
SCHEDULE 5.01(B)     Organization and Ownership of Subsidiaries
SCHEDULE 5.05        Certain Pending and Threatened Litigation
SCHEDULE 5.08        Environmental Matters
SCHEDULE 5.11        Tax Filings and Payments
SCHEDULE 5.14        Employee Benefit Matters
SCHEDULE 5.15        Patent, Trademark, License, and Other Intellectual Property Matters
SCHEDULE 5.16        Ownership of Properties
SCHEDULE 5.19        Dividend Restrictions

SCHEDULE 7.02(A)     Existing Liens
SCHEDULE 7.02(B)     Existing Debt


                                         EXHIBITS
                                         --------
EXHIBIT A        -        Form of Revolving Note
EXHIBIT B        -        Form of Bid Facility Note
EXHIBIT C        -        Form of Swing Line Note
EXHIBIT D        -        Bid Request
EXHIBIT E        -        Bid Request Invite
EXHIBIT F        -        Bid Rate Bid
EXHIBIT G        -        Bid Rate Acceptance/Rejection
EXHIBIT H        -        Form of Guaranty Agreement
EXHIBIT I        -        Form of Closing Certificate
EXHIBIT J        -        Form of Opinion of Smith, Gambrell & Russell, LLP
EXHIBIT K        -        Form of Assignment and Acceptance Agreement
EXHIBIT L        -        Form of Compliance Certificate

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT made and entered into as of March 31, 1998, by and among HAVERTY FURNITURE COMPANIES, INC., a corporation organized and existing under the laws of the State of Maryland (the "Borrower"), SUNTRUST BANK, ATLANTA, a banking corporation organized under the laws of the State of Georgia ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of SunTrust, or such other banks and lending institutions which become "Lenders" as provided herein (SunTrust, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), SUNTRUST BANK, ATLANTA, in its capacity as agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Agent"), FIRST UNION NATIONAL BANK and NATIONSBANK, N.A., in their respective capacities as co-agents for the Lenders (the "Co-Agents");

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that the Lenders provide certain commitments to Borrower to extend credit facilities to Borrower in the maximum aggregate principal amount of $50,000,000;

         WHEREAS, the Lenders, the Agent, and the Co-Agents have agreed to provide such facilities, subject to the terms, conditions and requirements set forth in this Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, the Lenders, the Agent and the Co-Agents intending to be legally bound, hereby agree as follows:



                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

         SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Debt" shall mean, with respect to any Person, at any date of determination, the sum of all Debt, less 50% of the Unused Capacity for Financed Receivables.

         "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:


         Adjusted LIBO Rate  =         LIBOR
                                ------------------------
                                       1.00 - LIBOR Reserve Percentage

As used herein, LIBOR Reserve Percentage shall mean, for any Interest Period for a Eurodollar Advance, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

         "Advance" shall mean any principal amount advanced and remaining outstanding at any time under (i) the Syndicated Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be, (ii) the Bid Rate Loans, which Advances shall be made or outstanding as Bid Rate Advances, or (iii) the Swing Line Loans, which Advances shall be made or outstanding as Swing Line Advances.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "Agent" shall mean SunTrust Bank, Atlanta, formerly known as Trust Company Bank, a Georgia banking corporation and any successor agent appointed pursuant to Section 9.10 hereof.

         "Agreement" shall mean this Credit Agreement, as amended, modified, restated, or supplemented from time to time.

         "Applicable Facility Percentage" shall mean, through June 30, 1998, .125% per annum, and (y) thereafter, the rate for any day to be used to calculate the Facility Fee payable by Borrower hereunder, expressed as a percentage and determined from the chart set forth below based on Borrower's ratio of Consolidated Adjusted Debt to Consolidated Adjusted Capitalization calculated as of the relevant determination date:


CONSOLIDATED ADJUSTED DEBT
TO CONSOLIDATED ADJUSTED                                           APPLICABLE FACILITY
CAPITALIZATION RATIO                                                    PERCENTAGE
--------------------                                               -------------------
Less than 30%                                                              .075%

Greater than or Equal to
 30% and Less than
  40%                                                                      .100%

Greater than or Equal to
  40% and Less than
  50%                                                                      .125%

Greater than or Equal to
  50%                                                                      .150%

Each change in the Applicable Facility Percentage resulting from a change in the Consolidated Adjusted Debt to Consolidated Adjusted Capitalization ratio shall be effective from and after the date that any related change in the Applicable Margin is effective.

                  "Applicable Margin" shall mean (x) with respect to all outstanding Eurodollar Advances through June 30, 1998, .275% per annum, and (y) thereafter with respect to all outstanding Eurodollar Advances for any day, the applicable percentage determined from the chart set forth below based on Borrower's ratio of Consolidated Adjusted Debt to Consolidated Adjusted Capitalization, expressed as a percentage, calculated as of the relevant determination date:

CONSOLIDATED ADJUSTED DEBT
TO CONSOLIDATED ADJUSTED                                           APPLICABLE
CAPITALIZATION RATIO                                                 MARGIN
--------------------                                               ----------
Less than 30%                                                          .175%

Greater than or Equal to
  30% and Less than
  40%                                                                  .225%

Greater than or Equal to
  40% and Less than
  50%                                                                  .275%

Greater than or Equal to
  50%                                                                  .350%

The ratio of Consolidated Adjusted Debt to Consolidated Adjusted Capitalization, calculated in accordance with Section 7.01, and the resulting Applicable Margin shall be determined quarterly, based upon the financial statements delivered to the Lenders pursuant to Section 6.09(a) or Section 6.09(b) hereof, as the case may be, with such Applicable Margin to be effective with respect to calculations based upon the financial statements delivered pursuant to Section 6.09 as of the first day of the second fiscal quarter immediately following the fiscal quarter for which such financial statements are delivered (for example, the Applicable Margin effective with respect to all outstanding Eurodollar Advances as of the first day of the third fiscal quarter shall be calculated based upon the financial statements delivered for the first fiscal quarter of Borrower).

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit K.

         "Attributable Debt" shall mean the present value (discounted according to GAAP at the debt rate implicit in the lease) of the obligations of the lessee for rental payments during the term of any lease constituting a Capitalized Lease Obligation and a part of a Sale and Leaseback Transaction.

         "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 et seq.).

         "Base Rate" shall mean the higher of (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

         (a) the rate which the Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and

         (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum.

The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

         "Base Rate Advance" shall mean an Advance made or outstanding as (i) a Syndicated Loan bearing interest based on the Base Rate, or (ii) an Advance bearing interest at the rate agreed upon between Borrower and the Lenders pursuant to Section 3.08, Section 3.09 or Section 3.10.

         "Bid Accept/Reject Letter" shall mean a notification made by Borrower pursuant to Section 2.09 substantially in the form of Exhibit G.

         "Bid Facility Note" shall mean a promissory note of Borrower payable to the order of any Lender, in substantially the form of Exhibit B hereto, evidencing the maximum aggregate principal indebtedness of Borrower to such Lender with respect to outstanding Bid Rate Advances made by such Lender pursuant to this Agreement, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

         "Bid Rate" shall mean, as to any Bid Rate Bid made by a Lender pursuant to Section 2.09, the fixed rate of interest per annum offered by the Lender making the Bid Rate Bid for the relevant Interest Period.

         "Bid Rate Advance" shall mean an Advance made by a Lender to Borrower pursuant to the bidding procedure described in Section 2.09.

         "Bid Rate Bid" shall mean an offer by a Lender to make a Bid Rate Loan pursuant to Section 2.09.

         "Bid Rate Loan" shall mean a Borrowing made up of Advances by all of those Lenders whose Bid Rate Bids have been accepted by Borrower pursuant to the same Bid Request under the bidding procedure described in Section 2.09 for the same Interest Period and interest rate (with the understanding that two Bid Rate Loans may be made pursuant to a single Bid Request).

         "Bid Request" shall mean a request made by Borrower pursuant to Section
2.09 substantially in the form of Exhibit D.

         "Borrower" shall mean Haverty Furniture Companies, Inc., a Maryland corporation, its successors and permitted assigns.

         "Borrowing" shall mean the incurrence by Borrower under any Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

         "Business Day" shall mean:

         (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized to close in Atlanta, Georgia or New York, New York; and

         (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Advances, any day on which trading is carried on by and between banks in deposits of Dollars in the London interbank market.

         "Capitalized Lease Obligations" shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of the Borrower or any Subsidiary in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

         "Closing Date" shall mean the date on or before March 31, 1998 on which the initial Loans are made or deemed to have been made hereunder and the conditions set forth in Section 4.01 are satisfied or waived in accordance with
Section 10.02.

         "Co-Agents" shall have the meaning set forth in the preamble hereof.

         "Commitment" shall mean, for any Lender at any time, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any assignment thereof pursuant to
Section 10.06, or any amendment thereof pursuant to Section 10.02.

         "Consolidated" shall mean the consolidated financial information of the Borrower and its Subsidiaries under GAAP.

         "Consolidated Adjusted Capitalization" shall mean, at any time, the sum of (i) Consolidated Capitalization, less 50% of the Unused Capacity for Financed Receivables.

         "Consolidated Adjusted Debt" shall mean the amount of Adjusted Debt of the Borrower and its Subsidiaries on a Consolidated basis at any date of determination.

         "Consolidated Capitalization" shall mean, at any time, the sum of (i) Consolidated Debt at such time plus (ii) Consolidated Net Worth at such time.

         "Consolidated Companies" shall mean, collectively, Borrower and all of its Subsidiaries.

         "Consolidated Current Assets" shall mean, as of any date of determination, the total assets of the Borrower and its Subsidiaries (without duplication) which may properly be classified as current assets in accordance with GAAP.

         "Consolidated Current Liabilities" shall mean, as of any date of determination, the total liabilities of the Borrower and its Subsidiaries (without duplication) which may properly be classified as current liabilities in accordance with GAAP.

         "Consolidated Debt" shall mean, the amount of Debt of the Borrower and its Subsidiaries on a Consolidated basis at any date of determination.

         "Consolidated Interest Charges" shall mean, for the Borrower and its Subsidiaries on a Consolidated basis for the four fiscal quarters most recently ended, all interest expense (including all amortization of debt discount and expenses and inputted interest) on all Debt (including Capitalized Lease Obligations) net of interest income.

         "Consolidated Net Earnings" shall mean, for any applicable period for the Borrower and its Subsidiaries on a Consolidated basis, the excess of (a) gross revenues over (b) all expenses and charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves) each for the applicable period, but not including in gross revenues:

         (a) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sales, conversions or other dispositions of capital assets,

         (b)      any gains resulting from the write-up of assets,

         (c) any earnings of any Person acquired by the Borrower or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to acquisition not included in gross revenues under generally accepted accounting principles, or

         (d) any deferred credit representing the excess of equity in any Subsidiary of the Borrower at the date of acquisition over the cost of the investment in such Subsidiary,

all as determined in accordance with generally accepted accounting principles:

If the above calculation results in an amount less than zero, then there shall be a "Consolidated Net Loss" for such periods as determined below.

         "Consolidated Net Loss" shall mean, for any applicable period, for the Borrower and its Subsidiaries on a Consolidated basis, the excess of (a) expenses and charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves) over (b) gross revenues for the same period, but not including in gross revenues those items listed in clauses (i) through (iv), inclusive, in the definition Consolidated Net Earnings above, all as determined in accordance with generally accepted accounting principles. If the above calculation results in an amount of zero or more, then there shall be "Consolidated Net Earnings" for such period as determined above.

         "Consolidated Net Worth" shall mean, at any time, for the Borrower and its Subsidiaries on a Consolidated basis, shareholders' equity at such time determined in accordance with GAAP.

         "Consolidated Operating Income" shall mean, for the Borrower and its Subsidiaries on a Consolidated basis for the four fiscal quarters most recently ended, the sum of (i) Consolidated Net Earnings, or Consolidated Net Loss, as the case may be, for such periods, plus (ii) Consolidated Interest Charges and provision for taxes deducted in calculating such Consolidated Net Earnings or Consolidated Net Loss.

         "Consolidated Priority Debt" shall mean on a Consolidated basis at any date of determination, the sum (without duplication) of:

         (a)      Consolidated Secured Debt,

         (b)      Attributable Debt,

         (c) the aggregate amount of Debt of all Subsidiaries (excluding Debt extended by Borrower or any of its Subsidiaries to Havertys Credit Services, Inc.), and

         (d) the aggregate outstanding amount of shares of Preferred Stock of any Subsidiary owned by Persons other than the Borrower or another Subsidiary.

         "Consolidated Revenues" shall mean on a Consolidated basis at any date of determination revenues as shown on a Consolidated income statement prepared under generally accepted accounting principles.

         "Consolidated Secured Debt" shall mean, on a Consolidated basis at any date of determination, the sum of Capitalized Lease Obligations and any Debt of any Person which is secured by, or otherwise benefitting from, a Lien on any property, tangible or intangible, of the Borrower or any Subsidiary, whether or not the Borrower or such Subsidiary has assumed or become liable for the payment of such Debt or obligation.

         "Consolidated Tangible Assets" shall mean, as at any date of determination, the excess of (a) the total assets of the Borrower and its Subsidiaries appearing on a Consolidated balance sheet prepared under GAAP as of the date of determination, after deducting any reserves applicable thereto and after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, over (b) the net book value of all Intangible Assets at such time.

         "Consolidated Tangible Net Worth" shall mean, as of any date of determination, the excess of (i) Consolidated Net Worth over (ii) the net book value of all Intangible Assets at such time.

         "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

         "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Letters of Credit, the Guaranty Agreement, and all other Security Documents, if any.

         "Credit Parties" shall mean, collectively, each of Borrower, the Guarantor, and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

         "Debt" shall mean, with respect to any Person, at any date of determination:

         (i) all indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed (including, without limitation, all Capitalized Lease Obligations);

         (ii) all indebtedness, whether or note for borrowed money, secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed by such Person;

         (iii) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise other than any trade payable in the ordinary course of business that is a current liability under GAAP;

         (iv)     any indebtedness of the character referred to in clauses (i),
(ii) or (iii) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable; and

         (v) any indebtedness of any other Person of the character referred to in clauses (i), (ii), (iii) or (iv) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guaranty;

all as determined in accordance with GAAP, provided, however, Debt shall not include endorsements of negotiable instruments for collection in the ordinary course of business nor any portion of a Receivable Financing that is not shown on the balance sheet as a liability pursuant to GAAP.

         "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Disposition" shall have the meaning set forth in Section 7.03.

         "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Eligible Assignee" shall mean a commercial bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank.

         "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

         "Eurodollar Advance" shall mean an Advance made or outstanding as a Syndicated Loan bearing interest based on the Adjusted LIBO Rate.

         "Event of Default" shall have the meaning provided in Article VIII.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

         "Facility" or "Facilities" shall mean the Commitments, the Bid Rate subfacility, the Swing Line subfacility or the Letter of Credit subfacility, as the context may indicate.

         "Facility Fee" shall have the meaning set forth in Section 3.05(a).

         "Fair Market Value" shall mean at any time, the value of property that would be realized in an arm's length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

         "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Financed Receivables Amount" shall mean with respect to all Receivables Financings after the Closing Date, the aggregate amount actually paid to the Borrower and/or Subsidiary (and not including any deferred payment) less the aggregate amount of cash received by the purchaser or financier as principal payments in respect of the amounts paid to the Borrower and/or Subsidiary and applied to reduce the amounts paid to the Borrower and/or Subsidiary (the "net investment") provided that the net investment shall be increased by the amount of any payment so received and applied if at any time the distribution of such collections is rescinded or must otherwise be returned or restored for any reason.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Guarantor" shall mean, Havertys Credit Services, Inc. and each other Material Subsidiary of the Borrower hereafter created or acquired.

         "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Debt or other obligation or liability of another Person, including without limitation, any such Debt, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Debt, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Guaranty Agreement" shall mean, the Guaranty Agreement, dated as of even date herewith, executed by the Guarantors in favor of the Lenders and the Agent, substantially in the form of Exhibit H as the same may be amended, restated or supplemented from time to time.

         "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Intangible Assets" shall mean those assets which would be treated as intangible under generally accepted accounting principles, including, without limitation, such items as good will, trademarks, trade names, service marks, brand names, copyrights, patents, licenses, noncompete agreements and rights with respect to the foregoing, unamortized debt discount and expense, organizational expenses, and the excess of cost of purchased Subsidiaries over equity in the net assets (based on Fair Market Value) thereof at the date of acquisition.

         "Interest Period" shall mean (i) as to any Eurodollar Advances, the interest period selected by Borrower pursuant to Section 3.04(a) hereof, (ii) as to any Bid Rate Advances, the interest period requested by Borrower and agreed to by the participating Lenders pursuant to Section 3.04(b) hereof, and (iii) as to any Swing Line Advance, the interest period agreed to by the Borrower and the Swing Line Lender pursuant to Section 3.04(c) hereof.

         "Lease" shall have the meaning set forth in Section 7.03.

         "Lender" or "Lenders" shall mean SunTrust, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 10.06(c).

         "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to Borrower and the Agent with respect to each Type of Loan.

         "Letter of Credit Fee" shall have the meaning set forth in Section 3.05(b).

         "Letters of Credit" shall mean the letters of credit issued pursuant to
Article II hereof by the Agent for the account of Borrower pursuant to the Commitments.

         "Letter of Credit Obligations" shall mean, with respect to Letters of Credit, as at any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn by the beneficiaries thereof (assuming the conditions for drawing thereunder have been met) under all Letters of Credit then outstanding, plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Agent not theretofore reimbursed by Borrower.

         "LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances under the Commitments, the offered rate for deposits in Dollars, for a period comparable to the Interest Period and in an amount comparable to the requested Advances, appearing on Telerate Page 3750 as of 11:00 AM (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on such Telerate Page, the rate shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Borrower and the other Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

         "Loans" shall mean, collectively, the Syndicated Loans, the Swing Line Loans and the Bid Rate Loans.

         "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Material Subsidiary" shall mean each Subsidiary of the Borrower, now existing or hereafter established or acquired, that at any time prior to the termination of this Agreement, accounts for or produces more than ten percent (10%) of Consolidated Operating Income of the Borrower and its Subsidiaries, on a Consolidated basis; provided that, Haverty's Capital, Inc., a Nevada corporation, shall not be deemed to be a Material Subsidiary.

         "Materially Adverse Effect" shall mean any materially adverse change in
(i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents.

         "Maturity Date" shall mean the earlier of (i) March 31, 2003, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

         "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Notes" shall mean, collectively, the Revolving Credit Notes, the Swing Line Note and the Bid Facility Notes.

         "Notice of Borrowing" shall have the meaning provided in Section 3.01(a)(i).

         "Notice of Continuation/Conversion" shall have the meaning provided in
Section 3.01(b)(i).

         "Officer's Certificate" shall mean a certificate signed in the name of the Borrower by its Chairman of the Board, President, Senior Vice President, one of its Vice Presidents or its Treasurer.

         "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), all Letter of Credit Obligations, fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising pursuant to this Agreement or any other Credit Document, together with all renewals, extensions, modifications or refinancings thereof.

         "Operating Lease Rentals" shall mean, as at the date of determination, all fixed rents or charges (including such payments which the lessee is obligated to make on termination of the lease or surrender of the property) payable by the Borrower and its Subsidiaries (as lessee, sublessee, licensee, franchisee or the like) under all leases, licenses, or other agreements for the use or possession of real or personal property, tangible or intangible (except Capitalized Lease Obligations) having a term of more than one year (whether as an initial term or any extension or renewal thereof and including options to renew or extend any term, whether or not exercised), during the last four consecutive fiscal quarters, all as determined in accordance with GAAP.

         "Payment Office" shall mean the office specified as the "Payment Office" for the Agent on the signature page of the Agent, or such other location as to which the Agent shall have given written notice to Borrower and the Lenders.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Liens" shall mean those Liens expressly permitted by Section 7.02.

         "Person" shall mean any individual, limited liability company, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

         "Preferred Stock" shall mean, as applied to any corporation, shares of stock of such corporation which are entitled to preference or priority over any other shares of such corporation in respect of the payment of dividends or distribution of assets upon liquidation or both.

         "Pro Rata Share" shall mean, with respect to Commitments, each Syndicated Loan and all Letters of Credit to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, set forth under the name of such Lender on the respective signature page for such Lender, as such percentage may change based upon amendments and assignments hereunder.

         "Properties" shall mean all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

         "Prudential Agreement" shall mean that certain Note Agreement dated December 29, 1993 by and between the Borrower and The Prudential Insurance Company of America relating to the Borrower's $92,500,000 in aggregate principal amount 10.10% notes due April 15, 2000, 7.16% notes due April 15, 2007, 7.44% notes due October 13, 2008, and 7.95% notes due August 15, 2008, either as originally executed or as hereafter amended, modified or supplemented.

         "Rating Agencies" shall mean, collectively, Moody's and S&P.

         "Receivables Financing" shall mean a transaction pursuant to which funds are advanced to the Borrower and/or any of its Subsidiaries in exchange for which the Borrower and/or any of its Subsidiaries shall sell, pledge, contribute or place a Lien on any or all of its accounts or notes receivables to repay, in whole or in part, such funds. However, this definition shall not include any debit card, credit card or revolving charge sales where the obligor is a financial institution.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Required Lenders" shall mean at any time prior to the termination of the Commitments, Lenders holding at least 66 2/3% of the then aggregate amount of the Commitments, or, following the termination of the Commitments hereunder, Lenders holding at least 66 2/3% of the sum of the aggregate outstanding Loans and Letter of Credit Obligations.

         "Requirement of Law" for any person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean the chief executive officer, chief operating officer, principal financial officer, principal accounting officer, treasurer or assistant treasurer of the Borrower or any other senior executive officer of the Borrower involved principally in its financial administration or its controllership function.

         "Retained Receivables Amount" shall mean, at any date of determination, the aggregate amount of all outstanding customer accounts and notes receivable, including installment contracts, of the Borrower and all Subsidiaries which under GAAP are shown on the balance sheet as an asset, less (without duplication):

                  (i)      the greater of (a) and (b), where:

                           (a) is the amount of payments on such outstanding customer accounts and notes receivable which are 61 days or more past due, or

                           (b) is an adequate reserve, or allowance for doubtful accounts, as determined in accordance with GAAP, pertaining to the aggregate amount of all such outstanding customer accounts and notes receivable, and

                  (ii) the amount of such outstanding customer accounts and notes receivables sold, pledged, contributed or subject to a Lien in connection with any Receivables Financing.

         "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Syndicated Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or substituted.

         "S&P" shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

         "Sale and Leaseback Transaction" shall mean any arrangement with any Person or to which such Person is a party providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Subsidiary to any Person to which funds have been or are to be advanced on the security of such property or rental obligations of the Borrower or any Subsidiary.

         "Security Documents" shall mean, collectively, the Guaranty Agreement, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time.

         "Solvent" shall mean, as to Borrower or any Guarantor at any time, that
(i) each of the fair value and the present fair saleable value of such Person's assets (including any rights of subrogation or contribution to which such Person is entitled, under any of the Credit Documents or otherwise) is greater than such Person's debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable; (ii) such Person is able and expects to be able to pay its debts and other liabilities (including, without limitation, contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

         "Subsidiary Credit Agreement" shall mean that certain Credit Agreement, dated as of even date herewith, by and among Haverty Credit Services, Inc., SunTrust Bank, Atlanta, as Agent and the lenders from time to time party thereto, either as originally executed or as hereafter from time to time amended or modified.

         "Swing Line Advance" shall mean a Borrowing pursuant to Section 2.08 consisting of a Swing Line Loan made by the Swing Line Lender to Borrower on the same date and interest rate basis and for the same Interest Period.

         "Swing Line Borrowing" shall mean a Borrowing consisting or to consist of a Swing Line Advance.

         "Swing Line Borrowing Notice" shall mean the notice given by Borrower to the Agent and the Swing Line Lender requesting a Swing Line Advance as provided in Section 2.08(c).

         "Swing Line Facility" shall mean the credit facility described in
Section 2.08.

         "Swing Line Lender" shall mean SunTrust Bank, Atlanta or any subsequent Lender extending to Borrower the Swing Line Subcommitment hereunder.

         "Swing Line Loans" shall mean, collectively, the loans made to Borrower by the Swing Line Lender pursuant to Section 2.08.

         "Swing Line Note" shall mean the promissory note evidencing the Swing Line Loans substantially in the form of Exhibit C and duly completed in accordance with the terms hereof.

         "Swing Line Subcommitment" shall mean the commitment of the Swing Line Lender to make Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

         "Syndicated Loans" shall mean, collectively, all outstanding Loans made to Borrower by the Lenders pursuant to Section 2.01 hereof based upon each Lender's Pro Rata Share of the Revolving Loan Commitments.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Term Loan Agreement" shall mean that certain Term Loan Agreement dated as of March 31, 1995 by and between Borrower and Trust Company Bank (n/k/a SunTrust Bank), as heretofore or hereafter amended, modified or supplemented.

         "Third Party" shall mean all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business (consistent with its practices as of the Closing Date) and on a temporary basis.

         Transaction Rate" shall mean the rate of interest specified by the Swing Line Lender to Borrower as being applicable to a Swing Line Loan requested by Borrower pursuant to Section 2.08(c).

         "Transaction Rate Quote" shall mean an offer by the Swing Line Lender to make a Swing Line Loan to Borrower at the Transaction Rate specified therein for the Interest Period to be applicable to the Swing Line Loan as specified therein, pursuant to Section 2.08(c).

         "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, Bid Rate Advances or Eurodollar Advances.

         "Unused Capacity for Financed Receivables" shall mean the difference between (i) 55% of the sum of Retained Receivables Amount plus Financed Receivables Amount, and (ii) Financed Receivables Amount.

         SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, provided, however, that compliance with the financial covenants and calculations set forth in Article VII and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in
Section 5.13 unless and until Borrower and the Required Lenders enter into an agreement with respect thereto in accordance with Section 10.13.

         SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified. Any of the terms defined in Section
1.01 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

         SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.


                                   ARTICLE II.

               SYNDICATED LOANS, BID RATE LOANS, SWING LINE LOANS
                              AND LETTERS OF CREDIT

         SECTION 2.01. COMMITMENTS; USE OF PROCEEDS.

         (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Maturity Date, Syndicated Loans in an aggregate amount outstanding at any time not to exceed such Lender's Commitment minus such Lender's Pro Rata Share of the Letter of Credit Obligations, subject, however, to the conditions that (i) at no time shall the sum of the (w) the outstanding principal amount of all Syndicated Loans, plus (x) the outstanding principal amount of all Bid Rate Loans, plus (y) the outstanding principal amount of all Swing Line Loans, plus (z) the outstanding Letter of Credit Obligations, exceed the sum of the Commitments, and (ii) at all times shall the outstanding principal amount of the Syndicated Loans of each Lender equal the product of each Lender's Pro Rata Share of the Commitments multiplied by the aggregate outstanding amount of the Syndicated Loans. Borrower shall be entitled to repay and reborrow Syndicated Loans in accordance with the provisions hereof.

         (b) Each Syndicated Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Syndicated Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000 and aggregate principal amount of each Borrowing of Syndicated Loans comprised of Eurodollar Advances shall be not less than $2,000,000 or a greater integral multiple of $100,000. At no time shall the number of outstanding Borrowings comprised of Eurodollar Advances and Bid Rate Advances exceed ten.

         (c) The proceeds of Loans shall be used by the Borrower solely for working capital and other general corporate purposes, including acquisitions, investments, the repayment of Debt and the funding of capital expenditures of the Consolidated Companies.

         SECTION 2.02. NOTES; REPAYMENT OF PRINCIPAL.

         (a) Borrower's obligations to pay the principal of, and interest on, the Syndicated Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement, which records, absent manifest error, shall constitute prima facie evidence of the amount owed by Borrower with respect to the Syndicated Loans.

         (b) All outstanding principal amounts under the Commitments shall be due and payable in full on the Maturity Date.

         SECTION 2.03. VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three
(3) Business Days' prior written notice to the Agent, Borrower shall have the right, without premium or penalty, to terminate the unutilized Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Commitments of each of the Lenders, and (ii) any partial termination pursuant to this Section 2.03 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000.

         SECTION 2.04. LETTER OF CREDIT FACILITY. Subject to, and upon the terms and conditions set forth herein, Borrower may request, in accordance with the provisions of this Section 2.04 and Section 2.05 and the other terms of this Agreement, that on and after the Closing Date but prior to the Maturity Date, the Agent issue a Letter or Letters of Credit for the account of Borrower; provided that the aggregate outstanding amount of Letter of Credit Obligations shall not at any time exceed $1,000,000, provided further that (i) no Letter of Credit shall have an expiration date that is later than one year after the date of issuance thereof (provided that a Letter of Credit may provide that it is extendible for consecutive one year periods); (ii) in no event shall any Letter of Credit issued by the Agent have an expiration date (or be extended so that it will expire) later than the Maturity Date; and (iii) Borrower shall not request that the Agent issue any Letter of Credit, if, after giving effect to such issuance, the sum of the aggregate Letter of Credit Obligations plus the aggregate outstanding principal amount of the Syndicated Loans plus the aggregate outstanding principal amount of the Bid Rate Loans plus the aggregate outstanding principal amount of the Swing Line Loans would exceed the Commitments.

         SECTION 2.05. NOTICE OF ISSUANCE OF LETTER OF CREDIT; AGREEMENT TO
ISSUE.

         (a) Whenever Borrower desires the issuance of a Letter of Credit, it shall, in addition to any application and documentation procedures required by the Agent for the issuance of such Letter of Credit, deliver to the Agent a written notice no later than 11:00 AM (local time for the Agent) at least three
(3) Business Days' in advance of the proposed date of issuance and the Agent shall promptly forward a copy of such notice to each of the Lenders. Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiration date of the Letter of Credit; and (iv) the name and address of the beneficiary with respect to such Letter of Credit and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which would require the Agent to make payment under the Letter of Credit, provided that the Agent may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 AM (Atlanta, Georgia time). In determining whether to pay any draft under any Letter of Credit, the Agent shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit. Promptly after receiving the notice of issuance of a Letter of Credit, the Agent shall notify each Lender of such Lender's respective participation therein, determined in accordance with its respective Pro Rata Share.

         (b) The Agent agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of Borrower a Letter of Credit in a face amount equal to the face amount requested under paragraph (a) above, following its receipt of a notice required by Section 2.05(a). Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Agent a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's Pro Rata Share multiplied by the face amount of such Letter of Credit. Upon issuance and amendment or extension of any Letter of Credit, the Agent shall provide a copy of each such Letter of Credit issued, amended or extended hereunder to each of the Lenders.

         SECTION 2.06. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

         (a) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the Agent shall notify Borrower and the Lenders on or before the date on which the Agent intends to honor such drawing, and Borrower shall reimburse the Agent on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing.

         (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Letter of Credit or portion thereof remains outstanding on the Maturity Date, for any reason whatsoever, the parties hereto hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Maturity Date which amount shall be held by the Agent as cash collateral for its remaining obligations pursuant to such Letters of Credit.

         (c) As between Borrower and the Agent, Borrower assumes all risk of the acts and omissions of, or misuse of, the Letters of Credit issued by the Agent, by the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence and willful misconduct of the Agent. In furtherance and not in limitation of the foregoing but subject to the exception for the Agent's gross negligence or willful misconduct set forth above, the Agent shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit (without relieving the Agent of its duties pursuant to the penultimate sentence of Section 2.05(a)); (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent.

         SECTION 2.07. PAYMENT BY LENDERS. In the event that Borrower shall fail to reimburse the Agent as provided in Section 2.06, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent an amount equal to its respective participation, in Dollars and in immediately available funds, at the office of the Agent specified in such notice not later than 1:00 P.M. (Atlanta, Georgia time) on the Business Day after the date notified by the Agent and such amount shall be deemed to be outstanding hereunder as a Base Rate Loan. Each Lender shall be obligated to make such Base Rate Loan hereunder regardless of whether the conditions precedent in Article IV are satisfied and regardless of whether such Base Rate Loan complies with the minimum borrowing requirements hereunder. In the event that any such Lender fails to make available to the Agent the amount of such Lender's participation in such Letter of Credit, the Agent shall be entitled to recover such amount on demand from such Lender together with interest as provided for in Section 3.02. The Agent shall distribute to each Lender which has paid all amounts payable under this Section with respect to any Letter of Credit, such Lender's Pro Rata Share of all payments received by the Agent from Borrower in reimbursement of drawings honored by the Agent under such Letter of Credit when such payments are received.

         SECTION 2.08. SWING LINE LOANS.

         (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), the Swing Line Lender agrees to make to Borrower, from time to time prior to the Maturity Date, Swing Line Loans in an aggregate principal amount outstanding at any time not to exceed the Swing Line Subcommitment. Borrower shall be entitled to borrow, repay and reborrow Swing Line Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

         (b) Each Swing Line Loan shall bear interest based on the Transaction Rate. The aggregate principal amount of each Swing Line Borrowing shall be not less than $250,000 or a greater integral multiple of $1,000. At no time shall the number of Swing Line Borrowings outstanding under this Section
2.08 exceed three.

         (c) Whenever Borrower desires to make a Swing Line Borrowing, it shall give the Swing Line Lender (with a copy to the Agent) prior written notice (or telephonic notice promptly confirmed in writing) of such Swing Line Borrowing (each a "Swing Line Borrowing Notice") prior to 12:00 Noon. (local time for the Swing Line Lender) on the date of such Swing Line Borrowing. Each Swing Line Borrowing Notice shall specify the aggregate principal amount of the Swing Line Borrowing, the date of such Swing Line Borrowing (which shall be a Business Day) and the Interest Period requested to be applicable thereto. Prior to 1:30 p.m. (local time for the Swing Line Lender) on such date, the Swing Line Lender shall furnish Borrower (with a copy to the Agent) with a quotation of the interest rate being offered with respect to such Swing Line Borrowing (whether expressed as a fixed rate of interest in effect for the Interest Period applicable thereto or as a floating rate of interest based on a specified interest rate index and applicable margin for the Interest Period to be applicable thereto; in either case, a "Transaction Rate Quote") by telephone (promptly confirmed in writing) or by facsimile transmission. Borrower shall immediately inform the Swing Line Lender (with a copy to the Agent) of its decision as to whether to accept the Transaction Rate Quote and to confirm the Swing Line Borrowing (which may be done by telephone, promptly confirmed in writing, and which decision shall be irrevocable). If Borrower has so informed the Swing Line Lender and confirmed the terms of the Swing Line Borrowing, then no later than 3:00 p.m. (local time for the Swing Line Lender) on such date, the Swing Line Lender shall make the principal amount of the Swing Line Loan available to the Agent in immediately available funds at the Payment Office of the Agent, and the Agent will make available to Borrower such amount by crediting such amount to Borrower's demand deposit account maintained with the Agent. In the event that the Swing Line Lender does not make such amount available to the Agent at the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

         (d) Borrower's obligations to pay the principal of, and interest on, the Swing Line Loans shall be evidenced by the records of the Agent and the Swing Line Lender and by the Swing Line Note payable to the Swing Line Lender (or the assignor of such Swing Line Lender) completed in conformity with this Agreement, and such records, absent manifest error, shall constitute prima facie evidence of the amount owed by Borrower with respect to the Swing Line Loans.

         (e) The outstanding principal amount under each Swing Line Loan shall be due and payable in full (i) on the expiration of the Interest Period applicable to such Swing Line Loan, and (ii) on the Maturity Date.

         (f) At any time on the request of the Swing Line Lender, each Lender other than the Swing Line Lender shall purchase a participating interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share of such Swing Line Loans, and the Swing Line Lender shall furnish each Lender with a certificate evidencing such participating interest. Such purchase shall be made on the third Business Day after such request is made; provided, however, that unless an Event of Default has occurred and is continuing on the date such request is made, the purchase of a participating interest in any Swing Line Loan shall not be required to be made until the expiration of the current Interest Period in effect for such Swing Line Loan. On the date of such required purchase, each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Swing Line Lender has received from any such Lender the funds for its participating interest in a Swing Line Loan, the Agent or the Swing Line Lender receives any payment on account thereof, the Agent or the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that if such payment received by the Agent or the Swing Line Lender is required to be returned, such Lender will return to the Agent or the Swing Line Lender any portion thereof previously distributed by the Agent or the Swing Line Lender to it. Each Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Lender requesting such purchase or any other Person for any reason whatsoever, (ii) the occurrence or continuation of a Default or an Event of Default or the termination of any of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of Borrower, any of its Consolidated Subsidiaries, or any other Person, (iv) any breach of this Agreement by Borrower or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that no such obligation shall exist (A) to the extent that the aggregate Swing Line Loans were advanced in excess of the Swing Line Subcommitment then in effect, or (B) with respect to any Swing Line Loan where the Swing Line Lender actually advanced to Borrower net proceeds from the Swing Line Loan (and therefore was not refunding a previous Swing Line Loan) at a time when (x) the Swing Line Lender had actual knowledge that an Event of Default had occurred and then existed, and (y) the Required

Lenders had not agreed to waive such Event of Default for purposes of funding such Swing Line Loan.

         SECTION 2.09. BID RATE LOANS. Subject to the terms and conditions hereof, Borrower may request, and each Lender, in its sole discretion, may agree to make Bid Rate Advances in accordance with the following procedure; provided, that, at no time shall the sum of the outstanding principal amount of the Loans plus the Letter of Credit Obligations exceed the sum of Commitments:

         (a) In order to request Bid Rate Bids, Borrower shall telecopy to the Agent a duly completed Bid Request in the form of Exhibit D attached hereto (which may request not more than two Bid Rate Bids), to be received by the Agent not later than 11:00 a.m. (local time for the Agent) on the Business Day of the proposed Bid Rate Loan or Loans; provided that, such Bid Request shall not be deemed to have been received by the Agent in a timely manner unless Borrower shall also have notified the Agent by telephone (excluding voice mail notification) of such Bid Request by the time specified above. A Bid Request that does not conform substantially to the format of Exhibit D may be rejected in the Agent's sole discretion, and the Agent shall notify Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Such request shall in each case refer to this Agreement and specify (i) the date of such Borrowing or Borrowings (which shall be a Business
Day) and (ii) the aggregate principal amount thereof which shall be in a minimum principal amount of $2,000,000 and in integral multiples of $100,000, and (iii) the Interest Period with respect thereto. Promptly after its receipt of a Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopy (substantially in the form set forth in Exhibit E attached hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Bid Rate Advances pursuant to the Bid Request.

         (b) Each Lender may, in its sole discretion, make one or more Bid Rate Bids (but not more than two) to Borrower responsive to a Bid Request. Each Bid Rate Bid by a Lender must be received by the Agent via telecopy, substantially in the form of Exhibit F attached hereto, not later than 12:00 noon (local time for the Agent) on the Business Day of the proposed Bid Rate Loan. Multiple bids (not to exceed two per Lender) will be accepted by the Agent. Bid Rate Bids that do not conform substantially to the format of Exhibit F may be rejected by the Agent acting in consultation with Borrower, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Bid Rate Bid shall refer to this Agreement and specify
(i) the principal amount (which may equal the entire principal amount of the Bid Rate Loan requested by Borrower) of the Bid Rate Advance or Advances that the Lender is willing to make to Borrower, (ii) the Bid Rate or Rates at which the Lender is prepared to make the Bid Rate Advance or Advances, and (iii) the Interest Period and the last day thereof. A Bid Rate Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable (absent manifest error).

         (c) The Agent shall promptly notify Borrower by telecopy of all the Bid Rate Bids made, the Bid Rate and the principal amount of each Bid Rate Advance in respect of which a Bid Rate Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Bid Rate Bids to Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.09.

         (d) Borrower may, in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Bid Rate Bid referred to in paragraph (c) above. Borrower shall notify the Agent by telephone, confirmed by telecopy in the form of a Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above not later than 12:30 p.m. (local time for the Agent) on the Business Day of the proposed Bid Loan; provided, however, that (i) the failure by Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) Borrower shall not accept a bid for a specific Interest Period made at a particular Bid Rate if Borrower has decided to reject a bid for the same Interest Period made at a lower Bid Rate, (iii) the aggregate amount of the Bid Rate Bids accepted by Borrower shall not exceed the principal amount specified in the Bid Request,
(iv) if Borrower shall accept a bid or bids made at a particular Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by Borrower to exceed the amount specified in the Bid Request, then Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Bid Request less the amount of all other Bid Rate Bids accepted with respect to such Bid Request, which acceptance, in the case of multiple bids at the same Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Bid Rate, and (v) except pursuant to clause
(iv) above, no bid shall be accepted for a Bid Rate Loan unless such Bid Rate Loan is in a minimum principal amount of $2,000,000 and an integral multiple of $100,000; provided further, however, that if a Bid Loan must be in an amount less than $2,000,000 because of the provisions of clause (iv) above, such Bid Loan may be for a minimum of $500,000 and an integral multiple of $100,000, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of Borrower. A notice given by Borrower pursuant to this paragraph
(d) shall be irrevocable.

         (e) The Agent shall promptly notify each bidding Lender whether or not its Bid Rate Bid has been accepted (and if so, in what amount and at what Bid Rate) and shall notify each Lender as to the amount, Interest Period and Bid Rate of each Bid Rate Bid accepted by Borrower by telecopy sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Bid Rate Loan in respect of which its bid has been accepted.

         (f) Borrower shall not submit a Bid Request more than two times in any seven day period.

         (g) If the Agent shall elect to submit a Bid Rate Bid in its capacity as a Lender, it shall submit such bid directly to Borrower one half of an hour earlier than the earliest time at which the other Lenders are required to submit their bids to the Agent pursuant to paragraph (b) above.

         (h) Each Lender participating in any Bid Rate Loan shall make its Bid Rate Advance available to the Agent on the date specified in the Bid Request at the time and in the manner and subject to the provisions specified in Section 3.02.

         (i) The Bid Rate Advances of each Lender shall be evidenced by its Bid Facility Note and shall be due and payable in full on the earlier to occur of (x) the last day of the relevant Interest Period or (y) the Maturity Date, unless sooner accelerated pursuant to Article VIII hereof.


                                  ARTICLE III.

                     GENERAL LOAN AND LETTER OF CREDIT TERMS

         SECTION 3.01. FUNDING NOTICES.

         (a)      (i)      Whenever Borrower desires to obtain a Syndicated Loan
with respect to the Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)(i)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 AM (local time for the Agent) at its Payment Office (x) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances and Bid Rate Advances, and (y) on the date of such Borrowing (which shall be a Business Day) in the case of a Borrowing consisting of Base Rate Advances. Notices received after 11:00 AM shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

                  (ii) Whenever Borrower desires to obtain a Swing Line Loan, it shall notify the Swing Line Lender, with a copy to the Agent, in accordance with the procedure set forth in Section 2.08 hereof.

                  (iii) Whenever Borrower desires to obtain a Bid Rate Loan, it shall notify the Agent in accordance with the procedure set forth in Section
2.09 hereof.

         (b)      (i)      Whenever Borrower desires to convert all or a portion
of an outstanding Borrowing under the Commitments, which Borrowing consists of Base Rate Advances or Eurodollar Advances, into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 AM (local time for the Agent) on the date specified at the Payment Office of the Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued Eurodollar Advances and, if so, the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

                  (ii) Upon the expiration of the applicable Interest Period with respect to Swing Line Loans, Borrower shall repay such Loan in full in accordance with the terms hereof.

                  (iii)    Upon the expiration of the applicable Interest
Period with respect to Bid Rate Loans, Borrower shall repay such Loan in full in accordance with the terms hereof.

         (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Agent and the Swing Line Lender may act without liability upon the basis of telephonic notice believed by the Agent or the Swing Line Lender in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Agent's or the Swing Line Lender's record of the terms of such telephonic notice.

         (d) The Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 3.01 with respect to the Commitments.

         SECTION 3.02. DISBURSEMENT OF FUNDS.

         (a) No later than 1:00 PM (local time for the Agent) on the date of each Syndicated Loan pursuant to the Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)(i)), each Lender will make available its Pro Rata Share of such Syndicated Loan in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Agent or at Borrower's option, effecting a wire transfer of such amounts to an account specified by Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

         (b) No later than 1:00 P.M. (local time for the Agent) on the date of each Bid Rate Loan, the Lenders participating in such Bid Rate Loan will make available the amount of its Bid Rate Advance in immediately available funds at the Payment Office of the Agent on the date of such Bid Rate Loan.

         (c) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitment or Bid Rate Loans hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

         (d) All Syndicated Loans under the Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of the Commitments. All Bid Rate Loans shall be loaned by the Lenders participating therein in accordance with their respective pro rata shares thereof as determined in accordance with
Section 2.09 with respect to each Bid Loan. All Swing Line Loans shall be made available by the Swing Line Lender in accordance with Section 2.08 with respect to each Swing Line Loan. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments or Bid Rate Loans hereunder.

         SECTION 3.03. INTEREST.

         (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of Syndicated Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

                  (i) For Base Rate Advances--The Base Rate in effect from time to time; or

                  (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the Applicable Margin;

         (b) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Swing Line Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the Transaction Rate established for such Loan pursuant to Section 2.08;

         (c) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Bid Rate Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the Bid Rate established for such Loan pursuant to Section 2.09;

         (d) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

                  (i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Advances, Swing Line Loans and Bid Rate Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

                  (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate plus an additional two percent (2.0%) per annum;

         (e) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each calendar quarter of Borrower in each year. Interest on all outstanding Eurodollar Advances, Swing Line Advances and Bid Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Interest Periods in excess of three months, on each day which occurs every 3 months, as the case may be, after the initial date of such Interest Period. Notwithstanding the foregoing, interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand; and

         (f) The Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

         SECTION 3.04. INTEREST PERIODS.

         (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

         (b) In connection with the making of each Bid Rate Loan, Borrower shall request an Interest Period to be applicable thereto, which Interest Period shall be for a minimum of seven (7) days and a maximum of one hundred and eighty
(180) days, which request may be accepted or rejected by the Lenders as provided in Section 2.09 hereof.

         (c) In connection with the making of each Swing Line Loan, Borrower shall request an Interest Period to be applicable thereto, which Interest Period shall be for a minimum of one (1) day and a maximum of thirty
(30) days, which request may be accepted or rejected by the Lenders as provided in Section 2.08 hereof

         (d)      Notwithstanding paragraphs (a), (b) or (c) above:

                  (i) The initial Interest Period for any Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

                  (iv) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

         SECTION 3.05. FEES.

         (a) Borrower shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender, a facility fee (the "Facility Fee") for the period commencing on the Closing Date to and including the Maturity Date, computed at a rate equal to the Applicable Facility Percentage per annum multiplied by the average daily Commitments of the Lenders, such fee being payable quarterly in arrears on the last day of each fiscal quarter of Borrower and on the Maturity Date.

         (b) Borrower agrees to pay to the Agent, for the account of the Lenders, a letter of credit fee equal to the Applicable Margin applicable to Eurodollar Advances multiplied by the daily average amount of Letter of Credit Obligations (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable by Borrower quarterly, in arrears, on the date which is the last day of each fiscal quarter of Borrower, and on the Maturity Date.

         (c) Borrower shall pay to the Agent such fees for its administrative services in the respective amounts and on the dates as previously agreed in writing by Borrower with the Agent.

         SECTION 3.06. VOLUNTARY PREPAYMENTS OF BORROWINGS.

         (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances, Swing Line Loans, Eurodollar Advances and Bid Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment, together with, in the case of Eurodollar Advances and Bid Rate Advances, all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of the Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.06(c) below.

         (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of the Loans (x) not less than three Business Days prior to any prepayment in the case of prepayment of Eurodollar Advances and Bid Rate Advances and (y) by 11:00 a.m. (local time for the Agent) on the date of prepayment of any Base Rate Advances or Swing Line Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment (provided that notices of prepayments of Bid Rate Loans shall only be given to the Lenders participating therein).

         (c)      Borrower, when providing notice of prepayment pursuant to
Section 3.06(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid provided that each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Advances comprising such Borrowing. In the absence of a designation by Borrower, the Agent shall, subject to the foregoing, make such designation in its sole discretion. All voluntary prepayments shall be applied to the payment of interest on the Borrowings prepaid before application to principal.

         SECTION 3.07. PAYMENTS, ETC.

         (a) All payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim and, other than as specifically provided herein and payments made in respect of Swing Line Loans (as more particularly described in this clause (a)), shall be made to the Agent at its Payment Office not later than 1:00 PM (local time for the Agent) on the date when due and all payments hereunder shall be made in Dollars in immediately available funds. All payments with respect to the Swing Line Loans shall be made without defense, set-off or counterclaim to the Swing Line Lender no later than 1:00 PM (local time for the Swing Line Lender) on the date when due (with a notification of such payment to the Agent) and shall be made in Dollars in immediately available funds at the Swing Line Lender's Lending Office, as set forth on the signature pages to this Agreement.

         (b)      (i)      All such payments shall be made free and clear of and
without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes imposed on the overall net income of the Lenders pursuant to the laws of the jurisdiction (national, state or local) in which the principal executive office or appropriate Lending Office of such Lender is located). If any such Taxes are so levied or imposed, Borrower agrees
(A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any such Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                  (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of Borrower, shall so inform Borrower in writing.

                  (iii) Borrower shall also reimburse the Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction (national, state or local) in which the principal executive office or the applicable Lending Office of the Agent or Lender is located) as the Agent or Lender shall determine are payable by the Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Agent or Lender pursuant to paragraph (i) hereof.

         (c) Subject to Section 3.04(d)(ii) and (iii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

         (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances and Bid Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

         (e) Payment by Borrower to the Agent in accordance with the terms of this Agreement shall, as to Borrower, constitute payment to the Lenders under this Agreement.

         SECTION 3.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear interest at the Base Rate (or at such other rate of interest per annum as Borrower and each of the Agent and the Lenders shall have agreed to in writing).

         SECTION 3.09. ILLEGALITY.

         (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

         (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and such Lender's obligation to make Eurodollar Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, bearing interest at the Base Rate (or at such other rate of interest per annum as Borrower and each of the Agent and the Lenders shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Eurodollar Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.09(b).

         (c) Notwithstanding any other provision contained in this Agreement, the Agent shall not be obligated to issue any Letter of Credit, nor shall any Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by Agent or such Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgment or decree (whether or not having the force of law); provided that in the case of the obligation of a Lender to purchase such participation, such Lender shall have notified the Agent to such effect at least three (3) Business Days' prior to the issuance thereof by the Agent, which notice shall relieve the Agent of its obligation to issue such Letter of Credit pursuant to Section 2.04 and Section
2.05 hereof.

         SECTION 3.10. INCREASED COSTS.

         (a)      (i)      If, by reason of (x) after the date hereof, the
introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (1) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances, Letter of Credit Obligations or its obligation to make Eurodollar Advances or to issue Letters of Credit, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances, Letter of Credit Obligations or its obligation to make Eurodollar Advances or to issue Letters of Credit shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction (national, state or local) in which such Lender's principal executive office or applicable Lending Office is located); or

                  (2) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances, Letter of Credit Obligations or its obligation to make Eurodollar Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances or Letters of Credit (except to the extent already included in the determination of the applicable Adjusted LIBO Rate), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, or

                  (ii) in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material;

then, in the case of (i) or (ii) above (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)), upon written notice from and demand by such Lender on Borrower (with a copy of such notice and demand to the Agent), Borrower shall pay to the Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost or reduced yield. A certificate as to the amount of such increased cost or reduced yield submitted to Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

         (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such markets, the Adjusted LIBO Rate as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

                  (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

                  (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

                  (iii) such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, as the case may be, bearing interest at the Base Rate (or at such other rate of interest per annum as Borrower and each of the Agent and the Lenders shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

         SECTION 3.11. LENDING OFFICES.

         (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08, 3.09 or 3.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section
3.11 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

         (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 3.07(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 3.07(b) or otherwise result in any liability of such Lender.

         SECTION 3.12. FUNDING LOSSES. Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances or Bid Rate Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds but excluding any loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances or Bid Rate Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing, Bid Request or Notice of Conversion/Continuation, (whether or not withdrawn), or (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.09(b)) of any Eurodollar Advances or Bid Rate Advances by Borrower occurs on a date which is not the last day of an Interest Period applicable thereto.

         SECTION 3.13. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES. Calculation of all amounts payable to a Lender under this Article III shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that

Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.

         SECTION 3.14. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of Letter of Credit Fees and Commitment Fees shall be apportioned among all outstanding Commitments, Letter of Credit Obligations and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans and Letter of Credit Obligations; provided that payments with respect to the Swing Line Loans shall be payable solely to the Swing Line Lender and payments with respect to the Bid Rate Loans shall be payable solely to the Lenders participating in such Loan. The Agent shall promptly distribute to each Lender at its Payment Office set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Agent.

         SECTION 3.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata portion of payments or reductions on account of such obligations obtained by all the Lenders (other than, prior to the termination of the Commitments, payments of principal, interest and fees with respect to the Bid Rate Loans which are payable solely to the Lenders participating therein and payments of the Swing Line Loans which are payable solely to the Swing Line Lender), such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and
(ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         SECTION 3.16. LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse the Agent for drawings made under Letters of Credit issued for the account of Borrower and the Lenders' obligation to honor their participations purchased therein shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

         (a) Any lack of validity or enforceability of any Letter of Credit;

         (b) The existence of any claim, set-off, defense or other right which Borrower or any Subsidiary or Affiliate of Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between Borrower or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was procured); provided that nothing in this Section shall affect the right of Borrower to seek relief against any beneficiary, transferee, Lender or any other Person in any action or proceeding or to bring a counterclaim in any suit involving such Persons;

         (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

         (d) Payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

         (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

         (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

Nothing in this Section 3.16 shall prevent an action against the Agent for its gross negligence or willful misconduct in honoring drafts under the Letters of Credit.

                                   ARTICLE IV.

                            CONDITIONS TO BORROWINGS

         The obligations of each Lender to make Advances to Borrower and the obligation of the Agent to issue Letters of Credit for the account of Borrower hereunder is subject to the satisfaction of the following conditions:

         SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT. On the Closing Date, all obligations of Borrower hereunder incurred prior to such date (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent, the Co-Agents, the Lenders and their Affiliates as previously agreed with Borrower), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

         (a)      the duly executed counterparts of this Agreement;

         (b) the duly executed Revolving Credit Notes evidencing the Commitments and the duly executed Bid Facility Notes and the duly executed Swing Line Note evidencing the Swing Line Subcommitment;

         (c)      the duly executed Guaranty Agreement;

         (d) certificate of Borrower in substantially the form of Exhibit I attached hereto and appropriately completed;

         (e) certificates of the Secretary or Assistant Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

         (f) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

         (g) certified copies of the certificate or articles of incorporation of each Credit Party certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

         (h) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

         (i) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from (i) litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies,
(ii) matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, plans and other compensation and employee benefit plans, and (iii) environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

         (j) the favorable opinion of Smith, Gambrell & Russell, counsel to the Credit Parties, substantially in the form of Exhibit J addressed to the Agent, the Co-Agents and each of the Lenders; and

         (k) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders.

         SECTION 4.02. CONDITIONS TO ALL LOANS AND LETTERS OF CREDIT. At the time of the making of all Loans and the issuance of any Letter of Credit (before as well as after giving effect to such Loans or Letters of Credit and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

         (a)      there shall exist no Default or Event of Default;

         (b) all representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans other than those made as of a specific date;

         (c) the aggregate amount of all outstanding Loans and Letter of Credit Obligations shall not exceed the aggregate amount of the Commitments;

         (d) since the date of the most recent financial statements of the Consolidated Companies described in Section 5.13, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.09); provided that, this condition shall not apply with respect to any Loan or Letter of Credit which does not increase the aggregate amount of the Obligations outstanding under the Commitments;

         (e) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies; provided that, this condition shall not apply with respect to any Loan or Letter of Credit which does not increase the aggregate amount of the Obligations outstanding under the Commitments; and

         (f) the Loans to be made and the use of proceeds thereof or the Letters of Credit to be issued, as the case may be, shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower.

         Each request for a Borrowing and the acceptance by Borrower of the proceeds thereof and each request for the issuance of a Letter of Credit shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing or the date of the issuance of such Letter of Credit, that the applicable conditions specified in Sections 4.01 and 4.02 have been satisfied or waived in writing.


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

         Borrower (as to itself and all other Consolidated Companies) represents and warrants as follows:

         SECTION 5.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Except as set forth on Schedule 5.01(a), each of the Consolidated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Consolidated Companies (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where failure to conduct business would have a Materially Adverse Effect, and (iii) is in compliance with all Requirements of Law, except where the failure to duly qualify or to comply with applicable Requirements of Law would not have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.01(b).

         SECTION 5.02. CORPORATE POWER; AUTHORIZATION. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained (other than routine filings with the Securities and Exchange Commission).

         SECTION 5.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         SECTION 5.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

         SECTION 5.05. NO MATERIAL LITIGATION OR INVESTIGATIONS. Except as set forth on Schedule 5.05 or in any notice furnished to the Lenders pursuant to
Section 6.09(g) at or prior to the respective times the representations and warranties set forth in this Section 5.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

         SECTION 5.06. INVESTMENT COMPANY ACT, ETC. None of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

         SECTION 5.07. MARGIN REGULATIONS. No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

         SECTION 5.08. COMPLIANCE WITH ENVIRONMENTAL LAWS.

         (a) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of five percent (5%) of Consolidated Net Worth, either individually or in the aggregate.

         (b) Except as set forth on Schedule 5.08 attached hereto, none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of five percent (5%) of Consolidated Net Worth, either individually or in the aggregate.

         (c) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

         SECTION 5.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

         SECTION 5.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which is having or is reasonably expected to have a Materially Adverse Effect.

         SECTION 5.11. TAXES. Except as set forth on Schedule 5.11, each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 5.11) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

         SECTION 5.12. SUBSIDIARIES. Except as disclosed on Schedule 5.01(b) or in any notice given to the Lenders pursuant to Section 6.09(h) at or prior to the respective times this representation and warranty is made or deemed to be made hereunder, Borrower has no Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership.

         SECTION 5.13. FINANCIAL STATEMENTS. Borrower has furnished to the Agent and the Lenders the audited consolidated balance sheet as of December 31, 1997 of Borrower and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, including in each case the related schedules and notes. The foregoing financial statements fairly present in all material respects the consolidated financial condition of Borrower as at the date thereof and results of operations for such periods in conformity with GAAP consistently applied. The Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. As of the Closing Date, since December 31, 1997, there have been no changes with respect to the Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

         SECTION 5.14. ERISA. Except as disclosed on Schedule 5.14 or in any notice furnished to the Lenders pursuant to Section 6.09(g) at or prior to the respective times the representations and warranties set forth in this Section
5.14 are made or deemed to be made hereunder:

         (a) Identification of Plans. None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

         (b) Compliance. Each Plan maintained by the Consolidated Companies has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.14 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

         (c) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section
5.14 (taken as a whole), would in the aggregate have a Materially Adverse
Effect;

         (d) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (1) required to be contributed under the terms of each Plan and applicable law, and (2) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section
5.14 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 5.14 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

         SECTION 5.15. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on Schedule 5.15 or in any notice furnished to the Lenders pursuant to Section 6.09(i) at or prior to the respective times the representations and warranties set forth in this Section 5.15 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and
(ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

         SECTION 5.16. OWNERSHIP OF PROPERTY. Except as set forth on Schedule 5.16, each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 31, 1997 referred to in Section 5.13, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.


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


         SECTION 5.17. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Loans as provided in Section 2.01, each of the Credit Parties is Solvent.

         SECTION 5.18. LABOR MATTERS. Since December 31, 1997, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company which if they occurred, would reasonably be expected to have a Materially Adverse Effect. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies in all jurisdictions where the failure to pay or accrue such liabilities would reasonably be expected to exceed five percent (5%) of Consolidated Net Worth of Borrower in the aggregate.

         SECTION 5.19. PAYMENT OR DIVIDEND RESTRICTIONS. Except as set forth in
Section 7.04 or described on Schedule 5.19 or as expressly permitted by the terms of this Agreement, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

         SECTION 5.20. DISCLOSURE. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 6.09 at or prior to the respective times the representations and warranties set forth in this Section 5.20 are made or deemed to be made hereunder, there is no fact known to Borrower which is having, or is reasonably expected to have, based on facts and circumstances known to Borrower on the date that this representation is made or deemed to have been made, a Materially Adverse Effect.

                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note shall remain unpaid or any Letter of Credit shall remain outstanding, Borrower will (unless waived in writing by the Required Lenders):

         SECTION 6.01. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. (a) Do or cause to be done all things necessary to preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its respective corporate existence (except as otherwise permitted pursuant to Section 7.02(c) hereof), its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and servicemarks, necessary or desirable in the normal conduct of its business, (b) cause its properties and the properties of its Subsidiaries used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Borrower may be necessary so that the businesses carried on in connection therewith may be properly conducted at all times and (c) qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, to conduct business in each jurisdiction where the nature of the business or ownership of property by the Borrower, or such Subsidiary, as the case may be, may legally require such qualification, except where the failure to comply with subsections (b) or (c) above could not have a Materially Adverse Effect, or which in any manner draws into question the validity or enforceability of the Credit Documents.

         SECTION 6.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, with all applicable federal, state, and local laws, rules, regulations and orders, including, without limitation, all Environmental Laws, ERISA and any other employee benefit laws, except where the failure to comply could not have a Materially Adverse Effect, or which in any manner draws into question the validity or enforceability of the Credit Documents.

         SECTION 6.03. TAXES AND CLAIMS. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, or cause to be paid and discharged, (a) before the same shall become delinquent, all taxes, assessments and other governmental charges levied or imposed upon it or upon its income, profits or properties and (b) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon any of its properties; provided, that in each case, neither the Borrower nor any Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount or validity is being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained; provided, further, that the Borrower shall, and shall cause each Subsidiary to, pay all such taxes, assessments, charges and claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

         SECTION 6.04. COMPLIANCE WITH OTHER AGREEMENTS. Conduct, and cause each Subsidiary to conduct, its business operations and obtain all necessary permits and licenses in compliance with all agreements, indentures and mortgages to which it is a party or by which it or any of its properties is bound, except where the failure to comply could not have a Materially Adverse Effect, or which in any manner draws into question the validity or enforceability of the Credit Documents.

         SECTION 6.05. INSPECTION OF PROPERTY. Permit any Person designated in writing by the Agent or any Lender, at the Agent's or such Lender's expense, to visit and inspect any of the properties of the Borrower or any Subsidiary, to examine the corporate books and financial records of the Borrower and its Subsidiaries and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Borrower or any Subsidiary and its independent public accountants, all at such reasonable times and as often as the Agent or any Lender may reasonably request.

         SECTION 6.06. INSURANCE. Maintain, and cause each Subsidiary to maintain, with financially sound and reputable carriers insurance in such amounts and against such liabilities and hazards as customarily is maintained by the Borrower and acceptable to the Required Lenders in its reasonable discretion with any change in such amounts or hazards to be promptly submitted to the Required Lenders for written approval which approval shall not be unreasonably withheld; provided, that the Borrower and each Subsidiary may, to the extent permitted by applicable law, maintain a system or systems of self-insurance covering potential liabilities for workers' compensation.

         SECTION 6.07. BUSINESS. Remain, and cause each Subsidiary to remain, substantially in the respective business in which the Borrower and each such Subsidiary is engaged as of the date of this Agreement, except as otherwise permitted pursuant to Section 7.02(f) hereof.

         SECTION 6.08. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all financial and business transactions of the Borrower and each Subsidiary.

         SECTION 6.09. REPORTING COVENANTS. Deliver to each Lender:

         (a) as soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and consolidating and consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year (or in the case of the balance sheet figures from the preceding annual audit), all in reasonable detail and certified by a Responsible Officer as fairly presenting, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the end of such period and the results of their operations and of their cash flows for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the inclusion of abbreviated footnotes; provided, that in lieu of such statements, the Borrower may, pursuant to clause
(d) below, deliver copies of the Borrower's Quarterly Report on Form 10-Q for such quarterly period filed with the Securities and Exchange Commission.

         (b) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, consolidating and consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such year, and consolidating and consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Lenders and, as to the consolidated statements, reported on by independent public accounts of recognized standing selected by the Borrower whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Required Lenders and, as to the consolidating statements, certified by a Responsible Officer; provided, that in lieu of delivering the audited consolidated statements the Borrower may, under clause (d) below, deliver copies of the Borrower's Annual Report on Form 10-K for such year filed with the Securities and Exchange Commission;

         (c) together with the financial statements required pursuant to subsections (a) and (b) above (or delivered pursuant to subsection (d) in lieu thereof), a certificate substantially in the form of Exhibit L attached hereto of the Chief Financial Officer of Borrower to the effect that, (i) based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, (ii) to the best of his or her knowledge, the financial statements are true and correct, (iii) with respect to each of the financial statements provided pursuant to Section 6.09(a), that such financial statements were prepared in accordance with GAAP, subject, in the case of quarterly financial statements, to changes resulting from normal year-end adjustments and the inclusion of abbreviated footnotes, and (iv) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 7.01 hereof on the date of such financial statements;

         (d) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

         (e) promptly upon request therefor, a copy of each other report (including without limitation management letters) submitted to the Borrower or any Subsidiary by independent


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


accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary;

         (f) simultaneously with the delivery of the financial statements referred to in clause (b) above, a certificate of the firm of independent public accountants which reported on such statements stating whether, in the course of making the audit necessary for such report, it obtained knowledge of any Default or Event of Default and if it did obtain such knowledge, setting forth the details thereof; provided, that such firm of independent public accountants shall not be liable to any Person if it did not obtain such knowledge which would not be disclosed in the course of an audit conducted under generally accepted auditing standards;

         (g) forthwith upon any Responsible Officer obtaining knowledge of or receiving notice of:

                  (i)      the occurrence of any Default or Event of Default;

                  (ii) the institution by any Person of, or the threat of, any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against the Borrower or any Subsidiary which if adversely determined could have a Materially Adverse Effect or in any manner draws into question the validity or enforceability of the Credit Documents;

                  (iii) any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $1,000,000;

                  (iv) with respect to any Plan, (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or
         (B) any other event which could subject the Borrower or any ERISA Affiliate to any material tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

                  (v) at the same time and in the same manner as such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(I)(A) of ERISA or
         under Section 401(a)(29) or 412 of the Code with respect to any Plan;
         and


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


                  (vi) a default under any agreement or instrument evidencing Debt for which the Borrower or any Subsidiary is liable, which individually or in the aggregate with all other agreements or instruments in default for which the Borrower or any Subsidiary is liable, exceed $2,000,000;

the Borrower will deliver an Officer's Certificate of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (h) Within 30 days after the formation or acquisition of any Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent may request;

         (i) Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of failure of any Consolidated Company to hold in full force and effect those trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, the loss or absence of which could have a Materially Adverse Effect; and

         (j) With reasonable promptness, any other information about the Consolidated Companies as the Agent or any Lender, through the Agent, may reasonably request from time to time.

         SECTION 6.10. COVENANT TO SECURE NOTES EQUALLY. If the Borrower or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than permitted by Section 7.02(a) hereof, make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with all other Debt thereby secured so long as any such other Debt shall be so secured.

         SECTION 6.11. ADDITIONAL CREDIT PARTIES. Promptly after (i) the formation or acquisition (provided that nothing in this Section shall be deemed to authorize the acquisition or formation of any entity) of any Material Subsidiary, (ii) the transfer of assets to any Consolidated Company if as a result thereof the recipient of such assets becomes a Material Subsidiary, or
(iii) the occurrence of any other event creating a new Material Subsidiary, Borrower shall execute and deliver, and cause to be executed and delivered a Guaranty Agreement from each such Material Subsidiary, together with related documents evidencing the due authorization, execution and delivery of such Guaranty, and the enforceability thereof, all in form and substance satisfactory to the Agent and the Lenders.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note shall remain unpaid or any Letter of Credit Obligation shall remain outstanding, Borrower will not and will not permit any Subsidiary to (unless waived in writing by the Required Lenders):

         SECTION 7.01. CERTAIN FINANCIAL LIMITS. At any time permit, as of the last day of any fiscal quarter:

         (a) Consolidated Current Assets to be less than 200% of Consolidated Current Liabilities;

         (b) Consolidated Adjusted Debt to exceed 60% of Consolidated Adjusted Capitalization;

         (c) Consolidated Priority Debt to exceed 25% of Consolidated Capitalization;

         (d) Operating Lease Rentals to exceed 20% of Consolidated Tangible Net Worth; or

         (e) the Financed Receivables Amount to exceed 60% of the sum of the Retained Receivables Amount and the Financed Receivables Amount.

         SECTION 7.02. LIENS, DEBT AND OTHER RESTRICTIONS.

         (a) Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

                  (i)      Liens existing on the Closing Date and disclosed on
Schedule 7.02(a) and Liens in favor of the Agent and/or the Lenders to secure the obligations;

                  (ii) Liens for taxes (including ad valorem and property taxes) and assessments or governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings;

                  (iii) other Liens incidental to the conduct of its business or the maintenance, operation, construction or ownership of its property and assets (including pledges or deposits in connection with workers' compensation and social security taxes, assessments and charges, and landlords, mechanics and materialmen Liens and survey exceptions or encumbrances, easements or reservations, rights-of-way, or zoning restrictions) provided that
(A) such Liens were not incurred in connection with the borrowing of money, or the obtaining of advances or credit or the payment of the deferred purchase price of property and (B) the existence of such Lien does not materially detract from the value of such property or assets to the Borrower or any Subsidiary or unreasonably interfere with the ordinary conduct of business;

                  (iv) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Borrower or another Subsidiary;

                  (v)      Liens incurred in connection with a Receivables
Financing;

                  (vi) other Liens securing Consolidated Priority Debt which do not cause the Borrower to violate Section 7.01 hereof at any time and which Debt may be incurred pursuant to Section 7.02(b) hereof; and

                  (vii) any right of set off or banker's lien (whether by common law, statute, contract or otherwise) in favor of any bank; provided that no such right or lien shall be allowed to any bank where the Borrower or any Subsidiary both (x) owes any Debt to, and (y) has an account or other assets on deposit with, such bank.

         (b) Debt. Create, incur, assume or suffer to exist any Debt, except:

                  (i) Debt of any Subsidiary to the Borrower or another Subsidiary;

                  (ii) other Debt of the Borrower (other than owed to a Subsidiary) or of a Subsidiary, which does not cause the Borrower to violate
Section 7.01 hereof at any time;

                  (iii) Debt under this Agreement, the Term Loan Agreement, the Prudential Agreement and other Debt outstanding on the Closing Date and disclosed on Schedule 7.02(b); and

                  (iv)     Guaranties permitted pursuant to Section 7.02(i).

         (c) Merger or Consolidation. Merge, consolidate or exchange shares with any other Person, except that:

                  (i) any Subsidiary may merge or consolidate with the Borrower or another Subsidiary;

                  (ii) the Borrower may merge or consolidate with any other corporation (including a Subsidiary) if the continuing or surviving corporation is organized under the laws of, and with a majority of its assets located in, the United States or a state thereof or the District of Columbia and the continuing or surviving corporation (if not the Borrower) assumes the obligations of the Borrower hereunder under an agreement reasonably acceptable to the Required Lenders, and


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


immediately after such merger or consolidation, no Default or Event of Default shall have occurred or exist;

                  (iii) any Subsidiary may merge with another Person in connection with an acquisition of such Person permitted under this Agreement; provided that, following such merger, the Borrower owns the same percentage of outstanding voting stock of the surviving entity as Borrower owned of such Subsidiary prior to such merger and further provided that no Default or Event of Default exists hereunder or would result therefrom.

         (d) Sale and Lease-Back. Enter into or permit to remain in effect any Sale and Leaseback Transaction with any Person unless the Attributable Debt does not cause the Borrower to violate Section 7.01 hereof at any time and is also permitted under Section 7.02(b) hereof.

         (e) Sale or Discount of Receivables. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable except (i) in a Receivables Financing that could not, or over time would not, violate Section 7.01(e) hereof, provided that, on the date of any proposed Receivables Financing and immediately after giving effect thereto, the Financed Receivables Amount does not exceed the Retained Receivables Amount, or (ii) to any Subsidiary or to the Borrower.

         (f) Change in Business. Enter into any business which is substantially different from that presently conducted by the Borrower and its Subsidiaries if, as a result thereof, 10% or more of Consolidated Revenues or Consolidated Operating Income during the preceding twelve month period ending on the date of the proposed acquisition of or entry into such new business, calculated on a pro forma basis as if such new business had been acquired or entered into on the first day of such period, would be derived from all such different businesses.

         (g) Transactions with Related Party. Effect any transaction with any Affiliate or Subsidiary (other than transactions between Credit Parties and transfers of assets from a Guarantor to the Borrower or another Guarantor), by which any asset or services of the Borrower or a Subsidiary is transferred to such Affiliate or Subsidiary, or from such Affiliate or Subsidiary, on terms more favorable than would be reasonably expected in a similar transaction with an unrelated entity except for sales of accounts and notes receivable by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or to any Subsidiary as permitted under Section 7.02(e).

         (h) Loans, Advances and Investments. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Borrower or any Subsidiary may:


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


                  (i) permit to remain outstanding investments in the stock of any existing Subsidiary;

                  (ii) own, purchase or acquire stock, obligations, securities or assets of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a wholly-owned Subsidiary of Borrower;

                  (iii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

                  (iv) own, purchase or acquire prime commercial paper, bankers' acceptances or certificates of deposit in United States commercial banks (having capital resources in excess of $50,000,000), in each case due within one year from the date of purchase and payable in the United States in United States dollars, obligations of the United States Government or any agency thereof and obligations guaranteed by the United States Government;

                  (v) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business;

                  (vi) make or permit to remain outstanding loans or advances to any Person in the ordinary course of business provided that the aggregate principal amount of such loans and advances shall not exceed $1,000,000 in the aggregate during any 12 consecutive month period for the Borrower and all Subsidiaries; and

                  (vii) make or permit to remain outstanding intercompany loans among the Borrower and its Subsidiaries; provided that, the aggregate amount of intercompany loans outstanding from the Credit Parties to Subsidiaries which are non-credit parties shall not exceed $5,000,000 at any one time outstanding and provided further that (i) in the case of intercompany loans made to a Credit Party, such intercompany loans shall be subordinated in right of payment to the Obligations on terms and conditions satisfactory to the Required Lenders, and (ii) in the case of intercompany loans made by a Credit Party, such intercompany loans shall be payable on demand.

         (i) Guarantees. Execute any Guaranty in favor of any Person except:

                  (i) endorsements of instruments for deposit or collection in the ordinary course of business;

                  (ii) guarantees by Borrower or any Subsidiary on behalf of Borrower or any Subsidiary; and

                  (iii)    guarantees which do not cause Borrower to violate
Section 7.01(b) hereof.


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


         SECTION 7.03. SALE OF PROPERTY. Dispose of any property or assets, except:

         (a) any Subsidiary may Dispose of its assets to the Borrower or any other wholly-owned Subsidiary of Borrower;

         (b) the Borrower or any Subsidiary may effect any (i) sale of receivables permitted by Section 7.02(e) hereof or (ii) any Sale and Leaseback Transaction permitted by Section 7.02(d) hereof;

         (c) the Borrower or any Subsidiary may Dispose of inventory in the ordinary course of business; and

         (d) the Borrower or any Subsidiary may Dispose of any other of its assets so long as, immediately after giving effect to such proposed Disposition:

                  (i) the consideration for such assets represents the Fair Market Value of such assets (as determined in good faith by a Responsible Officer in the case of assets having a Fair Market Value of less than $1,000,000 or otherwise, the Borrower's Board) at the time of such Disposition; and

                  (ii) the cumulative net book value of all assets so Disposed of by the Borrower and its Subsidiaries;

                           (1)      during the prior 12 months does not exceed
15% of Consolidated Tangible Assets; and

                           (2)      after the date of this Agreement, does not
exceed 25% of Consolidated Tangible Assets as at the end of the most recently completed fiscal quarter; and

                  (iii) the amount of Consolidated Operating Income produced by all assets so Disposed of by the Borrower and its Subsidiaries during the prior 12 months does not exceed 10% of Consolidated Operating Income at the end of the most recently completed 12 months; and

                  (iv)     no Default or Event of Default shall exist.

         For purposes of this Section 7.03:

                  (i) "Disposition" means the sale, Lease, transfer or other disposition of property, and "Disposed of" has a corresponding meaning to Disposition. "Lease" means the lease of any property for more than 2 years; and


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


                  (ii) Calculation of net book value/Consolidated Operating Income. The net book value of any assets shall be determined as of the respective date of Disposition of those assets and the Consolidated Operating Income produced by any assets shall be determined using Consolidated Operating Income for the 12 month period before the respective date of Disposition of those assets.

         SECTION 7.04. SUBSIDIARY STOCK AND DEBT.

         (a) directly or indirectly sell, assign, pledge or otherwise Dispose of any Debt of or any shares of stock of (or warrants, rights or options to acquire stock of) any Subsidiary except to another Subsidiary or as permitted under Section 7.02(c) hereof;

         (b) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Debt of the Borrower or any other Subsidiary, or any shares of stock of (or warrants, rights or options to acquire stock of) any other Subsidiary, except to the Borrower or another Subsidiary or as permitted under Section 7.02(c) hereof;

         (c) permit any Subsidiary to have outstanding any shares of Preferred Stock other than Preferred Stock (1) existing at the time the Subsidiary becomes a Subsidiary or (2) owned by the Borrower or another Subsidiary;

         (d) permit any Subsidiary, directly or indirectly, to issue or sell any shares of its stock (or warrants, rights or options to acquire its stock) except to the Borrower or another Subsidiary or except as permitted under Sections 7.02(c) and Section 7.03 hereof; or

         (e) permit any Subsidiary to enter into or otherwise be bound by or subject to any contract or agreement (including, without limitation, any provision of its certificate or articles of incorporation or bylaws) that restricts its ability to pay dividends or other distributions on account of its stock; or

         (f) permit any Subsidiary to create, incur, assume or maintain any Debt that is not permitted by Sections 7.01 and 7.02(b) hereof.

         SECTION 7.05. ERISA.

         (a) terminate or withdraw from any Plan resulting in the incurrence of any material liability to the PBGC;

         (b) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Borrower or any Subsidiary to any material tax, penalty or other liability;


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


         (c) incur or suffer to exist any material accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer Plan); or

         (d) allow or suffer to exist any risk or condition which presents a risk of incurring a material liability to the PBGC.

         SECTION 7.06. ENVIRONMENTAL MATTERS. Use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Substances or permit any Third Party to do any of the foregoing, except for Hazardous Substances used, produced, released or managed in the ordinary course of business in compliance with all applicable Environmental Laws except where the failure to do so would not have a Materially Adverse Effect.

         SECTION 7.07. AMENDMENT OF ARTICLES OR BYLAWS. With respect to the Borrower, amend its charter, by-laws or other governing documents to create any new class of stock or to alter the relative voting rights of Borrower's Class A Stock or in any other manner which would materially dilute the voting power of the Class A Stock with respect to the ability to vote for the Board of Directors of the Borrower.

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         SECTION 8.01. PAYMENTS. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make within five (5) days after the due date thereof any payment of interest, fee or other amount payable hereunder or any of the Obligations;

         SECTION 8.02. COVENANTS WITHOUT NOTICE. Borrower shall fail to observe or perform any covenant or agreement contained in Sections 6.09(g)(i), and 7.01 through 7.04 or 7.07;

         SECTION 8.03. OTHER COVENANTS. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.01 and 8.02, and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days (or in the case of failure to observe or perform the covenants contained in any other subsection of Section 6.09, ten (10) days) after the earlier of (i) Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or any Lender;


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


         SECTION 8.04. REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

         SECTION 8.05. NON-PAYMENTS OF OTHER DEBT. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Debt (other than the Obligations) exceeding $5,000,000 in the aggregate, including without limitation, the Subsidiary Credit Agreement;

         SECTION 8.06. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Debt exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Debt or any other Person to accelerate, the maturity of such Debt; or any such Debt shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

         SECTION 8.07. BANKRUPTCY. Borrower or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of


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


or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

         SECTION 8.08. ERISA. A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

                  (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan,
Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                  (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

                  (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                  (iv) results for any reason, in a liability (including without limitation, withdrawal liability) to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC, a Plan or any other Person that would have a Materially Adverse Effect;

         SECTION 8.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $5,000,000 or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

         SECTION 8.10. OWNERSHIP OF GUARANTORS. If Borrower shall at any time fail to own and control, directly or indirectly through wholly-owned Subsidiaries, one hundred percent (100%) of the voting stock of each Guarantor, except as permitted pursuant to Sections 7.02(c) and 7.03 hereof;

         SECTION 8.11. CHANGE IN CONTROL OF BORROWER. Borrower shall merge, consolidate or exchange shares with any other Person where such merger, consolidation or exchange results in (i) any Person other than a Class A Shareholder as of the Closing Date or two or more Persons (unless all such Persons are Class A Shareholders as of the Closing Date) acting in concert acquiring


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


beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the outstanding shares of the Class A common stock of Borrower, excluding any sales, transfers or gifts to spouses or direct descendants of Class A Shareholders as of the date of this Agreement; (ii) a majority of the Board of Directors of Borrower consisting of individuals who were not either (A) directors of Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (A) above, or
(C) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (A) above and individuals described in clause (B) above; or (iii) the dissolution of Borrower;

         SECTION 8.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower; or

         SECTION 8.13. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with a book value exceeding $5,000,000 in aggregate and is not removed, suspended or enjoined within 30 days of the same being made or any suspension or injunction being lifted;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, with the consent of the Required Lenders, and upon the written (including telecopied) or telex request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and
(ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, including without limitation, an amount equal to the maximum amount which would be available at any time to be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided, that, if an Event of Default specified in Section 8.07 shall occur, the result which would occur upon the giving of written notice by the Agent to any Credit Party, as specified in clauses (i) and
(ii) above, shall occur automatically without the giving of any such notice; and
(iii) exercise any rights or remedies under the Security Documents. As long as any Letter of Credit shall remain outstanding, any amounts described in clause
(ii) above with respect to Letters of Credit, when received by the


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Agent, shall be deposited in a cash collateral account as cash collateral for the obligations of Borrower under Article II of this Agreement in the event of any drawing under a Letter of Credit, and upon drawing under any outstanding Letter of Credit in respect of which the Agent has deposited in the cash collateral account any amounts described in clause (ii) above, the Agent shall pay such amounts to itself to reimburse itself for the amount of such drawing.

                                   ARTICLE IX.

                             THE AGENT AND CO-AGENTS

         SECTION 9.01. APPOINTMENT OF AGENT. Each Lender hereby designates SunTrust as Agent to administer all matters concerning the Loans and Letters of Credit and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the ac ceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through their agents or employees.

         SECTION 9.02. AUTHORIZATION OF AGENT WITH RESPECT TO THE SECURITY DOCUMENTS.

         (a) Each Lender hereby authorizes the Agent to enter into each of the Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Agent for the benefit of the Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Agent under and with respect to the applicable Security Document.

         (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or


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direction is requested and the Agent's proposed course of action with respect thereto. The Lenders shall endeavor to respond promptly to such request but in the event the Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed not to have agreed to the course of action proposed by the Agent.

         SECTION 9.03. NATURE OF DUTIES OF AGENT. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

         SECTION 9.04. LACK OF RELIANCE ON THE AGENT.

         (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make
(i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

         (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreement, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreement, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Agent has been advised that a Lender has not received any information formally delivered to the Agent pursuant to Section 6.09, the Agent shall deliver or cause to be delivered such information to such Lender.

         SECTION 9.05. CERTAIN RIGHTS OF THE AGENT. If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the


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Agent shall not incur liability in any Person by reason of so refraining.
Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         SECTION 9.06. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 9.07. INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the aggregate Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         SECTION 9.08. THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         SECTION 9.09. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any


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


Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         SECTION 9.10. SUCCESSOR AGENT.

         (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Borrower's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to Borrower's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

         (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

         SECTION 9.11. CO-AGENTS. Each Lender hereby designates First Union National Bank and NationsBank, N.A. as the Co-Agents. The Co-Agents, in such capacity, shall have no duties or obligations whatsoever under this Agreement or any other Credit Document but shall be entitled to the protections of this
Article IX.

                                   ARTICLE X.

                                  MISCELLANEOUS

         SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid,


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addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

         SECTION 10.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by Borrower and all the Lenders do any of the following: (i) waive any of the conditions specified in Section 4.01 or 4.02, (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) agree to release any Guarantor from its obligations under any Guaranty Agreement,
(vii) modify the definition of "Required Lenders," or (viii) modify this Section
10.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by Borrower and the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

         SECTION 10.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, the Co-Agents, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Agent, the Co-Agents, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, the Co-Agents, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Co-Agents, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

         SECTION 10.04. PAYMENT OF EXPENSES, ETC. Borrower shall:

                  (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in the administration (both before


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and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and reasonable disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel, including the allocated costs of internal counsel), for any of the Co-Agents and the Lenders;

                  (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b), pay and hold each of the Agent, the Co-Agents and the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

                  (iii) indemnify the Agent, the Co-Agents and each Lender, and their respective Affiliates, officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

                  (iv) In addition to amounts payable elsewhere provided in this Agreement, without duplication, indemnify, pay and save the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of Borrower, other than as a result of the gross negligence or willful misconduct of the Agent; (ii) the failure of the Agent to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future de jure or de facto government or governmental authority; or (iii) any confirmation of any Letter of Credit obtained by the Agent with the consent of Borrower;


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                  (v)      without limiting the indemnities set forth above,
indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other reasonable charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of Borrower (or the assets thereof) owned or controlled by the Lenders, the Agent, the Co-Agents, or their nominees or designees.

If and to the extent that the obligations of Borrower under this Section 10.04 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         SECTION 10.05. WAIVER OF RIGHT OF SETOFF. The Agent and each Lender hereby waives, with respect to the Obligations, any contractual or common law right of setoff against any deposits of any Credit Party now or hereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party.

         SECTION 10.06. BENEFIT OF AGREEMENT.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

         (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments, Letter of Credit


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Obligations and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Agent and Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) unless such assignment is to an Affiliate of the assigning Lender or, in the case of Borrower, unless an Event of Default has occurred and is continuing, (ii) the amount of the Commitments or Loans or Letter of Credit Obligations, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000 (or the total amount of such Lender's Commitment), (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000, and (iv) any assignment of the Commitments or Loans hereunder shall be made simultaneously with a pro rata assignment of commitments and loans of such Lender pursuant to the Subsidiary Credit Agreement unless the Borrower and the Agent otherwise agree. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments, the Loans and the Letter of Credit Obligations, as the case may be, of $10,000,000 (unless the Lender is assigning its entire Commitment); provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

         (d) Each Lender may, without the consent of Borrower or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitments, the Letter of Credit Obligations and the Loans owing to it and the Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other


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


parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in
Article III of this Agreement, and (v) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to Borrower of the name of such participant.

         (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

         (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

         (g) If (i) any Taxes referred to in Section 3.07(b) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to any Lender as a result thereof,
(ii) any Lender shall make demand for payment of increased costs or reduced rate of return pursuant to Section 3.10 or any Lender determines that LIBOR is unascertainable or illegal pursuant to Section 3.08 or Section 3.09, or any Lender makes a claim for increased costs or determines that its participation in any Letter of Credit is illegal pursuant to Section 3.09, or (iii) any Lender shall decline to consent to a modification or waiver of


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the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of
Section 10.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment; provided, however, Lenders subject to this Section 10.06 shall be treated in a substantially identical manner.

         SECTION 10.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) Nothing herein shall affect the right of the Agent, any Co-Agent, any Lender, any holder of a Note or any Credit Party to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

         SECTION 10.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         SECTION 10.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 10.10. EFFECTIVENESS; SURVIVAL.

         (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 10.01 or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been signed and mailed to them.

         (b) The obligations of Borrower under Sections 3.07(b), 3.12, 3.10, 3.15 and 10.04 hereof shall survive the payment in full of the Notes and all other Obligations after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

         SECTION 10.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 10.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 10.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in Section
6.09 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) (other than changes mandated by FASB
106) result in a material change in the method of calculation of financial covenants, standards or terms found in this

Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         SECTION 10.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and to be delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

Address for Notices:                         HAVERTY FURNITURE COMPANIES, INC.


866 West Peachtree St., N.W.                 By: /s/ Dennis L. Fink
Atlanta, Georgia 30308-1123                      -----------------------------
                                                 Dennis L. Fink
                                                 Executive Vice President

Attn:  Dennis L. Fink
                                             Attest: /s/ Jenny Hill Parker
                                                     -------------------------
Telephone:  (404) 870-9410                           Jenny Hill Parker
Telecopy:    (404) 870-9398                          Secretary


                                                                [CORPORATE SEAL]


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                         SUNTRUST BANK, ATLANTA,
                                             AS AGENT

25 Park Place, 23rd Floor
Atlanta, Georgia  30303                      By: /s/ Jenna H. Kelly
Attention: Jenna H. Kelly                        -----------------------------
Telecopy No.: (404) 588-8833                     Name: Jenna H. Kelly
                                                      ------------------------
                                                 Title: A.V.P.
                                                       -----------------------


                                             By: /s/ Jeffrey L. Seavey
                                                 -----------------------------
                                                 Name: Jeffrey L. Seavey
                                                      ------------------------
                                                 Title: VICE PRESIDENT
                                                       -----------------------
Payment Office:

25 Park Place, 21st Floor
Atlanta, Georgia  30303



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                         SUNTRUST BANK, ATLANTA

25 Park Place, 23rd Floor
Atlanta, Georgia  30303                      By: /s/ Jenna H. Kelly
Attention: Jenna H. Kelly                        -----------------------------
Telecopy No.: 404) 588-8833                      Name: Jenna H. Kelly
                                                      ------------------------
                                                 Title: A.V.P.
                                                       -----------------------


                                             By: /s/ Jeffrey L. Seavey
                                                 -----------------------------
                                                 Name: Jeffrey L. Seavey
                                                      ------------------------
                                                 Title: VICE PRESIDENT
                                                       -----------------------
Lending Office:

25 Park Place, 21st Floor
Atlanta, Georgia  30303



COMMITMENT:                                  $15,000,000.00

PRO RATA SHARE OF
  COMMITMENTS:                               28.57%


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                       FIRST UNION NATIONAL BANK,
                                           INDIVIDUALLY AND AS CO-AGENT

999 Peachtree Street, 12th Floor
Atlanta, Georgia 30309                     By: First Union National Bank
Attention: Jonathan D. Hook                    -----------------------------
Telecopy No.: (404) 225-4255                   Name: Kimberly Daniel
                                                    ------------------------
                                               Title: Asst. Secretary
                                                     -----------------------
                                                      Corporate Banking Officer

Lending Office:

999 Peachtree Street, 12th Floor
Atlanta, Georgia 30309

COMMITMENT:                                $12,500,000.00

PRO RATA SHARE OF
  COMMITMENTS:                             23.81%

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                         NATIONSBANK, N.A.,
                                             INDIVIDUALLY AND AS CO-AGENT

NationsBank
NC1-007-08-04
100 North Tryon Street, 8th Floor           By: /s/ E. Bradley Jones
Charlotte, NC 28255                             --------------------------------
Attention: Eric Bradley Jones                   Name: Brad Jones
           --------------------                      ---------------------------
Telecopy No.:                                   Title: V.P.
             ------------------                       --------------------------

Lending Office:

NationsBank
NC1-007-08-04
100 North Tryon Street, 8th Floor
Charlotte, NC 28255



COMMITMENT:                                  $12,500,000.00

PRO RATA SHARE OF
 COMMITMENTS:                                23.81%







                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                         WACHOVIA BANK, N.A.

191 Peachtree Street, 29th Floor
Atlanta, Georgia  30303                      By: /s/ William B. Nixon
Attention: Margery Pane                          -----------------------------
Telecopy No.: 404-332-5016                       Name: William B. Nixon
                                                      ------------------------
                                                 Title: Vice President
                                                       -----------------------

Lending Office:

191 Peachtree Street, 29th Floor
Atlanta, Georgia  30303

COMMITMENT:                                  $7,500,000.00

PRO RATA SHARE OF
  COMMITMENTS:                               14.29%


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                         THE BANK OF TOKYO-MITSUBISHI,
                                             LTD., ATLANTA AGENCY


133 Peachtree Street N.E. #4970
Atlanta, Georgia 30303-1808                  By: /s/ Brandon A. Meyerson
Attention:  Lynn Miles                           -------------------------------
Telecopy No.: (404) 577-1155                     Name: Brandon A. Meyerson
                                                      --------------------------
                                                 Title: Assistant Vice President
                                                       -------------------------


Lending Office:

133 Peachtree Street N.E. #4950
Atlanta, Georgia 30303-1808


COMMITMENT:                                  $5,000,000.00

PRO RATA SHARE OF
  COMMITMENTS:                               9.52%


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

SCHEDULE 5.01(a) - LACK OF QUALIFICATION

     None

SCHEDULE 5.01(b) - ORGANIZATION AND OWNERSHIP OF SUBSIDIARIES

                                State of
Company                         Incorporation  Ownership
-------                         -------------  ---------

Havertys Credit Services, Inc.  Tennessee      100% of Common Stock held by
                                               Haverty Furniture Companies, Inc.
                                               100% of Preferred Stock held by
                                               Havertys Enterprises, Inc.

Havertys Capital, Inc.          Nevada         100% of Common Stock held by
                                               Haverty Furniture Companies, Inc.

Havertys Enterprises, Inc.      Nevada         100% of Common Stock held by
                                               Haverty Furniture Companies, Inc.

SCHEDULE 5.05 - CERTAIN PENDING AND THREATENED LITIGATION

     None

SCHEDULE 5.08 - ENVIRONMENTAL MATTERS

     None

SCHEDULE 5.11 - TAX FILINGS AND PAYMENTS

     None

SCHEDULE 5.14 - EMPLOYEE BENEFIT MATTERS


     (1)  Identification of Plans.
               Haverty Furniture Companies, Inc. Retirement Plan
               (as Amended and Restated Effective January 1, 1989)

     (2)  Compliance.
               None

     (3)  Liabilities.
               None

     (4)  Funding.
               None

SCHEDULE 5.15 - PATENT, TRADEMARK, LICENSE, AND OTHER INTELLECTUAL PROPERTY
                MATTERS

     None

SCHEDULE 5.16-OWNERSHIP OF PROPERTIES

     None

SCHEDULE 5.19-DIVIDEND RESTRICTIONS

     The Corporation shall not declare any dividend on the Class A Common Stock, except dividends payable solely in shares of common stock or other equity securities of the Corporation, unless concurrently with such declaration and payment there is paid on the Common Stock, on a share for share basis, a dividend of at least 105% of the amount of the dividend declared and paid on the Class A Common Stock.

                             SCHEDULE 7.02(a)-LIENS

Liens for leasehold improvements, fixtures and equipment on properties under Master Leases (treated as Operating Leases) with the following Lessors:

1. Sumitomo Bank of New York Trust Company dated August 28, 1995, covering retail and warehouse properties in charlotte, NC (Carolina Place Store), Atlanta, GA (Town Center Store), Tampa, FL (Brandon Store) and Dallas, TX (Warehouse and Coppel Store)

2. Sumitomo Bank Leasing and Finance, Inc. dated November 15, 1996, ("Phase II") covering retail properties in Nashville, TN (Cool Springs Store), Memphis, TN (Wolf Creek Store) and Dallas/Ft. Worth, TX (Hulen Bend Store)

                                SCHEDULE 7.02(b)
                  DEBT OUTSTANDING AS OF 3/31/98 CLOSING DATE

                                                      Original         Current         Short           Long
                                                        Loan           Balance         Term            Term
                                                    ------------     ------------   ------------   ------------
Consolidated Bank Lines of Credit  (detail page 2)       N/A         $ 67,300,000   $ 67,300,000   $          0


Unsecured Term Notes:
   Prudential Insurance Company (08/12/88)          $ 45,000,000     $ 12,500,000   $  5,000,000   $  7,500,000
   Prudential Insurance Company (12/29/93)            30,000,000       30,000,000              0     30,000,000
   Prudential Insurance Company (10/13/95)            15,000,000       15,000,000              0     15,000,000
   Prudential Insurance Company (09/30/96)            15,000,000       15,000,000              0     15,000,000
   Suntrust Bank (03/31/95)                           15,000,000       14,875,000        500,000     14,375,000
   Suntrust Bank (05/31/95)                           15,000,000       14,875,000        500,000     14,375,000
                                                    ------------     ------------   ------------   ------------
Total Unsecured Term Notes                          $135,000,000     $102,250,000   $  6,000,000   $ 96,250,000
                                                                     ------------   ------------   ------------

Mortgages  (detail page 2)                          $ 29,714,544       12,628,848      1,917,805     10,711,043

Industrial Development Bonds  (detail page 3)       $  6,600,000        1,617,345        417,770      1,199,575

Capitalized Leases  (detail page 3)                      N/A            2,892,377        619,441      2,272,936
                                                                     ------------   ------------   ------------

Total Consolidated Debt                                              $186,688,570   $ 76,255,016   $110,433,554
                                                                     ============   ============   ============

                                                                    Page 2


                                                            (1)
                                                [---Bank Lines in Place---]    [------------Amounts Outstanding------------]

                                                 Committed       Uncommitted       Total          Committed      Uncommitted
                                                -----------     -------------   ------------     ------------    -----------
Consolidated Bank Lines of Credit
  Haverty Furniture Companies, Inc.:
    Sun Trust Bank                              $15,000,000     $          0    $          0     $         0      $         0
    NationsBank                                  15,000,000        5,000,000               0               0                0
    Barnett Bank                                          0       25,000,000      23,600,000               0       23,600,000***
    Wachovia                                      8,000,000       15,000,000      22,900,000       8,000,000       14,900,000
    Bank of Tokyo, Ltd.                          18,000,000                0               0               0                0
    Sanwa Bank                                            0        5,000,000               0               0                0
  Havertys Credit Services, Inc.:
    First Union                                  40,000,000                0      20,800,000      20,800,000                0

                                                -----------     ------------     -----------     -----------      -----------

    Total Consoildated Bank Lines of Credit     $96,000,000     $ 50,000,000     $67,300,000     $28,800,000      $35,500,000
                                                ===========     ============     ===========     ===========      ===========

(1) Before Actual Execution of this Revolving Credit Facility and the Concurrent Cancellation or Reduction of the Committed Lines



                                                                       Current
                                                      Original Loan    Balance      Short Term    Long Term
                                                      -------------   ----------   ------------  -----------
Mortgaages:
    City of Farmers Branch (Tax Assessment)           $       43,544  $   38,781   $      1,405  $    37,376
    First Federal Savings & Loan (Vero Beach)                925,000     925,000              0      925,000

    Trust Co.(Austin)                                      1,840,000   1,196,000        122,666    1,073,334
    Trust Co.(G.O./West Peachtree & Spring)                1,948,000   1,266,200        129,867    1,136,333
    Trust Co.(Raleigh/Kitty Hawk)                            612,000     397,800         40,800      357,000
                                                      --------------   ---------    -----------  -----------
      Subtotal - Trust Company (dated 12/30/92)            4,400,000   2,860,000        293,333    2,566,667

    Wachovia (Sarasota/Tamiami Trail)                      1,200,000     180,000         80,000      100,000
    Wachovia (Cocoa/Hwy 1)                                   875,000     131,250         58,333       72,917
    Wachovia (Melbourne/W.New Haven)                       1,525,000     228,750        101,667      127,083
    Wachovaia (Memphis/Raleigh Springs Whse)                 600,000     100,000         40,000       60,000
    Wachovia (Tampa/Northgate)                             1,250,000     208,333         83,333      125,000
    Wachovia (Montgomery/Atlanta Hwy)              *         860,000     286,667         57,333      229,334
    Wachovia (Little Rock/Warehouse)               *         960,000     320,000         64,000      256,000
    Wachovia (Eastern Regional Whse)               *         900,000     300,000         60,000      240,000
    Wachovia (Tuscalossa/McFarland)                *       1,300,000     433,333         86,667      346,666
    Wachovia (Greenville/Haywood Rd)               *       1,600,000     533,334        106,667      426,667
    Wachovia (Atlanta/Cobb Parkway)                *         600,000     200,000         40,000      160,000
    Wachovia (Columbia/Dutch Square)               *         870,000     290,000         58,000      232,000
    Wachovia (Charleston/N Charleston)             *         970,000     323,333         64,667      258,666
    Wachovia (Columbia/Two Notch)                  *         880,000     293,333         58,666      234,667
    Wachovia (Athens/Atlanta Hwy)                  *       1,120,000     373,334         74,667      298,667
    Wachovia (Nashville/Heil Quaker Whse)          *       1,760,000     586,667        117,333      469,334
    Wachovia (Atlanta/Gwennett Place)              *       1,840,000     613,333        122,667      490,666
    Wachovia (Ft. Pierce/Port St. Lucie)           **        840,000     546,000         56,000      490,000
    Wachovia (Ft. Pierce/Treasure Coast)           **      1,400,000     910,000         93,333      816,667
    Wachovia (Atlanta/Southlake)                   **      1,246,000     809,900         83,067      726,833
    Wachovia (Savannah/Abercorn)                   **      1,750,000   1,137,500        116,667    1,020,833
                                                      -------------- -----------    -----------  -----------
     Subtotal - Wachovia/FNB of Atlanta                   24,346,000   8,805,067      1,623,067    7,182,000
                                                      -------------- -----------    -----------  -----------
     Total Mortgages                                  $   29,714,544 $12,628,848    $ 1,917,805  $10,711,043
                                                      ============== ===========    ===========  ===========


 * Wachovia (dated 03/01/88) (Multi-Property) Subtotal   $13,660,000 $ 4,553,334    $   910,667  $ 3,642,667
** Wachovia (dated 12/29/92) (Multi-Property) Subtotal   $ 5,236,000 $ 3,403,400    $   349,067  $ 3,054,333
*** Repaid in full on closing date.

                                                                      Page 3


                                                                         Current
Industrial Development Bonds:                        Original Loan       Balance       Short Term      Long Term
                                                     -------------    ------------     ----------     -----------
    Hall Try./Wachovia (Gainesville)                 $     700,000    $     93,333     $   46,667     $    46,666
    Dekalb Bond/Wachovia (Atl. Whse Add't'n)             1,350,000         225,000         90,000         135,000
    Jax Bond/First Union (Jax Whse Add't'n)              1,350,000         463,695         70,435         393,260
    Snellville Bond Wach. (Snellville)                   1,000,000         183,317         66,668         116,649
    Nashville Bond Wach. (Hickory Hollow)                2,200,000         652,000        144,000         508,000

                                                     -------------    ------------     ----------     -----------

       Total IDBs                                    $   6,600,000    $  1,617,345     $  417,770     $ 1,199,575
                                                     =============    ============     ==========     ===========
                                                                         Current
Capitalized Lease Obligations:                       Original Debt       Balance       Short Term      Long Term
                                                     -------------     -----------     ----------     -----------
    Tampa          (052)                                               $    78,017     $   71,773     $     6,244
    Richmond       (050)                                                    99,915         91,923           7,992
    Augusta        (051)                                                   103,006         94,765           8,241
    Lakeland       (043)                                                    39,009         30,883           8,126
    Fox Meadows    (047)                                                   145,274         26,556         118,718
    Southlake      (048)                                                   169,438         30,437         139,001
    Holcomb Bridge (054)                                                   183,667         45,709         137,958
    Shackleford    (053)                                                   208,300         84,298         124,002
    Orange Park    (057)                                                   171,140         60,783         110,357
    MSRW           (122)                             $   2,100,000       1,694,611         82,314       1,612,297
                                                     -------------     -----------     ----------     -----------

       Total Capitalized Leases                                        $ 2,892,377     $  619,441     $ 2,272,936
                                                                       ===========     ==========     ===========

                                    EXHIBIT A


                                     FORM OF
                              REVOLVING CREDIT NOTE


U.S. $________________                                           March 31, 1998
                                                               Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned HAVERTY FURNITURE COMPANIES, INC., a Maryland corporation (herein called "Borrower"), hereby promises to pay to the order of _______________________________, a _____________________ (herein, together with any subsequent holder hereof, called the "Lender"), for the account of its applicable Lending Office, on the Maturity Date the lesser of (i) the principal sum of _____________________________________ AND NO/100 UNITED
STATES DOLLARS ($_______________) and (ii) the outstanding principal amount of the Advances made by Lender to Borrower as Syndicated Loans pursuant to the terms of the Credit Agreement referred to below. Borrower likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

         The Lender shall record all Advances made as Syndicated Loans pursuant to its Commitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

         Any principal or, to the extent not prohibited by applicable law, interest due under this Revolving Credit Note that is not paid on the due date therefor, whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 3.03(d) of the Credit Agreement.

         All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement.

         This Revolving Credit Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, the Credit Agreement dated as of March 31, 1998 among Borrower, SunTrust Bank, Atlanta as Agent, First Union National Bank and NationsBank, N.A., as Co-Agents, and the other lenders set forth on the signature pages thereof (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for mandatory prepayments upon the occurrence of certain events.

         Borrower agrees to make payments of principal on the Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

         This Revolving Credit Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Revolving Credit Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Revolving Credit Note or the Credit Agreement.

         This Revolving Credit Note has been executed and delivered in Georgia and the rights and obligations of the Lender and Borrower hereunder shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

         Borrower expressly waives any presentment, demand, protest or notice in connection with this Revolving Credit Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS REVOLVING CREDIT NOTE.

         IN WITNESS WHEREOF, Borrower has caused this Revolving Credit Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                    HAVERTY FURNITURE COMPANIES, INC.


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                    Attest:
                                            ---------------------------------
                                            Name:
                                            Title:

                                                    [CORPORATE SEAL]

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                                                      Last Day of
                                                                   Amount of          Applicable            Notation
                          Amount of           Interest             Principal           Interest               Made
        Date               Advance              Rate                Prepaid             Period                 By
-----------------------------------------------------------------------------------------------------------------------




                                    EXHIBIT B

                            FORM OF BID FACILITY NOTE

U.S. $_____________________                                       March 31, 1998
                                                                Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned HAVERTY FURNITURE COMPANIES, INC., a Maryland corporation (herein called "Borrower"), hereby promises to pay to the order of _______________________________, a _____________________ (herein, together with any subsequent holder hereof, called the "Lender"), for the account of its applicable Lending Office, on the Maturity Date the lesser of (i) the principal sum of _____________________________ ($__________) and (ii) the
outstanding principal amount of the Bid Rate Advances made by Lender to Borrower as Bid Rate Loans pursuant to the terms of the Credit Agreement referred to below. Borrower likewise promises to pay interest on the outstanding principal amount of each such Bid Rate Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Bid Rate Advance in strict accordance with the terms of the Credit Agreement.

         The Lender shall record all Bid Rate Advances made pursuant to the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of Borrower hereunder or under the Credit Agreement with respect to the Bid Rate Advances evidenced hereby.

         Any principal or, to the extent not prohibited by applicable law, interest due under this Bid Facility Note that is not paid on the due date therefor, whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 3.03(d) of the Credit Agreement.

         All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement.

         This Bid Facility Note is issued pursuant to, and is one of the Bid Facility Notes referred to in, the Credit Agreement dated as of March 31, 1998 among Borrower, SunTrust Bank, Atlanta as Agent, First Union National Bank and NationsBank, N.A, as Co-Agents, and the other lenders set forth on the signature pages thereof (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for mandatory prepayments upon the occurrence of certain events.

         Borrower agrees to make payments of principal on the Bid Rate Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Bid Rate Advances in strict accordance with the terms thereof.

         This Bid Facility Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Bid Facility Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Bid Facility Note or the Credit Agreement.

         This Bid Facility Note has been executed and delivered in Georgia and the rights and obligations of the Lender and Borrower hereunder shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

         Borrower expressly waives any presentment, demand, protest or notice in connection with this Bid Facility Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS BID FACILITY NOTE.

         IN WITNESS WHEREOF, Borrower has caused this Bid Facility Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                    HAVERTY FURNITURE COMPANIES, INC.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Attest:
                                           ------------------------------------
                                           Name:
                                           Title:

                                [CORPORATE SEAL]

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                                                      Last Day of
                                                                   Amount of           Applicable           Notation
                          Amount of           Interest             Principal           Interest               Made
        Date               Advance              Rate                Prepaid             Period                 By

--------------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT C

                                     FORM OF
                                 SWING LINE NOTE

U.S. $5,000,000.00                                              March 31, 1998
                                                              Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned HAVERTY FURNITURE COMPANIES, INC., a Maryland corporation (the "Borrower") hereby promises to pay to the order of SUNTRUST BANK, ATLANTA, a Georgia banking corporation (herein, together with any subsequent holder hereof, the "Swing Line Lender") on the Maturity Date, an amount equal to the lesser of (x) FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or (y) so much thereof as may have been advanced by the Swing Line Lender to the Borrower under the Swing Line Subcommitment established pursuant to the terms of that certain Credit Agreement referred to below. Borrower likewise promises to pay interest on the outstanding principal amount of each such Swing Line Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

         The Swing Line Lender shall record all Swing Line Advances made pursuant to its Swing Line Subcommitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Swing Line Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Swing Line Lender to make any such endorsement or recordation shall not affect the obligations of Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

         Any principal or, to the extent not prohibited by applicable law, interest due under this Swing Line Note that is not paid on the due date therefor, whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 3.03(d) of the Credit Agreement.

         All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement unless otherwise directed by the Agent or the Swing Line Lender.

         This Swing Line Note is issued pursuant to, and is the Swing Line Note referred to in, the Credit Agreement dated as of March 31, 1998 among Borrower, SunTrust Bank, Atlanta as Agent, First Union National Bank and NationsBank, N.A., as Co-Agents, and the other lenders set forth on the signature pages thereof (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Swing Line Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for mandatory prepayments upon the occurrence of certain events.

         Borrower agrees to make payments of principal on the Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

         This Swing Line Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Swing Line Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Borrower agrees to pay, and save the Swing Line Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Swing Line Lender of any of its rights under this Swing Line Note or the Credit Agreement.

         This Swing Line Note has been executed and delivered in Georgia and the rights and obligations of the Swing Line Lender and Borrower hereunder shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

         Borrower expressly waives any presentment, demand, protest or notice in connection with this Swing Line Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS SWING LINE NOTE.

         IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be executed under seal and delivered by its duly authorized officer as of the date first above written.

                                    HAVERTY FURNITURE COMPANIES, INC.

                                    By:
                                       ----------------------------------------
                                       Dennis L. Fink
                                       Executive Vice President


                                    Attest:
                                          -------------------------------------
                                          Jenny Hill Parker
                                          Secretary

                                              [CORPORATE SEAL]

                           SCHEDULE TO SWING LINE NOTE

         Advances made under the Swing Line Subcommitment referred to in the foregoing Swing Line Note.

            Principal          Maturity              Interest          Payments
            Amount of          Date of               Rate of           Made on          Notation
Date        Loan               Loan                  Loan              Loan             Made By

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT D

                           FORM OF BID REQUEST LETTER

SunTrust Bank, Atlanta, as Agent
for the Lenders referred to below,
25 Park Place, 24th Floor
Atlanta, Georgia 30303

                                                                          [Date]

Attention:

Ladies and Gentlemen:

         The undersigned, HAVERTY FURNITURE COMPANIES, INC. (the "Borrower"), refers to the Credit Agreement dated as of March 31, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as Lenders, SunTrust Bank, Atlanta, as Agent, and First Union National Bank and NationsBank, N.A., as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.09(a) of the Credit Agreement that it requests a Bid Rate Loan or Bid Rate Loans under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Rate Loan or Bid Rate Loans is or are requested to be made:

(A)      Date of Bid Rate Loan
         (which is a Business Day)                   ______            ______

(B)      Interest Period and the last
         day thereof (1)                             ______            ______

(C)      Principal Amount of
         Bid Rate Loan (2)                           ______            ______


         Upon acceptance of any or all of the Bid Rate Advances offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section
4.02 of the Credit Agreement have been satisfied.

-------------
(1) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

(2) Not less than $2,000,000 (and in integral multiples of $100,000) nor greater than the lesser of (1) the amount by which $50,000,000 exceeds the aggregate outstanding amount of Bid Rate Loans and (2) the amount by which the sum of the Commitments exceeds the sum of the outstanding principal amount of the Loans.

                                    Very truly yours,

                                    HAVERTY FURNITURE COMPANIES, INC.

                                    By:
                                       ---------------------------------------
                                       Title: [Responsible Officer]

                                    EXHIBIT E

                        FORM OF BID REQUEST INVITE LETTER

[Name of Lender]
[Address]

                                                                          [Date]

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of March 31, 1998 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among HAVERTY FURNITURE COMPANIES, INC. (the "Borrower"), the financial institutions party thereto as Lenders, SUNTRUST BANK, ATLANTA, as Agent, and FIRST UNION NATIONAL BANK and NATIONSBANK, N.A., as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Bid Rate Bid Request on __________ ___, 19__, pursuant to Section 2.09(a) of the Credit Agreement, and in that connection you are invited to submit a Bid Rate Bid or Bid Rate Bids by [Date]/[Time].(1) Each of your Bid Rate Bids must comply with Section 2.09(b) of the Credit Agreement and the terms set forth below on which the Bid Rate Bid Request was made:

(A)      Date of Bid Rate Loan
         (which is a Business Day)                   ______            ______

(B)      Interest Period and the last
         day thereof                                 ______            ______

(C)      Principal Amount of
         Bid Rate Loan                               $_____            $_____




                                    Very truly yours,

                                    SUNTRUST BANK, ATLANTA, as
                                    Agent

                                    By:
                                      ----------------------------------------
                                    Title:
                                          ------------------------------------

----------------
(1) Each Bid Rate Bid must be received by the Agent not later than 12:00 noon, Atlanta, Georgia time, on the Business Day of a proposed Bid Rate Loan.

                                    EXHIBIT F

                           FORM OF BID RATE BID LETTER

SunTrust Bank, Atlanta, as Agent
for the Lenders referred to below,
25 Park Place, 24th Floor
Atlanta, Georgia  30303

                                                                          [Date]

Attention:

Ladies and Gentlemen:

         The undersigned, [Name of Lender], refers to the Credit Agreement dated as of March 31, 1998 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among HAVERTY FURNITURE COMPANIES, INC. (the "Borrower"), the financial institutions party thereto as Lenders, SunTrust Bank, Atlanta, as Agent, and FIRST UNION NATIONAL BANK and NATIONSBANK, N.A., as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Bid Rate Bid or Bid Rate Bids, as the case may be, pursuant to Section 2.09(b) of the Credit Agreement, in response to the Bid Rate Bid Request made by the Borrower on __________ ___, 19___, and in that connection sets forth below the terms on which such Bid Rate Bid or Bid Rate Bids is or are made:

(A)      Interest Period and last
         day thereof                                   ______       ______

(B)      Principal Amount(1)                          $______      $______

(C)      Bid Rate                                      ______       ______

         [In the event bids are accepted for more than one Interest Period in respect of which bids are set forth above, the aggregate principal amount of Bid Rate Advances made pursuant to Bid Rate Bids submitted hereby shall not exceed $_______ (2)].

-----------------

(1) Not less than $2,000,000 or greater than the requested Bid Rate Loan and in integral multiples of $100,000. Multiple bids will be accepted by the Agent not to exceed two.

(2)      Not less than $2,000,000 and in integral multiples of $100,000.

         The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.09(d) of the Credit Agreement.

                                    Very truly yours,

                                    [NAME OF LENDER]

                                    By:
                                        --------------------------------------
                                    Title:
                                          ------------------------------------

                                    EXHIBIT G

                        FORM OF BID ACCEPT/REJECT LETTER

SunTrust Bank, Atlanta, as Agent
for the Lenders referred to below
25 Park Place, 24th Floor
Atlanta, Georgia  30303

Attention:

Ladies and Gentlemen:

         The undersigned, HAVERTY FURNITURE COMPANIES, INC. (the "Borrower"), refers to the Credit Agreement dated as of March 31, 1998 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as Lenders, SunTrust Bank, Atlanta, as Agent, and First Union National Bank and NationsBank, N.A., as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         In accordance with Section 2.09(c) of the Credit Agreement, we have received a summary of bids in connection with our Bid Rate Bid Request dated _______ ___, 19__ and in accordance with Section 2.09(d) of the Credit Agreement, we hereby accept the following bids for the Interest Periods specified below:

1.       Interest Period commencing [date] and ending [date]

         Aggregate Principal Amount of Bids Accepted, if in Excess of Aggregate Amount Requested in Bid Rate Bid Request, is $_______.(1)

         Accepted Bids:

                 Principal Amount           Interest Rate             Lender
                     $                                 --%
                     $                                 --%


-------------
(1)      Must be prorated amongst Lenders as provided in Section 2.09(d).

[2.      Interest Period commencing [date] and ending [date]

         Aggregate Principal Amount of Bids Accepted, if in Excess of Aggregate Amount Requested in Bid Rate Bid Request, is $_________.(2)

         Accepted Bids:

                     Principal Amount         Interest Rate       Lender
                           $                            --%
                           $                            --%

                                                                              ]

         All Bid Rate Bids received but not listed above as accepted are hereby deemed rejected.

         [Insert special instructions, if any, with respect to the apportionment of the Borrower's acceptance among bids by a Lender for different Interest Periods]

                                    Very truly yours,

                                    HAVERTY FURNITURE COMPANIES, INC.



                                    By:
                                      -----------------------------------------
                                      Name:
                                      Title:

-------------------
(2)      Must be prorated amongst Lenders as provided in Section 2.09(d).

                                   EXHIBIT H

                          SUBSIDIARY GUARANTY AGREEMENT

                  This SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty"), dated as of March 31, 1998, made by HAVERTYS CREDIT SERVICES, INC., a Tennessee corporation (together with each Additional Guarantor becoming a party hereto, being herein collectively referred to as the "Guarantors") in favor of (i) SUNTRUST BANK, ATLANTA, a Georgia banking corporation (the "Agent"), in its capacity as agent for banks and other lending institutions parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders"), (ii) the Lenders and (iii) FIRST UNION NATIONAL BANK and NATIONSBANK, N.A., in their capacities as co-agents for the Lenders (the "Co-Agents"; the Lenders, the Agent and the Co-Agents being collectively referred to herein as the "Guaranteed Parties");

                              W I T N E S S E T H:

                  WHEREAS, Haverty Furniture Companies, Inc., a Maryland corporation ("Haverty"), the Lenders, the Co-Agents and the Agent have entered into that certain Credit Agreement dated as of March 31, 1998 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and including all schedules, riders, and supplements thereto, the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined)

                  WHEREAS, Haverty owns, directly or indirectly, all or a majority of the outstanding capital stock of each of the Guarantors;

                  WHEREAS, Haverty and Guarantors share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses with Haverty providing certain centralized financial, accounting and management services to each of the Guarantors;

                  WHEREAS, consummation of the transactions pursuant to the Credit Agreement will enhance the overall financial strength and stability of Haverty's entire corporate group, including the Guarantors;

                  WHEREAS, it is a condition precedent to the Lenders' obligations to enter into the Credit Agreement and to make extensions of credit thereunder that Guarantors execute and deliver this Guaranty, and Guarantors desire to execute and deliver this Guaranty to satisfy such condition precedent;

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into and perform their obligations under the Credit Agreement, the Guarantors hereby jointly and severally agree as follows:

                  SECTION 1. GUARANTY. The Guarantors hereby jointly and severally, irrevocably and unconditionally, guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Loans and all other Obligations owing by Haverty to the Lenders or the Agent, or any of them, under the Letter of Credit Obligations, Credit Agreement, the Notes and the other Credit Documents, including, without limitation, all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred and expenses) incurred by the Agent in enforcing any rights under this Guaranty (collectively, the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy with respect to Haverty, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by the Guarantors hereunder shall be made free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Taxes (as such term is defined in the Credit Agreement, but excluding Taxes imposed on overall net income of the Guaranteed Party to the same extent as excluded pursuant to the Credit Agreement), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations). The Guarantors acknowledge and agree that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against Haverty, against any security for the Guaranteed Obligations, against any other Guarantor or under any other guaranty covering any portion of the Guaranteed Obligations.

                  SECTION 2. GUARANTY ABSOLUTE. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

                  (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Agreement, the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

                  (b) any lack of validity or enforceability of the Credit Agreement, the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

                  (c) any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

                  (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of Haverty;

                  (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or Haverty, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

                  (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

                  (g) any application of sums paid by Haverty or any other Person with respect to the liabilities of Haverty to the Guaranteed Parties, regardless of what liabilities of Haverty remain unpaid;

                  (h) any act or failure to act by any Guaranteed Party which may adversely affect a Guarantor's subrogation rights, if any, against Haverty to recover payments made under this Guaranty; and

                  (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including Haverty or a trustee in bankruptcy for Haverty), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, the other Credit Documents, or any other instrument evidencing any liability of Haverty, and the Guarantors shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

                  SECTION 3. WAIVER. The Guarantors hereby waive notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waive presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against, and any other notice to, Haverty or any other party liable with respect to the Guaranteed Obligations (including the Guarantors or any other Person executing a guaranty of the obligations of Haverty).

                  SECTION 4. WAIVER OF SUBROGATION; CONTRIBUTION. No Guarantor will exercise any rights against Haverty which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise and each of the Guarantors hereby expressly waives any claim, right or remedy which the Guarantors may now have or hereafter acquire against Haverty that arises hereunder and/or from the performance by the Guarantors hereunder, including, without limitation, any claim, right or remedy of any Guaranteed Party against Haverty or any security which any Guaranteed Party now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under color of law or otherwise unless and until the Guaranteed Obligations have been indefeasibly paid in full.

                  In the event that any Guarantor (the "Funding Guarantor") shall make any pay ment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Guarantor (each, a "Contributing Guarantor") hereby agrees to contribute to the Funding Guarantor an amount equal to such Contributing Guarantor's pro rata share of such payment or payments made, or losses suffered, by such Funding Guarantor determined by reference to the ratio of (a) the dollar amount of the percentage of each such Contributing Guarantor's Net Assets (without giving effect to any right to receive any contribution or subrogation or obligation to make any contribution hereunder), to (b) the sum of the Net Assets of all Guarantors (including the Funding Guarantor) hereunder (without giving effect to any right to receive contribution or subrogation hereunder or any obligation to make any contribution hereunder); provided, that the Contributing Guarantor shall not be obligated to make any such payment to the Funding Guarantor if the Contributing Guarantor is not solvent at the time of such contribution or if the Contributing Guarantor would be rendered not solvent as a result thereof. Nothing in this Section shall affect each Guarantor's several liability for the entire amount of the Guaranteed Obligations, subject only to the limitations set forth in Section 14. For the purposes of this Section 4, (x) the "Net Assets" of any Guarantor shall mean the highest amount, as of any Determination Date, by which (A) the aggregate present fair saleable value of the assets of such Guarantor exceeds (B) the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder), and (y) "Determination Date" shall mean each of (1) the Closing Date, (2) the date of commencement of a case under the Bankruptcy Code in which a Guarantor is a debtor, and (3) the date enforcement hereunder is sought with respect to such Guarantor. Each Funding Guarantor covenants and agrees that its right to receive any contribution from any Contributing Guarantor hereunder shall be subordinated and junior in right of payment in full of all of the Guaranteed Obligations.

                  SECTION 5. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by a Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Agent.

                  SECTION 7. NOTICES. All notices and other communications provided for hereunder shall be given in the manner specified in the Credit Agreement (i) in the case of the Agent, at the address specified for the Agent in the Credit Agreement, and (ii) in the case of the Guarantors, at the respective addresses specified for such Guarantors in this Guaranty.

                  SECTION 8. NO WAIVER; REMEDIES. No failure on the part of the Agent or other Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Agent or other Guaranteed Parties to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9. WAIVER OF RIGHT OF SETOFF. By acceptance of this Guaranty, each Guaranteed Party hereby waives, with respect to the Guaranteed Obligations, any contractual or common law right of setoff against any deposits of any Guarantor now or hereafter held by and other indebtedness or property then or thereafter owing by such Guaranteed Party to any Guarantor.

                  SECTION 10. CONTINUING GUARANTY; TRANSFER OF OBLIGATIONS. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Commitments, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Agent, its successors, transferees and assigns, for the benefit of the Guaranteed Parties, provided that no transfer shall be effective unless such transfer is made pursuant to the terms of the Credit Agreement.

                  SECTION 11. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE GUARANTEED PARTIES TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

                  (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

                  (d) Nothing herein shall affect the right of the Guaranteed Parties or any holder of a Note to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

                  SECTION 12. SUBORDINATION OF HAVERTY'S OBLIGATIONS TO THE GUARANTORS. As an independent covenant, each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and other Guaranteed Parties that all obligations and liabilities of Haverty to such Guarantor of whatsoever description including, without limitation, all intercompany receivables of such Guarantor from Haverty ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of Haverty to the Agent and other Guaranteed Parties under the terms of the Credit Agreement and the other Credit Documents ("Senior Claims").

                  If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by Haverty to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

                  In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means Haverty or any Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code or any other applicable bankruptcy laws; or any involuntary case is commenced against Haverty or any Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of Haverty or any Guarantor, or Haverty or any Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Haverty or any Guarantor, or any such proceeding is commenced against Haverty or any Guarantor, or Haverty or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Haverty or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or Haverty or any Guarantor makes a general assignment for the benefit of creditors; or Haverty or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Haverty or any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or Haverty or any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by Haverty or any Guarantor for the purpose of effecting any of the foregoing.

                  In the event any direct or indirect payment or distribution is made to a Guarantor in contravention of this Section 12, such payment or distribution shall be deemed received in trust for the benefit of the Agent and other Guaranteed Parties and shall be immediately paid over to the Agent for application against the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

                  Each Guarantor agrees to execute such additional documents as the Agent may reasonably request to evidence the subordination provided for in this Section 12.

                  SECTION 13. AUTOMATIC ACCELERATION IN CERTAIN EVENTS. Upon the occurrence of an Event of Default specified in Section 8.07 of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other action on the part of the Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by Haverty has then been accelerated. In addition, if any event of the types described in Section 8.07 of the Credit Agreement should occur with respect to any Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by such Guarantor, without notice or other action on the part of the Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by Haverty has then been accelerated.

                  SECTION 14. SAVINGS CLAUSE. (a) It is the intent of each Guarantor and the Guaranteed Parties that each Guarantor's maximum obligations hereunder shall be, but not in excess of:

                           (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                           (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of
         Section 544 of the Bankruptcy Code; or

                           (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

                  (b) To the end set forth in Section 14(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among Guarantors, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 14(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 14 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

                  (c) None of the provisions of this Section 14 are intended in any manner to alter the obligations of any holder of Subordinated Debt or the rights of the holders of "senior indebtedness" as provided by the terms of the Subordinated Debt. Accordingly, it is the intent of each of the Guarantors that, in the event that any payment or distribution is made with respect to the Subordinated Debt prior to the payment in full of the Guaranteed Obligations by virtue of the provisions of this Section 14, in any case or proceeding of the kinds described in clauses (i)-(iii) of Section 14(a), the holders of the Subordinated Debt shall be obligated to pay or deliver such payment or distribution to or for the benefit of the Guaranteed Parties. Furthermore, in respect of the Avoidance Provisions, it is the intent of each Guarantor that the subrogation rights of the holders of Subordinated Debt with respect to the obligations of the Guarantor under this Guaranty, be subject in all respects to the provisions of
         Section 14(b).

                  SECTION 15. INFORMATION. Each of the Guarantors assumes all responsibility for being and keeping itself informed of Haverty's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

                  SECTION 16. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in Sections 5.01 through 5.06 of the Credit Agreement are true and correct.

                  SECTION 17. SURVIVAL OF AGREEMENT. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the Credit Agreement, the making of the Loans and the execution and delivery of the Notes and the other Credit Documents.

                  SECTION 18. COUNTERPARTS. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                  SECTION 19. ADDITIONAL GUARANTORS. Upon execution and delivery by any Subsidiary of Haverty of an instrument in the form of Annex 1, such Subsidiary of Haverty shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an "Additional Guarantor"). The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

                  IN WITNESS WHEREOF, each Guarantor and the Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

Address for Notices:                    HAVERTYS CREDIT SERVICES, INC.
                                       (a "Guarantor")

866 West Peachtree St., N.W.           By:
Atlanta, Georgia 30308-1123               -------------------------------------
                                           Benny F. Koonce
                                           President

                                       Attest:
                                               --------------------------------
                                               Melvin P. Setzer, Jr.
                                               Secretary




                [SIGNATURE PAGE TO SUBSIDIARY GUARANTY AGREEMENT]

                                        ACCEPTED:

                                        SUNTRUST BANK, ATLANTA, as Agent

                                        By:
                                          ------------------------------------
                                        Title:
                                              --------------------------------

                                        By:
                                          ------------------------------------
                                        Title:
                                              --------------------------------

                                                      [CORPORATE SEAL]

                [SIGNATURE PAGE TO SUBSIDIARY GUARANTY AGREEMENT]

SECTION 12 OF THE GUARANTY
HEREBY ACKNOWLEDGED AS OF THE
DATE FIRST ABOVE WRITTEN:

HAVERTY FURNITURE COMPANIES, INC.

By:
   ------------------------------
   Dennis L. Fink
   Executive Vice President




                [SIGNATURE PAGE TO SUBSIDIARY GUARANTY AGREEMENT]

                                   EXHIBIT I

                           FORM OF CLOSING CERTIFICATE

                              CLOSING CERTIFICATE

         Pursuant to Section 4.01 of the Credit Agreement dated as of March 31, 1998 (the "Credit Agreement") among HAVERTY FURNITURE COMPANIES, INC., a Maryland corporation ("Haverty"), SUNTRUST BANK, ATLANTA, a Georgia banking corporation, as Agent, FIRST UNION NATIONAL BANK and NATIONSBANK, N.A., as Co-Agents, and the other banks and lending institutions listed on the signature pages thereto, the undersigned in their respective capacities as officers, directors, or authorized signatories of Haverty hereby certify to the Lenders, the Agent and the Co-Agents as follows (capitalized terms used herein having the same meanings as assigned to such terms in the Credit Agreement):

1. All representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof.

2. After giving effect to the Loans to be made or deemed to be made to Haverty pursuant to the Credit Agreement on the date hereof, no Default or Event of Default has occurred and is continuing.

3. Since the date of the audited financial statements of the Consolidated Companies described in Section 5.13 of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Materially Adverse Effect.

4. Except as may be described on Schedule 5.05 of the Credit Agreement, no action or proceeding has been instituted or is pending before any court or other governmental authority, or, to the knowledge of Haverty, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its businesses or assets, where such portion or portions of such businesses or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies.

5. The Loans to be made on the date hereof are being used solely for the purposes provided in the Credit Agreement, and such Loans and use of proceeds thereof will not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority, applicable to Haverty.

6. The conditions precedent set forth in Sections 4.01 and 4.02 of the Credit Agreement have been or will be satisfied (or have been waived pursuant to the terms of the Credit Agreement) prior to or concurrently with the making of the Loans under the Credit Agreement on the date hereof.

7. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

8. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consents or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

         This Certificate executed and delivered on behalf of Haverty this 31st day of March, 1998.

                                 Dennis L. Fink
                                 Executive Vice President

                                   EXHIBIT J


                                          , 1998



SunTrust Bank, Atlanta, As Agent
25 Park Place
Atlanta, Georgia 30303

First Union National Bank, As Co-Agent
999 Peachtree Street, 12th Floor
Atlanta, Georgia 30309

NationsBank, N.A., As Co-Agent
Corporate Finance
NationsBank Plaza
600 Peachtree Street, NE, 21st Floor
Atlanta, Georgia 30308

And the Lenders from time to time party to The Credit Agreement hereafter described

     Re:  Credit Agreement dated as of           , 1998, among Haverty
          Furniture Companies, Inc., each of the Lenders listed on the signature pages thereto, SunTrust Bank, Atlanta, as Agent and
                     and          as Co-Agents (the "Credit Agreement")

Ladies and Gentlemen:

     We have acted as counsel to Haverty Furniture Companies, Inc., a Maryland corporation (the "Borrower"), and Havertys Credit Services, Inc., a Tennessee corporation (the "Guarantor"), in connection with the execution and delivery of the Credit Agreement. This opinion is furnished pursuant to Section 4.01(k) of the Credit Agreement. Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Credit Agreement.

     In connection with giving the opinions set forth herein, we have examined originals or documents certified, or otherwise identified to our satisfaction, as copies of the originals of the following documents:

     1.   The Credit Agreement;

     2.   The Revolving Notes;

SunTrust Bank, Atlanta, as Agent
First Union National Bank and NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
            , 1998
Page 2


     3.   The Bid Facility Notes;

     4.   The Swing Line Note;

     5. The Guaranty Agreement (the "Guaranty" and collectively, with the Credit Agreement and the Revolving Notes, the Bid Facility Notes and the Swing Line Note, the "Transaction Documents");

     6. The respective Articles of Incorporation and Bylaws of each of the Borrower and Guarantor and all amendments to such Articles of Incorporation and Bylaws;

     7. The respective corporate minute books of each of the Borrower and Guarantor certified to us as complete and correct;

     8. Corporate proceedings of each of the Borrower and Guarantor relating to the execution and delivery of the Transaction Documents;

     9.   Certificate of Good Standing with respect to the Borrower issued by
          the Secretary of State of the State of Maryland, dated as of        ,
          1998 (the "Maryland Certificate");

     10.  Certificate of Good Standing with respect to the Guarantor issued by
          the Secretary of State of the State of Tennessee, dated as of       ,
          1998 (the "Tennessee Certificate");

     11.  Certificate of Good Standing with respect to the Borrower issued by
          the Secretary of State of the State of Georgia, dated as of         ,
          1998 (the "Georgia Certificate"); and

     12.  The Material Agreements (as defined below).

     This opinion letter is governed by, and shall be interpreted in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Certain Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards"), which Interpretive Standards are incorporated in this opinion letter by this reference. As a consequence, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Interpretive Standards, and this opinion letter should be read in conjunction therewith.

SunTrust Bank, Atlanta, as Agent
First Union National Bank and NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
_______________, 1998
Page 3


     In our examination of documents for the purpose of rendering the opinions set forth below, we have assumed the genuineness of all signatures other than those on the Transaction Documents for or on behalf of the Borrower and Guarantor, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the authenticity of such latter documents. As to questions of fact material to our opinions, we have relied, with your permission, and without independent verification of the accuracy or completeness thereof, solely upon (i) the contents of the Borrower's and Guarantor's respective corporate minute book, as described in item 7 above; (ii) the statements and representations of certain corporate officers of the Borrower and Guarantor set forth in the Officer's Certificates attached hereto as Exhibits "A-2" and "A-1", respectively (collectively, the "Officer's Certificates"); (iii) the statements and representations contained in the Maryland Certificate, the Tennessee Certificate and the Georgia Certificate; and (iv) the Borrower's and Guarantor's respective statements, representations and warranties contained in the Transaction Documents.

     Whenever our opinion herein is qualified by the phrase "to our knowledge," or any other phrase of similar import, it is intended to indicate that the current actual knowledge of the attorneys within this firm actively engaged in the representation of the Borrower or the Guarantor is not inconsistent with that portion of the opinion which such phrase qualifies; our use of such phrases shall not indicate that we have made, and, in fact we have not made, an independent investigation concerning the accuracy or veracity of the representations or warranties or statements of fact contained in any of the Transaction Documents, the Officer's Certificates, the Maryland Certificate, the Tennessee Certificate, the Georgia Certificate or any other documents identified in the preceding paragraph, or that we have made any review of any files, documents or other materials relating to the Borrower or Guarantor which have come into our possession in connection with any transactions other than the transactions contemplated by the Transaction Documents. We have not made any independent review or investigation of orders, judgments or decrees by which the Borrower or Guarantor is or may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Borrower, and we have made no searches of any litigation dockets or any other public records.

     Except to the extent set forth in the following sentence, our opinions herein are limited to the laws of the State of Georgia and the federal laws of the United States of America. To the extent that the opinions expressed below involve matters governed by the General Corporation Law of Maryland or the Tennessee Business Corporation Act, with your permission, we have based our opinions solely on, and limited our review to, the applicable provisions of those statutes, as reported and annotated in Aspen Law & Business/Prentice-Hall Information Services, Corporation Statutes, State Statutes, Volume 4 and Volume 7 (1994: as updated through January, 1998). We are not admitted to the bar of any state other than the State of Georgia.

SunTrust Bank, Atlanta, as Agent
First Union National Bank and NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
_______________, 1998
Page 4


     Based on and subject to the foregoing and such other qualifications as are set forth below, we are of the opinion that:

     1. The Borrower is a corporation, duly organized, validly existing and, based solely on our review of the Maryland Certificate, in good standing under the laws of the State of Maryland. The Guarantor is a corporation, duly organized, validly existing and, based solely on our review of the Tennessee Certificate, in good standing under the laws of the State of Tennessee. Based solely on our review of the Georgia Certificate the Borrower is a corporation authorized to transact business as a foreign corporation under the laws of the State of Georgia. As used herein, "good standing" shall mean that all filings and registrations have been made under the applicable filing and annual registration provisions under the respective business corporation code of such entity's state of incorporation, and that all filing fees that are due and payable thereunder have been paid.

     2. Each of the Borrower and the Guarantor has the full corporate power and corporate authority to execute, deliver and perform all of its respective obligations under the Credit Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance by the Borrower and the Guarantor of the Transaction Documents to which it is a party have been authorized by all necessary corporate action.

     3. Each of the Transaction Documents to which it is a party has been duly executed and delivered by the Borrower and the Guarantor and each of the Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of the Borrower and the Guarantor enforceable against Borrower and Guarantor, as applicable, in accordance with its respective terms.

     4. The execution, delivery and performance by the Borrower and Guarantor of the Transaction Documents to which it is a party in accordance with their respective terms will not:

     (i) violate any provision of its respective Articles of Incorporation or Bylaws:

     (ii) violate any laws, ordinances, governmental rules or regulations applicable to it or its respective property;

     (iii) result in the breach of or constitute a default under any Material Agreement (the term "Material Agreement," as used herein, shall mean each of the agreements which has been filed with the Securities and Exchange Commission as an exhibit (including any document which, in lieu of being filed as such an exhibit, is incorporated by reference or which the Borrower agrees or has agreed to provide to the Securities and Exchange Commission upon request) to the Borrower's most recently filed Annual Report on Form 10-K, or any subsequently filed report of Borrower on Form 10-Q or Form 8-K,

SunTrust Bank, Atlanta, as Agent
First Union National Bank and NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
_______________, 1998
Page 5


pursuant to the requirements of Item 601(b)(10) of SEC Regulation S-K, 17 CFR Sec. 229.601(b)(10), as amended); or

     (iv) to our knowledge, result in either (a) the violation of any judicial or administrative decree, writ, judgment or order to which it or its respective assets is subject or (b) the creation of or imposition of any contractual lien in favor of anyone other than the Lenders, the Agent or the Co-Agents upon or with respect to any of its respective property.

     5. No consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board,, bureau, agency or instrumentality is necessary for the valid execution, delivery or performance by Borrower or the Guarantor of the Transaction Documents to which it is a party.

     6. While the laws of the State of Georgia relating to matters of interest and usury are not without ambiguities, a court applying the laws of the State of Georgia in a properly reasoned opinion should conclude that the Transaction Documents are in compliance with the laws of the State of Georgia; provided, however, that we express no opinion herein as to any provision of any Transaction Documents (if any) that may be construed to require or permit interest to be charged or paid on unpaid interest except to the extent permitted under Official Code of Georgia Annotated ("O.C.G.A.") Sec.7-4-17.

     7. Neither the Borrower nor the Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     8. The making of any Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     Our opinions set forth herein are also further limited by the following exceptions and qualifications:

     (i) We have assumed that the only interest, fees and other charges contracted for or to be reserved, charged, taken or paid in connection with the loan transaction contemplated by the Transaction Documents are those set forth in the Transaction Documents and that all such interest, fees and charges will be reserved, charged, taken and applied by the Lenders solely as described therein. We also have assumed that no interest shall be reserved, charged, taken or paid under the Transaction Documents on unpaid interest and that under no circumstances shall the rate of interest payable under the Transaction

SunTrust Bank, Atlanta, as Agent
First Union National Bank and NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
____________, 1998
Page 6


Documents exceed 5.0% per month (whether due to prepayment, acceleration, lack of borrowing or otherwise). We also have assumed that the proceeds of the Loans will be used by the borrower in accordance with the terms of the Credit Agreement.

     (ii) Our opinion with respect to the enforceability of the indemnification provisions contained in the Transaction Documents is limited by the existence of a split of judicial authority concerning the enforceability of private indemnification agreements with respect to liabilities arising under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"). Although a majority of courts which have addressed that issue to date have held that private parties may apportion by contract any liability arising under CERCLA, standing decisions by a minority of such courts have held that such private indemnification agreements cannot be enforced to the extent that they effectively relieve responsible parties from liabilities expressly allocated by CERCLA. Neither the United States Supreme Court, the United States Court of Appeals for the Eleventh Circuit, the Georgia Supreme Court nor any other court whose decisions would clearly constitute binding authority with respect to interpretation of the Transaction Documents has addressed this issue. Accordingly, at present, the enforceability of any indemnification provisions of the Transaction Documents that purport to cover liabilities created or allocated under CERCLA, or similar environmental laws, cannot be said to be free from doubt.

     (iii) Our opinion with respect to the enforceability of any of the Transaction Documents is qualified to the extent enforcement may be limited by certain other laws and legal and equitable principles of the State of Georgia and federal law which may limit or render ineffective certain of the rights, remedies and waivers contained in the Transaction Documents, none of which other laws or legal or equitable principles should substantially interfere with the practical realization by the Lenders of the benefits intended to be afforded under the Transaction Documents.

     (iv) with respect to any element of mutuality which may be required in order to support the enforceability of the Transaction Documents, we have assumed that the Lenders, the Agent and the Co-Agents have all requisite power and authority to enter into and perform their respective obligations under the Credit Agreement and the other Transaction Documents to which they are parties, that the Credit Agreement and such other Transaction Documents have been duly authorized, executed and delivered by such Lenders, the Agent and the Co-Agent, and that the Credit Agreement and such other Transaction Documents constitute the legal, valid and binding obligations of such Lenders, the Agent and the Co-Agents.

     (v) Our opinion with respect to the enforceability of the Guaranty is also subject to the effects of laws of the State of Georgia which may, in the absence of a waiver or consent by a guarantor, discharge such guarantor as a result of
(a) the discharge of the guaranteed obligation, (b) any change in

SunTrust Bank, Atlanta, as Agent
First Union National Bank and NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
____________, 1998
Page 7


the nature or terms of the guaranteed obligations, (c) any release or compounding with any co-guarantor, (d) any action of a creditor that injures or increases the risk to which such guarantor is exposed, including any impairment of collateral for the guaranteed obligation, or (e) any failure by the creditor to comply with the provisions of O.C.G.A. Section 10-7-23 or Section 10-7-24.

     This opinion letter has been delivered solely for the benefit of the Agent, the Co-Agents, the Lenders and their permitted successors and assigns under the Transaction Documents in connection with the transactions contemplated by the Credit Agreement and may not be relied upon by any other person or entity or for any other purpose without our express prior written permission. We expressly disclaim any duty to update this opinion letter in the future in the event there are any changes in relevant fact or law that may change or otherwise affect any of the opinions expressed herein.


                                        Very truly yours,


                                        SMITH, GAMBRELL & RUSSELL, LLP



                                        By:
                                           ------------------------------
                                           Arthur Jay Schwartz, a Partner

                                 EXHIBIT "A-1"

                         FORM OF OFFICER'S CERTIFICATE


                             OFFICER'S CERTIFICATE
                                       OF
                         HAVERTYS CREDIT SERVICES, INC.

     The undersigned, Benny F. Koonce, in his capacity as President of Havertys Credit Services, Inc., a Tennessee corporation (the "Guarantor"), has executed this Certificate in connection with the opinion letter (the "Opinion Letter") to be rendered by Smith, Gambrell & Russell, LLP pursuant to the consummation of the transactions contemplated by that certain Credit Agreement (the "Credit
Agreement"), dated as of            , 1998, between Haverty Furniture Companies,
Inc., SunTrust Bank, Atlanta, as agent (the "Agent"),        and          , as
Co-Agents, and the Lenders that are a party thereto (the "Lenders") and that
certain Guaranty dated        , 1998 executed by Guarantor in favor of the
Agent,       and       , as Co-Agents, and the Lenders. The undersigned
authorizes Smith, Gambrell & Russell, LLP to rely on this Certificate in rendering the Opinion Letter. Capitalized terms set forth in this Certificate and not otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

     The undersigned hereby certifies that:

     1. The following persons are the duly elected and qualified officers of the Guarantor occupying the office set forth next to his respective name:

          President and General Manager:          Benny F. Koonce

          Secretary and Treasurer:                Melvin Setzer, Jr.

     2. The corporate minute book of the Guarantor provided to Smith, Gambrell & Russell, LLP contains a true and correct copy of the Bylaws and Articles of Incorporation of the Guarantor, and all amendments thereto, if any, and all minutes of meetings of the shareholders and the Board of Directors of the Guarantor.

     3. The statements, representations and warranties of the Guarantor contained in the Credit Documents are true and correct in all respects and Smith, Gambrell & Russell, LLP is entitled to rely thereon in rendering the Opinion Letter.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as
of               , 1998.


                                   ------------------------------------
                                   Benny F. Koonce, as President
                                   of Havertys Credit Services, Inc.

                                 EXHIBIT "A-2"

                         FORM OF OFFICER'S CERTIFICATE


                             OFFICER'S CERTIFICATE
                                       OF
                         HAVERTY FURNITURE COMPANIES, INC.

     The undersigned, Dennis L. Fink, in his capacity as Executive Vice President of Haverty Furniture Companies, Inc., a Maryland corporation (the "Borrower"), has executed this Certificate in connection with the opinion letter (the "Opinion Letter") to be rendered by Smith, Gambrell & Russell, LLP pursuant to the consummation of the transactions contemplated by that certain Credit
Agreement (the "Credit Agreement"), dated as of __         , 1998, between
Haverty Furniture Companies, Inc. and SunTrust Bank, Atlanta, as Agent, ______ and _______, as Co-Agents, and the Lenders that are a party thereto (the
"Lenders") and that certain Guaranty, dated as of         , 1998, executed by
Havertys Credit Services, Inc. in favor of the Lenders. The undersigned authorizes Smith, Gambrell & Russell, LLP to rely on this Certificate in rendering the Opinion Letter. Capitalized terms set forth in this Certificate and not otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

     The undersigned hereby certifies that:

     1. The following persons are duly elected and qualified officers of the Borrower occupying the office set forth next to his or her respective name:

          President and Chief Executive Officer:          John E. Slater, Jr.

          Executive Vice President and Chief
          Financial Officer:                              Dennis L. Fink

          Secretary and Vice President,
          Finance:                                        Jenny H. Parker

     2. The corporate minute book of the Borrower provided to Smith, Gambrell & Russell, LLP contains a true and correct copy of the Bylaws and Articles of Incorporation of the Borrower, and all amendments thereto, if any, and all minutes of meetings of the shareholders and the Board of Directors and the Executive Committee of Board of Directors of the Borrower.

     3. The statements, representations and warranties of the Borrower contained in the Credit Documents are true and correct in all respects and Smith, Gambrell & Russell, LLP is entitled to rely thereon in rendering the Opinion Letter.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
                 , 1998.


                                 -------------------------------------------
                                 Dennis L. Fink, as Executive Vice President of Haverty Furniture Companies, Inc.

                                    EXHIBIT K

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  Reference is made to that certain Credit Agreement dated as of March 31, 1998 (as may be amended, modified or supplemented to the date hereof, the "Credit Agreement"), among HAVERTY FURNITURE COMPANIES, INC., as Borrower (the "Borrower"), the lenders listed on the signature pages thereof ("Lenders"), SUNTRUST BANK, ATLANTA, as Agent, and FIRST UNION NATIONAL BANK and NATIONSBANK, N.A., as Co-Agents. Terms defined in the Credit Agreement are used herein with the same meanings.

1. Assignor (as identified below) hereby sells and assigns to Assignee (as identified below), without recourse against Assignor, and Assignee hereby purchases and assumes from Assignor, without recourse against Assignor, effective as of the Effective Date hereinafter set forth, the interests set forth below (collectively, the "Assigned Interest"), in Assignor's rights and obligations under the Credit Agreement, including without limitation, the below specified [Revolving Loan Commitment] on the Effective Date, and the below specified [Revolving Loans] [Letter of Credit Obligations] [Bid Rate Loans] [Swing Line Loans] owing to Assignor that are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date, and the amount (if any) set forth below of the fees referred to in Section 3.05(b) and (c) of the Credit Agreement accrued to the Effective Date for the account of Assignor. From and after the Effective Date, (a) Assignee shall be a party to and be bound by the provisions of the Credit Agreement, and to the extent of the interest assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Credit Documents (except for any such obligations that are due and payable on, or that become due and payable before, the effectiveness of this Assignment and Acceptance), and (b) Assignor shall, to the extent of its interest assigned by this Assignment and Acceptance and otherwise to the extent set forth in the foregoing clause (a), relinquish its rights and be released from its obligations under the Credit Agreement and the Credit Documents.

2. Each of the Assignor and the Assignee represents, warrants and agrees to and with the other and the Agent as follows: (i) Assignor warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its [Revolving Loan Commitment], and the outstanding balances of its [Loans] [Letter of Credit Obligations] under each Facility, in each case, without giving effect to assignments thereof which have not become effective, are as set forth below, (ii) except as set forth in (i), Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document or any instrument or documents furnished pursuant thereto, or the financial condition of Haverty or any other Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents; (iii) the Assignee represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (iv) Assignee confirms that it has received a copy of the Credit Agreement, such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (v) Assignee agrees that it will perform its obligations as a Lender under the Credit Documents as required by the terms thereof; and (vi) Assignee appoints and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms of the Credit Agreement and the other Credit Documents, together with such powers as are reasonably incidental thereto.

3. This Assignment and Acceptance is being delivered to the Agent, together with (i) the Notes evidencing the Loans included in the Assigned Interest, and (ii) a copy of the Assignment and Acceptance after it is duly executed by each of the Assignee and the Assignor.

4. This Assignment shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the conflict of laws principles thereof.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address (Including Telex and Telecopy Numbers) for Notices:

Assignee's Lending Office:

Effective Date of Assignment (may not be fewer than five (5) Business Days after the date of the Assignment):

                                                                     PERCENTAGE OF
                                    PRINCIPAL AMOUNT                  COMMITMENT
FACILITY                               ASSIGNED                        ASSIGNED
--------                            ----------------                 -------------
Revolving
  Loan Facility                     $                                      %

Letter of Credit
  Facility                          $                                      "

Bid Rate
  Facility                          $                                      "

Swing Line
   Facility                         $                                      "

         Immediately after giving effect to this Assignment:

         (a) The aggregate amount of the Revolving Loan Commitment of Assignor is
            --------------------;

         (b) The aggregate amount of the Letter of Credit Obligations of the Assignor is
            --------------------;

         (c)  The aggregate amount of the Bid Rate Loans of the Assignor is

--------------------;

         [(d) The aggregate amount of the Swing Line Loans of the Assignor is

--------------------.]


The terms set forth herein are
hereby agreed to by
________________________, as Assignor.


By:
   ------------------------------------
   Name:
   Title:
   As Assignor

The terms set forth herein are
hereby agreed to by
________________________, as Assignee.


By:
   -----------------------------------
   Name:
   Title:
   As Assignee


CONSENTED TO:

SUNTRUST BANK, ATLANTA, AS AGENT

By:
   ------------------------------------
   Name:
   Title:


HAVERTY FURNITURE COMPANIES, INC.

By:
   -------------------------------------
   Name:
   Title:

                                                                         ANNEX 1

                                   SUPPLEMENT
                        TO SUBSIDIARY GUARANTY AGREEMENT

                  THIS SUPPLEMENT TO SUBSIDIARY GUARANTY AGREEMENT (this "Supplement to Guaranty Agreement"), dated as of ___________, 19__, made by ______________________, a ________ corporation (the "Additional Guarantor"), in favor of (i) SUNTRUST BANK, ATLANTA, a Georgia banking corporation (the "Agent"), in its capacity as agent for banks and other lending institutions parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders") (ii) and (iii) FIRST UNION NATIONAL BANK and NATIONSBANK, N.A., in their capacities as co-agents for the Lenders (the "Co-Agents"; the Lenders, the Agent and the Co-Agents, being collectively referred to herein as the "Guaranteed Parties").

                              W I T N E S S E T H:

                  WHEREAS, certain Subsidiaries (the "Subsidiary Guarantors") of Haverty have executed and delivered that certain Subsidiary Guaranty Agreement dated as of March 31, 1998 (the "Subsidiary Guaranty") pursuant to which the Subsidiary Guarantors have agreed to guarantee all of the obligations of Haverty under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement);

                  WHEREAS, Haverty, the Subsidiary Guarantors and the Additional Guarantor share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses; Haverty provides certain centralized financial, accounting and management services to the Additional Guarantor; and the making of the loans will enhance the overall financial strength and stability of the Haverty's corporate group, including the Additional Guarantor;

                  WHEREAS, it is a condition subsequent to the Lenders' obligation to make loans to Haverty under the Credit Agreement that the Additional Guarantor execute and deliver to the Agent this Supplement to Guaranty Agreement, and the Additional Guarantor desires to execute and deliver this Supplement to Guaranty Agreement to satisfy such condition subsequent;

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the loans to Haverty under the Credit Agreement, the Additional Guarantor hereby agrees as follows:

1. DEFINED TERMS. Capitalized terms not otherwise defined herein which are used in the Subsidiary Guaranty are used herein with the meanings specified for such terms in the Credit Agreement.

2. ADDITIONAL GUARANTOR. The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Subsidiary Guaranty and shall be fully liable thereunder to the Agent and other Guaranteed Parties to the same extent and with the same effect as though the Additional Guarantor had been one of the Guarantors originally executing and delivering the Subsidiary Guaranty. Without limiting the foregoing, the Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Subsidiary Guarantors under the Subsidiary Guaranty), irrevocably and unconditionally, guarantees the punctual payment when due, whether at stated maturity by acceleration of otherwise, of the Borrowings and all other Obligations (as defined in the Credit Agreement, and including all renewals, extensions, modifications and refinancings thereof, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including reasonable attorneys' fees actually incurred and reasonable out-of-pocket expenses) incurred by the Agent and other Guaranteed Parties in enforcing any rights under the Subsidiary Guaranty (as supplemented hereby), subject, however, to the limitations expressly provided in the Subsidiary Guaranty in Section 15 thereof. All references in the Subsidiary Guaranty to "Guarantors" or any "Guarantor" shall be deemed to include and to refer to the Additional Guarantor.

3. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) THIS SUPPLEMENT TO GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS SUPPLEMENT TO GUARANTY AGREEMENT, THE ADDITIONAL GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT OR OTHER GUARANTEED PARTIES WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY GUARANTEED

PARTY TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL GUARANTOR IN ANY OTHER JURISDICTION.

                  (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

                  (d) Nothing herein shall affect the right of the Guaranteed Parties or any holder of a Note to commence legal proceedings or otherwise proceed against the Additional Guarantor in any other jurisdiction.

                  IN WITNESS WHEREOF, the Additional Guarantor has caused this Supplement to Guaranty to be duly executed and delivered under seal by its duly authorized officers as of the date first above written.

Address for Notices:                 ADDITIONAL GUARANTOR:

                                     ------------------------------------------

                                     By:
                                        ---------------------------------------
                                        Title:
                                              ---------------------------------

                                     Attest:
                                            -----------------------------------
                                            Title:
                                                  -----------------------------

                                                        [CORPORATE SEAL]

                                    EXHIBIT L

                         FORM OF COMPLIANCE CERTIFICATE

SunTrust Bank, Atlanta, as Agent,
First Union National Bank and
NationsBank, N.A., as Co-Agents,
and each of the Lenders party
to the Credit Agreement referenced
below

                  Re:  Haverty Furniture Companies, Inc.

Gentlemen:

         The undersigned, ______________________, being the chief financial officer or principal accounting officer of Haverty Furniture Companies, Inc., a Maryland corporation (the "Borrower"), hereby delivers this Compliance Certificate to the Agent, the Co-Agents and the Lenders as required by the terms of that certain Credit Agreement dated as of March 31, 1998 by and among SunTrust Bank, Atlanta, individually and as Agent, First Union National Bank and NationsBank, N.A., individually and as Co-Agents, the Borrower and the Lenders party thereto (the "Credit Agreement"). All terms used herein without definition shall have the meaning set forth in the Credit Agreement.

         1. The undersigned is duly authorized to execute and deliver this certificate on behalf of the Borrower.

         2. The calculations set forth in Attachment 1 hereto are true and accurate computations of the financial covenants and the other provisions identified on such Attachment in accordance with the terms of the Credit Agreement.

         3. The consolidated financial statements of the Borrower and its Subsidiaries attached hereto for the fiscal [quarter][year] ending ____________________ fairly present in all material respects the financial position of the Borrower and its Subsidiaries as at the end of such fiscal [quarter][year] on a consolidated basis, and the results of operations and statements of cash flows of the Borrower and its Subsidiaries for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with generally accepted accounting principles consistently applied [(subject, in the case of such quarterly financial statements, to normal year-end audit adjustments and the absence of footnotes).]

         4. Based upon a review of the activities of Consolidated Companies and the financial statements attached hereto during the period covered thereby, there exists no Event of Default or Default under the Credit Agreement.


                                             ----------------------------------
                                             Name:
                                             Title:

                   Attachment No. 1 to Compliance Certificate

         The Compliance Certificate attached hereto is as of ____________ and pertains to the period from ____________ to ____________.

                    [To be provided in the customary format.]

                                CREDIT AGREEMENT

                           dated as of March 31, 1998

                                      among


                         HAVERTYS CREDIT SERVICES, INC.,

                           THE LENDERS LISTED HEREIN,

                                       and

                             SUNTRUST BANK, ATLANTA

                                    as Agent

                                       and

                            First Union National Bank
                                       and

                                NationsBank, N.A.
                                  as Co-Agents

                                TABLE OF CONTENTS


                                                                                                   Page
                                                                                                   ----
ARTICLE I.

                  DEFINITIONS; CONSTRUCTION......................................................... 1
                  Section 1.01.  Definitions........................................................ 1
                  Section 1.02.  Accounting Terms and Determination.................................15
                  Section 1.03.  Other Definitional Terms...........................................15
                  Section 1.04.  Exhibits and Schedules.............................................15

ARTICLE II.

                  SYNDICATED LOANS, BID RATE LOANS, SWING LINE LOANS
                  AND LETTERS OF CREDIT.............................................................16
                  Section 2.01.  Commitments; Use of Proceeds.......................................16
                  Section 2.02.  Notes; Repayment of Principal......................................16
                  Section 2.03.  Voluntary Reduction of Commitments.................................17
                  Section 2.04.  Letter of Credit Facility..........................................17
                  Section 2.05.  Notice of Issuance of Letter of Credit; Agreement to Issue.........17
                  Section 2.06.  Payment of Amounts Drawn Under Letters of Credit...................18
                  Section 2.07.  Payment by Lenders.................................................19
                  Section 2.08.  Swing Line Loans...................................................19
                  Section 2.09.  Bid Rate Loans.....................................................21

ARTICLE III.

                  GENERAL LOAN AND LETTER OF CREDIT TERMS...........................................23
                  Section 3.01.  Funding Notices....................................................23
                  Section 3.02.  Disbursement of Funds..............................................25
                  Section 3.03.  Interest...........................................................26
                  Section 3.04.  Interest Periods...................................................27
                  Section 3.05.  Fees...............................................................28
                  Section 3.06.  Voluntary Prepayments of Borrowings................................28
                  Section 3.07.  Payments, Etc......................................................29
                  Section 3.08.  Interest Rate Not Ascertainable, Etc...............................31
                  Section 3.09.  Illegality.........................................................31
                  Section 3.10.  Increased Costs....................................................32
                  Section 3.11.  Lending Offices....................................................34
                  Section 3.12.  Funding Losses.....................................................34

                  Section 3.13.  Assumptions Concerning Funding of Eurodollar Advances..............35
                  Section 3.14.  Apportionment of Payments..........................................35
                  Section 3.15.  Sharing of Payments, Etc...........................................35
                  Section 3.16.  Letter of Credit Obligations Absolute..............................36

ARTICLE IV.

                  CONDITIONS TO BORROWINGS..........................................................37
                  Section 4.01.  Conditions Precedent to Initial Loans and Letters of Credit........37
                  Section 4.02.  Conditions to All Loans and Letters of Credit......................38

ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES....................................................39
                  Section 5.01.  Corporate Existence; Compliance with Law...........................39
                  Section 5.02.  Corporate Power; Authorization.....................................40
                  Section 5.03.  Enforceable Obligations............................................40
                  Section 5.04.  No Legal Bar.......................................................40
                  Section 5.05.  No Material Litigation or Investigations...........................40
                  Section 5.06.  Investment Company Act, Etc........................................40
                  Section 5.07.  Margin Regulations.................................................41
                  Section 5.08.  Compliance With Environmental Laws.................................41
                  Section 5.09.  Insurance..........................................................41
                  Section 5.10.  No Default.........................................................42
                  Section 5.11.  Taxes..............................................................42
                  Section 5.12.  Subsidiaries.......................................................42
                  Section 5.13.  Intentionally Omitted..............................................42
                  Section 5.14.  ERISA..............................................................42
                  Section 5.15.  Patents, Trademarks, Licenses, Etc.................................43
                  Section 5.16.  Ownership of Property..............................................44
                  Section 5.17.  Financial Condition................................................44
                  Section 5.18.  Labor Matters......................................................44
                  Section 5.19.  Payment or Dividend Restrictions...................................44
                  Section 5.20.  Disclosure.........................................................44

ARTICLE VI.

                  AFFIRMATIVE COVENANTS.............................................................45
                  Section 6.01.  Corporate Existence; Maintenance of Properties.....................45
                  Section 6.02.  Compliance with Laws, Etc..........................................45
                  Section 6.03.  Taxes and Claims...................................................45
                  Section 6.04.  Compliance with Other Agreements...................................46
                  Section 6.05.  Inspection of Property.............................................46

                  Section 6.06.  Insurance..........................................................46
                  Section 6.07.  Business...........................................................46
                  Section 6.08.  Keeping of Books...................................................46
                  Section 6.09.  Reporting Covenants................................................46
                  Section 6.10.  Covenant to Secure Notes Equally...................................48

ARTICLE VII.

                  NEGATIVE COVENANTS................................................................48
                  Section 7.01. ....................................................................48

ARTICLE VIII.

                  EVENTS OF DEFAULT.................................................................49
                  Section 8.01.  Payments...........................................................49
                  Section 8.02.  Covenants Without Notice...........................................49
                  Section 8.03.  Other Covenants....................................................49
                  Section 8.04.  Representations....................................................49
                  Section 8.05.  Non-Payments of Other Debt.........................................50
                  Section 8.06.  Defaults Under Other Agreements....................................50
                  Section 8.07.  Bankruptcy.........................................................50
                  Section 8.08.  ERISA..............................................................51
                  Section 8.09.  Money Judgment.....................................................51
                  Section 8.10.  Ownership of Borrower..............................................51
                  Section 8.11.  Default Under Other Credit Documents or Parent Credit Agreement....51
                  Section 8.12.  Attachments........................................................52

ARTICLE IX.

                  THE AGENT AND CO-AGENTS...........................................................52
                  Section 9.01.  Appointment of Agent...............................................52
                  Section 9.02.  Authorization of Agent with Respect to the Security Documents......53
                  Section 9.03.  Nature of Duties of Agent..........................................53
                  Section 9.04.  Lack of Reliance on the Agent......................................54
                  Section 9.05.  Certain Rights of the Agent........................................54
                  Section 9.06.  Reliance by Agent..................................................54
                  Section 9.07.  Indemnification of Agent...........................................55
                  Section 9.08.  The Agent in its Individual Capacity...............................55
                  Section 9.09.  Holders of Notes...................................................55
                  Section 9.10.  Successor Agent....................................................55
                  Section 9.11.  Co-Agents..........................................................56

ARTICLE X.

                  MISCELLANEOUS.....................................................................56
                  Section 10.01.   Notices..........................................................56
                  Section 10.02.   Amendments, Etc..................................................56
                  Section 10.03.   No Waiver; Remedies Cumulative...................................57
                  Section 10.04.   Payment of Expenses, Etc.........................................57
                  Section 10.05.   Waiver of Right of Setoff........................................59
                  Section 10.06.   Benefit of Agreement.............................................59
                  Section 10.07.   Governing Law; Submission to Jurisdiction;  Waiver of Jury Trial.62
                  Section 10.08.   Independent Nature of Lenders' Rights............................62
                  Section 10.09.   Counterparts.....................................................62
                  Section 10.10.   Effectiveness; Survival..........................................62
                  Section 10.11.   Severability.....................................................63
                  Section 10.12.   Independence of Covenants........................................63
                  Section 10.13.   Change in Accounting Principles, Fiscal Year or Tax Laws.........63
                  Section 10.14.   Headings Descriptive; Entire Agreement...........................63


                                    SCHEDULES
                                    ---------
SCHEDULE 5.01(a)           Lack of Qualification
SCHEDULE 5.01(b)           Organization and Ownership of Subsidiaries
SCHEDULE 5.05              Certain Pending and Threatened Litigation
SCHEDULE 5.08              Environmental Matters
SCHEDULE 5.11              Tax Filings and Payments
SCHEDULE 5.14              Employee Benefit Matters
SCHEDULE 5.15              Patent, Trademark, License, and Other Intellectual Property Matters
SCHEDULE 5.16              Ownership of Properties
SCHEDULE 5.19              Dividend Restrictions


                                    EXHIBITS
                                    --------
EXHIBIT A                  -        Form of Revolving Note
EXHIBIT B                  -        Form of Bid Facility Note
EXHIBIT C                  -        Form of Swing Line Note
EXHIBIT D                  -        Bid Request
EXHIBIT E                  -        Bid Request Invite
EXHIBIT F                  -        Bid Rate Bid

EXHIBIT G                  -        Bid Rate Acceptance/Rejection
EXHIBIT H                  -        Form of Guaranty Agreement
EXHIBIT I                  -        Form of Closing Certificate
EXHIBIT J                  -        Form of Opinion of Smith, Gambrell & Russell, LLP
EXHIBIT K                  -        Form of Assignment and Acceptance Agreement

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT made and entered into as of March 31, 1998, by and among HAVERTYS CREDIT SERVICES, INC., a corporation organized and existing under the laws of the State of Tennessee (the "Borrower"), SUNTRUST BANK, ATLANTA, a banking corporation organized under the laws of the State of Georgia ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of SunTrust, or such other banks and lending institutions which become "Lenders" as provided herein (SunTrust, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), SUNTRUST BANK, ATLANTA, in its capacity as agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Agent"), FIRST UNION NATIONAL BANK and NATIONSBANK, N.A., in their respective capacities as co-agents for the Lenders (the "Co-Agents");

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that the Lenders provide certain commitments to Borrower to extend credit facilities to Borrower in the maximum aggregate principal amount of $50,000,000;

         WHEREAS, the Lenders, the Agent, and the Co-Agents have agreed to provide such facilities, subject to the terms, conditions and requirements set forth in this Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, the Lenders, the Agent and the Co-Agents intending to be legally bound, hereby agree as follows:



                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

                  SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                  Adjusted LIBO Rate =      LIBOR
                                      ----------------------
                                       1.00 - LIBOR Reserve Percentage

As used herein, LIBOR Reserve Percentage shall mean, for any Interest Period for a Eurodollar Advance, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

                  "Advance" shall mean any principal amount advanced and remaining outstanding at any time under (i) the Syndicated Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be, (ii) the Bid Rate Loans, which Advances shall be made or outstanding as Bid Rate Advances, or (iii) the Swing Line Loans, which Advances shall be made or outstanding as Swing Line Advances.

                  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

                  "Agent" shall mean SunTrust Bank, Atlanta, formerly known as Trust Company Bank, a Georgia banking corporation and any successor agent appointed pursuant to Section 9.10 hereof.

                  "Agreement" shall mean this Credit Agreement, as amended, modified, restated, or supplemented from time to time.

                  "Applicable Facility Percentage" shall mean, through June 30, 1998, 0.125% per annum, and (y) thereafter, the rate for any day to be used to calculate the Facility Fee payable by Borrower hereunder, expressed as a percentage and determined from the chart set forth below based on Guarantor's ratio of Consolidated Adjusted Debt to Consolidated Adjusted Capitalization (as such terms are defined in, or incorporated by reference into, the Guaranty Agreement) calculated as of the relevant determination date:

CONSOLIDATED ADJUSTED DEBT
TO CONSOLIDATED ADJUSTED                              APPLICABLE FACILITY
CAPITALIZATION RATIO                                       PERCENTAGE
--------------------                                  -------------------
Less than 30%                                                 .075%

Greater than or Equal to
 30% and Less than
 40%                                                          .100%

Greater than or Equal to
  40% and Less than
  50%                                                         .125%

Greater than or Equal to
  50%                                                         .150%

Each change in the Applicable Facility Percentage resulting from a change in the Consolidated Adjusted Debt to Consolidated Adjusted Capitalization ratio shall be effective from and after the date that any related change in the Applicable Margin is effective.

                  "Applicable Margin" shall mean (x) with respect to all outstanding Eurodollar Advances through June 30, 1998, 0.275% per annum, and (y) thereafter with respect to all outstanding Eurodollar Advances for any day, the applicable percentage determined from the chart set forth below based on Guarantor's ratio of Consolidated Adjusted Debt to Consolidated Adjusted Capitalization (as such terms are defined in, or incorporated by reference into, the Guaranty Agreement), expressed as a percentage, calculated as of the relevant determination date:

CONSOLIDATED ADJUSTED DEBT
TO CONSOLIDATED ADJUSTED                                   APPLICABLE
CAPITALIZATION RATIO                                         MARGIN
--------------------                                       ----------
Less than 30%                                                 .175%

Greater than or Equal to
  30% and Less than
  40%                                                         .225%

Greater than or Equal to
  40% and Less than
  50%                                                         .275%

Greater than or Equal to
  50%                                                         .350%

The ratio of Consolidated Adjusted Debt to Consolidated Adjusted Capitalization, and the resulting Applicable Margin shall be determined quarterly, based upon the financial statements delivered to the Lenders pursuant to Section 6.09(a) or
Section 6.09(b) of the Parent Credit Agreement, as the case may be, as such covenants are incorporated by reference into the Guaranty, with such Applicable Margin to be effective with respect to calculations based upon the financial statements delivered pursuant to Section 6.09 of the Parent Credit Agreement, as incorporated by reference into the Guaranty, as of the first day of the second fiscal quarter immediately following the fiscal quarter for which such financial statements are delivered (for example, the Applicable Margin effective with respect to all outstanding Eurodollar Advances as of the first day of the third fiscal quarter shall be calculated based upon the financial statements delivered for the first fiscal quarter of Guarantor).

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit K.

                  "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 et seq.).

                  "Base Rate" shall mean the higher of (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

                  (a) the rate which the Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and

                  (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum.

The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

                  "Base Rate Advance" shall mean an Advance made or outstanding as (i) a Syndicated Loan bearing interest based on the Base Rate, or (ii) an Advance bearing interest at the rate agreed upon between Borrower and the Lenders pursuant to Section 3.08, Section 3.09 or Section 3.10.

                  "Bid Accept/Reject Letter" shall mean a notification made by Borrower pursuant to Section 2.09 substantially in the form of Exhibit G.

                  "Bid Facility Note" shall mean a promissory note of Borrower payable to the order of any Lender, in substantially the form of Exhibit B hereto, evidencing the maximum aggregate principal indebtedness of Borrower to such Lender with respect to outstanding Bid Rate Advances made by such Lender pursuant to this Agreement, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

                  "Bid Rate" shall mean, as to any Bid Rate Bid made by a Lender pursuant to Section 2.09, the fixed rate of interest per annum offered by the Lender making the Bid Rate Bid for the relevant Interest Period.

                  "Bid Rate Advance" shall mean an Advance made by a Lender to Borrower pursuant to the bidding procedure described in Section 2.09.

                  "Bid Rate Bid" shall mean an offer by a Lender to make a Bid Rate Loan pursuant to Section 2.09.

                  "Bid Rate Loan" shall mean a Borrowing made up of Advances by all of those Lenders whose Bid Rate Bids have been accepted by Borrower pursuant to the same Bid Request under the bidding procedure described in Section 2.09 for the same Interest Period and interest rate (with the understanding that two Bid Rate Loans may be made pursuant to a single Bid Request).

                  "Bid Request" shall mean a request made by Borrower pursuant to Section 2.09 substantially in the form of Exhibit D.

                  "Borrower" shall mean Havertys Credit Services, Inc., a Tennessee corporation, its successors and permitted assigns.

                  "Borrowing" shall mean the incurrence by Borrower under any Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

                  "Business Day" shall mean:

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized to close in Atlanta, Georgia or New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Advances, any day on which trading is carried on by and between banks in deposits of Dollars in the London interbank market.

                  "Capitalized Lease Obligations" shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of any Person in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                  "Closing Date" shall mean the date on or before March 31, 1998 on which the initial Loans are made or deemed to have been made hereunder and the conditions set forth in Section 4.01 are satisfied or waived in accordance with Section 10.02.

                  "Co-Agents" shall have the meaning set forth in the preamble hereof.

                  "Commitment" shall mean, for any Lender at any time, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02.

                  "Consolidated" shall mean the consolidated financial information of the Borrower and its Subsidiaries under GAAP.

                  "Consolidated Companies" shall mean, collectively, Borrower, and all of its Subsidiaries.

                  "Consolidated Net Worth" shall mean, at any time, for the Borrower and its Subsidiaries on a Consolidated basis, shareholders' equity at such time determined in accordance with GAAP.

                  "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

                  "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Letters of Credit, the Guaranty Agreement, and all other Security Documents, if any.

                  "Credit Parties" shall mean, collectively, each of Borrower, the Guarantor, and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

                  "Debt" shall mean, with respect to any Person, at any date of determination:

                  (i) all indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed (including, without limitation, all Capitalized Lease Obligations);

                  (ii) all indebtedness, whether or note for borrowed money, secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed by such Person;

                  (iii) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise other than any trade payable in the ordinary course of business that is a current liability under GAAP;

                  (iv) any indebtedness of the character referred to in clauses (i), (ii) or (iii) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable; and

                  (v) any indebtedness of any other Person of the character referred to in clauses (i), (ii), (iii) or (iv) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guaranty;

all as determined in accordance with GAAP, provided, however, Debt shall not include endorsements of negotiable instruments for collection in the ordinary course of business nor any portion of a Receivable Financing that is not shown on the balance sheet as a liability pursuant to GAAP.

                  "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

                  "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

                  "Eligible Assignee" shall mean a commercial bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank.

                  "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                  "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

                  "Eurodollar Advance" shall mean an Advance made or outstanding as a Syndicated Loan bearing interest based on the Adjusted LIBO Rate.

                  "Event of Default" shall have the meaning provided in Article VIII.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

                  "Facility" or "Facilities" shall mean the Commitments, the Bid Rate subfacility, the Swing Line subfacility or the Letter of Credit subfacility, as the context may indicate.

                  "Facility Fee" shall have the meaning set forth in Section 3.05(a).

                  "Fair Market Value" shall mean at any time, the sale value of property that would be realized in an arm's length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

                  "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Guarantor" shall mean, Haverty Furniture Companies, Inc. a Maryland corporation.

                  "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Debt or other obligation or liability of another Person, including without limitation, any such Debt, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Debt, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Guaranty Agreement" shall mean, the Guaranty Agreement, dated as of even date herewith, executed by the Guarantor in favor of the Lenders and the Agent, substantially in the form of Exhibit H as the same may be amended, restated or supplemented from time to time.

                  "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986.

                  "Interest Period" shall mean (i) as to any Eurodollar Advances, the interest period selected by Borrower pursuant to Section 3.04(a) hereof, (ii) as to any Bid Rate Advances, the interest period requested by Borrower and agreed to by the participating Lenders pursuant to Section 3.04(b) hereof, and (iii) as to any Swing Line Advance, the interest period agreed to by the Borrower and the Swing Line Lender pursuant to Section 3.04(c) hereof.

                  "Lender" or "Lenders" shall mean SunTrust, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 10.06(c).

                  "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to Borrower and the Agent with respect to each Type of Loan.

                  "Letter of Credit Fee" shall have the meaning set forth in
Section 3.05(b).

                  "Letters of Credit" shall mean the letters of credit issued pursuant to Article II hereof by the Agent for the account of Borrower pursuant to the Commitments.

                  "Letter of Credit Obligations" shall mean, with respect to Letters of Credit, as at any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn by the beneficiaries thereof (assuming the conditions for drawing thereunder have been met) under all Letters of Credit then outstanding, plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Agent not theretofore reimbursed by Borrower.

                  "LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances under the Commitments, the offered rate for deposits in Dollars, for a period comparable to the Interest Period and in an amount comparable to the requested Advances, appearing on Telerate Page 3750 as of 11:00 AM (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on such Telerate Page, the rate shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Borrower and the other Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

                  "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

                  "Loans" shall mean, collectively, the Syndicated Loans, the Swing Line Loans and the Bid Rate Loans.

                  "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                  "Materially Adverse Effect" shall mean any materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Guarantor and its Consolidated Subsidiaries, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents.

                  "Maturity Date" shall mean the earlier of (i) March 31, 2003, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically be come due and payable pursuant to the provisions of Article VIII.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "Notes" shall mean, collectively, the Revolving Credit Notes, the Swing Line Note and the Bid Facility Notes.

                  "Notice of Borrowing" shall have the meaning provided in
Section 3.01(a)(i).

                  "Notice of Continuation/Conversion" shall have the meaning provided in Section 3.01(b)(i).

                  "Officer's Certificate" shall mean a certificate signed in the name of the Borrower by its Chairman of the Board, President, Senior Vice President, one of its Vice Presidents or its Treasurer.

                  "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), all Letter of Credit Obligations, fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising pursuant to this Agreement or any other Credit Document, together with all renewals, extensions, modifications or refinancings thereof.

                  "Parent Credit Agreement" shall mean that certain Credit Agreement, dated as of even date herewith, by and among Haverty Furniture Companies, Inc., SunTrust Bank, Atlanta, as Agent and the lenders from time to time party thereto, either as originally executed or as hereafter from time to time amended or modified.

                  "Payment Office" shall mean the office specified as the "Payment Office" for the Agent on the signature page of the Agent, or such other location as to which the Agent shall have given written notice to Borrower and the Lenders.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Permitted Liens" shall mean those Liens expressly permitted by Section 7.01 of the Parent Credit Agreement, as incorporated by reference into the Guaranty Agreement.

                  "Person" shall mean any individual, limited liability company, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

                  "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.


                  "Pro Rata Share" shall mean, with respect to Commitments, each Syndicated Loan and all Letters of Credit to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, set forth under the name of such Lender on the respective signature page for such Lender, as such percentage may change based upon amendments and assignments hereunder.

                  "Properties" shall mean all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                  "Required Lenders" shall mean at any time prior to the termination of the Commitments, Lenders holding at least 66 2/3% of the then aggregate amount of the Commitments, or, following the termination of the Commitments hereunder, Lenders holding at least 66 2/3% of the sum of the aggregate outstanding Loans and Letter of Credit Obligations.

                  "Requirement of Law" for any person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" shall mean the chief executive officer, chief operating officer, principal financial officer, principal accounting officer, treasurer or assistant treasurer of the Borrower or any other senior executive officer of the Borrower involved principally in its financial administration or its controllership function.

                  "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

                  "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Syndicated Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or substituted.

                  "Security Documents" shall mean, collectively, the Guaranty Agreement, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time.

                  "Solvent" shall mean, as to any Credit Party at any time, that
(i) each of the fair value and the present fair saleable value of such Person's assets (including any rights of subrogation or contribution to which such Person is entitled, under any of the Credit Documents or otherwise) is greater than such Person's debts and other liabilities (including contingent, unmatured and un liquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable; (ii) such Person is able and expects to be able to pay its debts and other liabilities (including, without limitation, contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

                  "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its ju risdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

                  "Swing Line Advance" shall mean a Borrowing pursuant to
Section 2.08 consisting of a Swing Line Loan made by the Swing Line Lender to Borrower on the same date and interest rate basis and for the same Interest Period.

                  "Swing Line Borrowing" shall mean a Borrowing consisting or to consist of a Swing Line Advance.

                  "Swing Line Borrowing Notice" shall mean the notice given by Borrower to the Agent and the Swing Line Lender requesting a Swing Line Advance as provided in Section 2.08(c).

                  "Swing Line Facility" shall mean the credit facility described in Section 2.08.

                  "Swing Line Lender" shall mean SunTrust Bank, Atlanta or any subsequent Lender extending to Borrower the Swing Line Subcommitment hereunder.

                  "Swing Line Loans" shall mean, collectively, the loans made to Borrower by the Swing Line Lender pursuant to Section 2.08.

                  "Swing Line Note" shall mean the promissory note evidencing the Swing Line Loans substantially in the form of Exhibit C and duly completed in accordance with the terms hereof.

                  "Swing Line Subcommitment" shall mean the commitment of the Swing Line Lender to make Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

                  "Syndicated Loans" shall mean, collectively, all outstanding Loans made to Borrower by the Lenders pursuant to Section 2.01 hereof based upon each Lender's Pro Rata Share of the Revolving Loan Commitments.

                  "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

                  "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

                  "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

                  "Third Party" shall mean all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business (consistent with its practices as of the Closing Date) and on a temporary basis.

                  Transaction Rate" shall mean the rate of interest specified by the Swing Line Lender to Borrower as being applicable to a Swing Line Loan requested by Borrower pursuant to Section 2.08(c).

                  "Transaction Rate Quote" shall mean an offer by the Swing Line Lender to make a Swing Line Loan to Borrower at the Transaction Rate specified therein for the Interest Period to be applicable to the Swing Line Loan as specified therein, pursuant to Section 2.08(c).

                  "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, Bid Rate Advances or Eurodollar Advances.


                  SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, provided, however, that compliance with the financial covenants and calculations set forth in Article VII and elsewhere herein, if any, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement unless and until Borrower and the Required Lenders enter into an agreement with respect thereto in accordance with Section 10.13.

                  SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified. Any of the terms defined in
Section 1.01 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                  SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                   ARTICLE II.

               SYNDICATED LOANS, BID RATE LOANS, SWING LINE LOANS
                              AND LETTERS OF CREDIT

                   SECTION 2.01. COMMITMENTS; USE OF PROCEEDS.

                  (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Maturity Date, Syndicated Loans in an aggregate amount outstanding at any time not to exceed such Lender's Commitment minus such Lender's Pro Rata Share of the Letter of Credit Obligations, subject, however, to the conditions that (i) at no time shall the sum of the (w) the outstanding principal amount of all Syndicated Loans, plus
(x) the outstanding principal amount of all Bid Rate Loans, plus (y) the outstanding principal amount of all Swing Line Loans, plus (z) the outstanding Letter of Credit Obligations, exceed the sum of the Commitments, and (ii) at all times shall the outstanding principal amount of the Syndicated Loans of each Lender equal the product of each Lender's Pro Rata Share of the Commitments multiplied by the aggregate outstanding amount of the Syndicated Loans. Borrower shall be entitled to repay and reborrow Syndicated Loans in accordance with the provisions hereof.

                  (b) Each Syndicated Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Syndicated Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000 and aggregate principal amount of each Borrowing of Syndicated Loans comprised of Eurodollar Advances shall be not less than $2,000,000 or a greater integral multiple of $100,000. At no time shall the number of outstanding Borrowings comprised of Eurodollar Advances and Bid Rate Advances exceed ten.

                  (c) The proceeds of Loans shall be used by the Borrower solely for general corporate and working capital purposes, including the purchase of receivables from the Guarantor.

                  SECTION 2.02. NOTES; REPAYMENT OF PRINCIPAL.

                  (a) Borrower's obligations to pay the principal of, and interest on, the Syndicated Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement, which records, absent manifest error, shall constitute prima facie evidence of the amount owed by Borrower with respect to the Syndicated Loans.

                  (b) All outstanding principal amounts under the Commitments shall be due and payable in full on the Maturity Date.

                  SECTION 2.03. VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three (3) Business Days' prior written notice to the Agent, Borrower shall have the right, without premium or penalty, to terminate the unutilized Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Commitments of each of the Lenders, and (ii) any partial termination pursuant to this Section 2.03 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000.

                  SECTION 2.04. LETTER OF CREDIT FACILITY. Subject to, and upon the terms and conditions set forth herein, Borrower may request, in accordance with the provisions of this Section 2.04 and Section 2.05 and the other terms of this Agreement, that on and after the Closing Date but prior to the Maturity Date, the Agent issue a Letter or Letters of Credit for the account of Borrower; provided that the aggregate outstanding amount of Letter of Credit Obligations shall not at any time exceed $1,000,000, provided further that (i) no Letter of Credit shall have an expiration date that is later than one year after the date of issuance thereof (provided that a Letter of Credit may provide that it is extendible for consecutive one year periods); (ii) in no event shall any Letter of Credit issued by the Agent have an expiration date (or be extended so that it will expire) later than the Maturity Date; and (iii) Borrower shall not request that the Agent issue any Letter of Credit, if, after giving effect to such issuance, the sum of the aggregate Letter of Credit Obligations plus the aggregate outstanding principal amount of the Syndicated Loans plus the aggregate outstanding principal amount of the Bid Rate Loans plus the aggregate outstanding principal amount of the Swing Line Loans would exceed the Commitments.

                  SECTION 2.05. NOTICE OF ISSUANCE OF LETTER OF CREDIT; AGREEMENT TO ISSUE.

                  (a) Whenever Borrower desires the issuance of a Letter of Credit, it shall, in addition to any application and documentation procedures required by the Agent for the issuance of such Letter of Credit, deliver to the Agent a written notice no later than 11:00 AM (local time for the Agent) at least three (3) Business Days' in advance of the proposed date of issuance and the Agent shall promptly forward a copy of such notice to each of the Lenders. Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiration date of the Letter of Credit; and (iv) the name and address of the beneficiary with respect to such Letter of Credit and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which would require the Agent to make payment under the Letter of Credit, provided that the Agent may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 AM (Atlanta, Georgia time). In determining whether to pay any draft under any Letter of Credit, the Agent shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit. Promptly after receiving the notice of issuance of a Letter of Credit, the Agent shall notify each Lender of such Lender's respective participation therein, determined in accordance with its respective Pro Rata Share.

                  (b) The Agent agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of Borrower a Letter of Credit in a face amount equal to the face amount requested under paragraph (a) above, following its receipt of a notice required by Section 2.05(a). Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Agent a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's Pro Rata Share multiplied by the face amount of such Letter of Credit. Upon issuance and amendment or extension of any Letter of Credit, the Agent shall provide a copy of each such Letter of Credit issued, amended or extended hereunder to each of the Lenders.

                  SECTION 2.06. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF
CREDIT.

                  (a) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the Agent shall notify Borrower and the Lenders on or before the date on which the Agent intends to honor such drawing, and Borrower shall reimburse the Agent on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing.

                  (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Letter of Credit or portion thereof remains outstanding on the Maturity Date, for any reason whatsoever, the parties hereto hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Maturity Date which amount shall be held by the Agent as cash collateral for its remaining obligations pursuant to such Letters of Credit.

                  (c) As between Borrower and the Agent, Borrower assumes all risk of the acts and omissions of, or misuse of, the Letters of Credit issued by the Agent, by the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence and willful misconduct of the Agent. In furtherance and not in limitation of the foregoing but subject to the exception for the Agent's gross negligence or willful misconduct set forth above, the Agent shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit (without relieving the Agent of its duties pursuant to the penultimate sentence of Section 2.05(a)); (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent.

                  SECTION 2.07. PAYMENT BY LENDERS. In the event that Borrower shall fail to reimburse the Agent as provided in Section 2.06, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent an amount equal to its respective participation, in Dollars and in immediately available funds, at the office of the Agent specified in such notice not later than 1:00 P.M. (Atlanta, Georgia time) on the Business Day after the date notified by the Agent and such amount shall be deemed to be outstanding hereunder as a Base Rate Loan. Each Lender shall be obligated to make such Base Rate Loan hereunder regardless of whether the conditions precedent in Article IV are satisfied and regardless of whether such Base Rate Loan complies with the minimum borrowing requirements hereunder. In the event that any such Lender fails to make available to the Agent the amount of such Lender's participation in such Letter of Credit, the Agent shall be entitled to recover such amount on demand from such Lender together with interest as provided for in Section 3.02. The Agent shall distribute to each Lender which has paid all amounts payable under this Section with respect to any Letter of Credit, such Lender's Pro Rata Share of all payments received by the Agent from Borrower in reimbursement of drawings honored by the Agent under such Letter of Credit when such payments are received.

                  SECTION 2.08. SWING LINE LOANS.

                  (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), the Swing Line Lender agrees to make to Borrower, from time to time prior to the Maturity Date, Swing Line Loans in an aggregate principal amount outstanding at any time not to exceed the Swing Line Subcommitment. Borrower shall be entitled to borrow, repay and reborrow Swing Line Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

                  (b) Each Swing Line Loan shall bear interest based on the Transaction Rate. The aggregate principal amount of each Swing Line Borrowing shall be not less than $250,000 or a greater integral multiple of $1,000. At no time shall the number of Swing Line Borrowings outstanding under this Section
2.08 exceed three.

                  (c) Whenever Borrower desires to make a Swing Line Borrowing, it shall give the Swing Line Lender (with a copy to the Agent) prior written notice (or telephonic notice promptly confirmed in writing) of such Swing Line Borrowing (each a "Swing Line Borrowing

Notice") prior to 12:00 Noon. (local time for the Swing Line Lender) on the date of such Swing Line Borrowing. Each Swing Line Borrowing Notice shall specify the aggregate principal amount of the Swing Line Borrowing, the date of such Swing Line Borrowing (which shall be a Business Day) and the Interest Period requested to be applicable thereto. Prior to 1:30 p.m. (local time for the Swing Line Lender) on such date, the Swing Line Lender shall furnish Borrower (with a copy to the Agent) with a quotation of the interest rate being offered with respect to such Swing Line Borrowing (whether expressed as a fixed rate of interest in effect for the Interest Period applicable thereto or as a floating rate of interest based on a specified interest rate index and applicable margin for the Interest Period to be applicable thereto; in either case, a "Transaction Rate Quote") by telephone (promptly confirmed in writing) or by facsimile transmission. Borrower shall immediately inform the Swing Line Lender (with a copy to the Agent) of its decision as to whether to accept the Transaction Rate Quote and to confirm the Swing Line Borrowing (which may be done by telephone, promptly confirmed in writing, and which decision shall be irrevocable). If Borrower has so informed the Swing Line Lender and confirmed the terms of the Swing Line Borrowing, then no later than 3:00 p.m. (local time for the Swing Line Lender) on such date, the Swing Line Lender shall make the principal amount of the Swing Line Loan available to the Agent in immediately available funds at the Payment Office of the Agent, and the Agent will make available to Borrower such amount by crediting such amount to Borrower's demand deposit account maintained with the Agent. In the event that the Swing Line Lender does not make such amount available to the Agent at the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

                  (d) Borrower's obligations to pay the principal of, and interest on, the Swing Line Loans shall be evidenced by the records of the Agent and the Swing Line Lender and by the Swing Line Note payable to the Swing Line Lender (or the assignor of such Swing Line Lender) completed in conformity with this Agreement, and such records, absent manifest error, shall constitute prima facie evidence of the amount owed by Borrower with respect to the Swing Line Loans.

                  (e) The outstanding principal amount under each Swing Line Loan shall be due and payable in full (i) on the expiration of the Interest Period applicable to such Swing Line Loan, and (ii) on the Maturity Date.

                  (f) At any time on the request of the Swing Line Lender, each Lender other than the Swing Line Lender shall purchase a participating interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share of such Swing Line Loans, and the Swing Line Lender shall furnish each Lender with a certificate evidencing such participating interest. Such purchase shall be made on the third Business Day after such request is made; provided, however, that unless an Event of Default has occurred and is continuing on the date such request is made, the purchase of a participating interest in any Swing Line Loan shall not be required to be made until the expiration of the current Interest Period in effect for such Swing Line Loan. On the date of such required purchase, each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Swing Line Lender has


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
received from any such Lender the funds for its participating interest in a Swing Line Loan, the Agent or the Swing Line Lender receives any payment on account thereof, the Agent or the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that if such payment received by the Agent or the Swing Line Lender is required to be returned, such Lender will return to the Agent or the Swing Line Lender any portion thereof previously distributed by the Agent or the Swing Line Lender to it. Each Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Lender requesting such purchase or any other Person for any reason whatsoever, (ii) the occurrence or continuation of a Default or an Event of Default or the termination of any of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of Borrower, Guarantor, any of their respective Consolidated Subsidiaries, or any other Person, (iv) any breach of this Agreement by Borrower or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that no such obligation shall exist (A) to the extent that the aggregate Swing Line Loans were advanced in excess of the Swing Line Subcommitment then in effect, or (B) with respect to any Swing Line Loan where the Swing Line Lender actually advanced to Borrower net proceeds from the Swing Line Loan (and therefore was not refunding a previous Swing Line Loan) at a time when (x) the Swing Line Lender had actual knowledge that an Event of Default had occurred and then existed, and (y) the Required Lenders had not agreed to waive such Event of Default for purposes of funding such Swing Line Loan.

                  SECTION 2.09. BID RATE LOANS. Subject to the terms and conditions hereof, Borrower may request, and each Lender, in its sole discretion, may agree to make Bid Rate Advances in accordance with the following procedure; provided, that, at no time shall the sum of the outstanding principal amount of the Loans plus the Letter of Credit Obligations exceed the sum of
Commitments:

                  (a) In order to request Bid Rate Bids, Borrower shall telecopy to the Agent a duly completed Bid Request in the form of Exhibit D attached hereto (which may request not more than two Bid Rate Bids), to be received by the Agent not later than 11:00 a.m. (local time for the Agent) on the Business Day of the proposed Bid Rate Loan or Loans; provided that, such Bid Request shall not be deemed to have been received by the Agent in a timely manner unless Borrower shall also have notified the Agent by telephone (excluding voice mail notification) of such Bid Request by the time specified above. A Bid Request that does not conform substantially to the format of Exhibit D may be rejected in the Agent's sole discretion, and the Agent shall notify Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Such request shall in each case refer to this Agreement and specify (i) the date of such Borrowing or Borrowings (which shall be a Business Day) and (ii) the aggregate principal amount thereof which shall be in a minimum principal amount of $2,000,000 and in integral multiples of $100,000, and (iii) the Interest Period with respect thereto. Promptly after its receipt of a Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopy (substantially in the form set forth in Exhibit E attached hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Bid Rate Advances pursuant to the Bid Request.

                  (b) Each Lender may, in its sole discretion, make one or more Bid Rate Bids (but not more than two) to Borrower responsive to a Bid Request. Each Bid Rate Bid by a Lender must be received by the Agent via telecopy, substantially in the form of Exhibit F attached hereto, not later than 12:00 noon (local time for the Agent) on the Business Day of the proposed Bid Rate Loan. Multiple bids (not to exceed two per Lender) will be accepted by the Agent. Bid Rate Bids that do not conform substantially to the format of Exhibit F may be rejected by the Agent acting in consultation with Borrower, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Bid Rate Bid shall refer to this Agreement and specify
(i) the principal amount (which may equal the entire principal amount of the Bid Rate Loan requested by Borrower) of the Bid Rate Advance or Advances that the Lender is willing to make to Borrower, (ii) the Bid Rate or Rates at which the Lender is prepared to make the Bid Rate Advance or Advances, and (iii) the Interest Period and the last day thereof. A Bid Rate Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable (absent manifest error).

                  (c) The Agent shall promptly notify Borrower by telecopy of all the Bid Rate Bids made, the Bid Rate and the principal amount of each Bid Rate Advance in respect of which a Bid Rate Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Bid Rate Bids to Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.09.

                  (d) Borrower may, in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Bid Rate Bid referred to in paragraph (c) above. Borrower shall notify the Agent by telephone, confirmed by telecopy in the form of a Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above not later than 12:30 p.m. (local time for the Agent) on the Business Day of the proposed Bid Loan; provided, however, that (i) the failure by Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) Borrower shall not accept a bid for a specific Interest Period made at a particular Bid Rate if Borrower has decided to reject a bid for the same Interest Period made at a lower Bid Rate, (iii) the aggregate amount of the Bid Rate Bids accepted by Borrower shall not exceed the principal amount specified in the Bid Request,
(iv) if Borrower shall accept a bid or bids made at a particular Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by Borrower to exceed the amount specified in the Bid Request, then Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Bid Request less the amount of all other Bid Rate Bids accepted with respect to such Bid Request, which acceptance, in the case of multiple bids at the same Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Bid Rate, and (v) except pursuant to clause
(iv) above, no bid shall be accepted for a Bid

Rate Loan unless such Bid Rate Loan is in a minimum principal amount of $2,000,000 and an integral multiple of $100,000; provided further, however, that if a Bid Loan must be in an amount less than $2,000,000 because of the provisions of clause (iv) above, such Bid Loan may be for a minimum of $500,000 and an integral multiple of $100,000, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of Borrower. A notice given by Borrower pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Agent shall promptly notify each bidding Lender whether or not its Bid Rate Bid has been accepted (and if so, in what amount and at what Bid Rate) and shall notify each Lender as to the amount, Interest Period and Bid Rate of each Bid Rate Bid accepted by Borrower by telecopy sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Bid Rate Loan in respect of which its bid has been accepted.

                  (f) Borrower shall not submit a Bid Request more than four times in any seven day period.

                  (g) If the Agent shall elect to submit a Bid Rate Bid in its capacity as a Lender, it shall submit such bid directly to Borrower one half of an hour earlier than the earliest time at which the other Lenders are required to submit their bids to the Agent pursuant to paragraph (b) above.

                  (h) Each Lender participating in any Bid Rate Loan shall make its Bid Rate Advance available to the Agent on the date specified in the Bid Request at the time and in the manner and subject to the provisions specified in Section 3.02.

                  (i) The Bid Rate Advances of each Lender shall be evidenced by its Bid Facility Note and shall be due and payable in full on the earlier to occur of (x) the last day of the relevant Interest Period or (y) the Maturity Date, unless sooner accelerated pursuant to Article VIII hereof.


                                  ARTICLE III.

                     GENERAL LOAN AND LETTER OF CREDIT TERMS

                  SECTION 3.01. FUNDING NOTICES.

                  (a)      (i)      Whenever Borrower desires to obtain a
Syndicated Loan with respect to the Commitments (other than one resulting from a conversion or continuation pursuant to

Section 3.01(b)(i)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 AM (local time for the Agent) at its Payment Office (x) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances and Bid Rate Advances, and (y) on the date of such Borrowing (which shall be a Business Day) in the case of a Borrowing consisting of Base Rate Advances. Notices received after 11:00 AM shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

                           (ii)     Whenever Borrower desires to obtain a Swing
Line Loan, it shall notify the Swing Line Lender, with a copy to the Agent, in accordance with the procedure set forth in Section 2.08 hereof.

                           (iii)    Whenever Borrower desires to obtain a Bid
Rate Loan, it shall notify the Agent in accordance with the procedure set forth in Section 2.09 hereof.

                  (b)      (i)      Whenever Borrower desires to convert all or
a portion of an outstanding Borrowing under the Commitments, which Borrowing consists of Base Rate Advances or Eurodollar Advances, into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 AM (local time for the Agent) on the date specified at the Payment Office of the Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued Eurodollar Advances and, if so, the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

                           (ii)     Upon the expiration of the applicable
Interest Period with respect to Swing Line Loans, Borrower shall repay such Loan in full in accordance with the terms hereof.

                           (iii)    Upon the expiration of the applicable
Interest Period with respect to Bid Rate Loans, Borrower shall repay such Loan in full in accordance with the terms hereof.

                  (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Agent and the Swing Line Lender may act without liability upon the basis of telephonic notice believed by the Agent or the Swing Line Lender in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Agent's or the Swing Line Lender's record of the terms of such telephonic notice.

                  (d) The Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 3.01 with respect to the Commitments.

                  SECTION 3.02. DISBURSEMENT OF FUNDS.

                  (a) No later than 1:00 PM (local time for the Agent) on the date of each Syndicated Loan pursuant to the Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)(i)), each Lender will make available its Pro Rata Share of such Syndicated Loan in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Agent or at Borrower's option, effecting a wire transfer of such amounts to an account specified by Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

                  (b) No later than 1:00 P.M. (local time for the Agent) on the date of each Bid Rate Loan, the Lenders participating in such Bid Rate Loan will make available the amount of its Bid Rate Advance in immediately available funds at the Payment Office of the Agent on the date of such Bid Rate Loan.

                  (c) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to Borrower a cor responding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitment or Bid Rate Loans hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (d) All Syndicated Loans under the Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of the Commitments. All Bid Rate Loans shall be loaned by the Lenders participating therein in accordance with their respective pro rata shares thereof as determined in accordance with Section 2.09 with respect to each Bid Loan. All Swing Line Loans shall be made available by the Swing Line Lender in accordance with Section 2.08 with respect to each Swing Line Loan. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments or Bid Rate Loans hereunder.

                  SECTION 3.03. INTEREST.

                  (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of Syndicated Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

                           (i)      For Base Rate Advances--The Base Rate in
effect from time to time; or

                           (ii)     For Eurodollar Advances--The relevant
Adjusted LIBO Rate plus the Applicable Margin;

                  (b) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Swing Line Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the Transaction Rate established for such Loan pursuant to Section 2.08;

                  (c) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Bid Rate Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the Bid Rate established for such Loan pursuant to Section 2.09;

                  (d) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

                           (i)      in the case of overdue principal and
interest with respect to all Loans outstanding as Eurodollar Advances, Swing Line Loans and Bid Rate Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum;

thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

                           (ii)     in the case of overdue principal and
interest with respect to all other Loans outstanding as Base Rate Advances and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate plus an additional two percent (2.0%) per annum;

                  (e) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each calendar quarter of Borrower in each year. Interest on all outstanding Eurodollar Advances, Swing Line Advances and Bid Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Interest Periods in excess of three months, on each day which occurs every 3 months, as the case may be, after the initial date of such Interest Period. Notwithstanding the foregoing, interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand; and

                  (f) The Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

                  SECTION 3.04. INTEREST PERIODS.

                  (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

                  (b) In connection with the making of each Bid Rate Loan, Borrower shall request an Interest Period to be applicable thereto, which Interest Period shall be for a minimum of seven (7) days and a maximum of one hundred and eighty (180) days, which request may be accepted or rejected by the Lenders as provided in Section 2.09 hereof.

                  (c) In connection with the making of each Swing Line Loan, Borrower shall request an Interest Period to be applicable thereto, which Interest Period shall be for a minimum of one (1) day and a maximum of thirty
(30) days, which request may be accepted or rejected by the Lenders as provided in Section 2.08 hereof

                  (d)      Notwithstanding paragraphs (a), (b) or (c) above:

                           (i)      The initial Interest Period for any
Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                           (ii)     If any Interest Period would otherwise
expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iii)    Any Interest Period in respect of Eurodollar
Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

                           (iv)     No Interest Period with respect to the Loans
shall extend beyond the Maturity Date.

                  SECTION 3.05. FEES.

                  (a) Borrower shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender, a facility fee (the "Facility Fee") for the period commencing on the Closing Date to and including the Maturity Date, computed at a rate equal to the Applicable Facility Percentage per annum multiplied by the average daily Commitments of the Lenders, such fee being payable quarterly in arrears on the last day of each fiscal quarter of Borrower and on the Maturity Date.

                  (b) Borrower agrees to pay to the Agent, for the account of the Lenders, a letter of credit fee equal to the Applicable Margin applicable to Eurodollar Advances multiplied by the daily average amount of Letter of Credit Obligations (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable by Borrower quarterly, in arrears, on the date which is the last day of each fiscal quarter of Borrower, and on the Maturity Date.

                  (c) Borrower shall pay to the Agent such fees for its administrative services in the respective amounts and on the dates as previously agreed in writing by Borrower with the Agent.

                  SECTION 3.06. VOLUNTARY PREPAYMENTS OF BORROWINGS.

                  (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances, Swing Line Loans, Eurodollar Advances and Bid Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment, together with, in the case of Eurodollar Advances and Bid Rate Advances, all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of the Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.06(c) below.

                  (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of the Loans (x) not less than three Business Days prior to any prepayment in the case of prepayment of Eurodollar Advances and Bid Rate Advances and (y) by 11:00 a.m. (local time for the Agent) on the date of prepayment of any Base Rate Advances or Swing Line Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment (provided that notices of prepayments of Bid Rate Loans shall only be given to the Lenders participating therein).

                  (c) Borrower, when providing notice of prepayment pursuant to Section 3.06(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid provided that each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Advances comprising such Borrowing. In the absence of a designation by Borrower, the Agent shall, subject to the foregoing, make such designation in its sole discretion. All voluntary prepayments shall be applied to the payment of interest on the Borrowings prepaid before application to principal.

                  SECTION 3.07. PAYMENTS, ETC.

                  (a) All payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim and, other than as specifically provided herein and payments made in respect of Swing Line Loans (as more particularly described in this clause (a)), shall be made to the Agent at its Payment Office not later than 1:00 PM (local time for the Agent) on the date when due and all payments hereunder shall be made in Dollars in immediately available funds. All payments with respect to the Swing Line Loans shall be made without defense, set-off or counterclaim to the Swing Line Lender no later than 1:00 PM (local time for the Swing Line Lender) on the date when due (with a notification of such payment to the Agent) and shall be made in Dollars in immediately available funds at the Swing Line Lender's Lending Office, as set forth on the signature pages to this Agreement.

                  (b)      (i)      All such payments shall be made free and
clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes imposed on the overall net income of the Lenders pursuant to the laws of the jurisdiction (national, state or local) in which the principal executive office or appropriate Lending Office of such Lender is located). If any such Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required,
(B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any such Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                           (ii)     Each Lender that is organized under the laws
of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of Borrower, shall so inform Borrower in writing.

                           (iii)    Borrower shall also reimburse the Agent and
each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction (national, state or local) in which the principal executive office or the applicable Lending Office of the Agent or Lender is located) as the Agent or Lender shall determine are payable by the Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Agent or Lender pursuant to paragraph (i) hereof.

                  (c) Subject to Section 3.04(d)(ii) and (iii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                  (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances and Bid Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

                  (e) Payment by Borrower to the Agent in accordance with the terms of this Agreement shall, as to Borrower, constitute payment to the Lenders under this Agreement.

                  SECTION 3.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear interest at the Base Rate (or at such other rate of interest per annum as Borrower and each of the Agent and the Lenders shall have agreed to in writing).

                  SECTION 3.09. ILLEGALITY.

                  (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all par ties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

                  (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and such Lender's obligation to make Eurodollar Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, bearing interest at the Base Rate (or at such other rate of interest per annum as Borrower and each of the Agent and the Lenders shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Eurodollar Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.09(b).

                  (c) Notwithstanding any other provision contained in this Agreement, the Agent shall not be obligated to issue any Letter of Credit, nor shall any Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by Agent or such Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgment or decree (whether or not having the force of law); provided that in the case of the obligation of a Lender to purchase such participation, such Lender shall have notified the Agent to such effect at least three (3) Business Days' prior to the issuance thereof by the Agent, which notice shall relieve the Agent of its obligation to issue such Letter of Credit pursuant to Section 2.04 and Section 2.05 hereof.

                  SECTION 3.10. INCREASED COSTS.

                  (a) (i) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                           (1)      any Lender (or its applicable Lending
Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances, Letter of Credit Obligations or its obligation to make Eurodollar Advances or to issue Letters of Credit, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances, Letter of Credit Obligations or its obligation to make Eurodollar Advances or to issue Letters of Credit shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable

Lending Office imposed by the jurisdiction (national, state or local) in which such Lender's principal executive office or applicable Lending Office is located); or

                           (2) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances, Letter of Credit Obligations or its obligation to make Eurodollar Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances or Letters of Credit (except to the extent already included in the determination of the applicable Adjusted LIBO Rate), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, or

                           (ii)     in the event that any Lender shall have
determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material;

then, in the case of (i) or (ii) above (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)), upon written notice from and demand by such Lender on Borrower (with a copy of such notice and demand to the Agent), Borrower shall pay to the Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost or reduced yield. A certificate as to the amount of such increased cost or reduced yield submitted to Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

                  (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such markets, the Adjusted LIBO Rate as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

                           (i)      the Agent shall forthwith give notice (by
telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

                           (ii)     Borrower's right to request and such
Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

                           (iii)    such Lender shall make an Advance as part of
the requested Borrowing of Eurodollar Advances, as the case may be, bearing interest at the Base Rate (or at such other rate of interest per annum as Borrower and each of the Agent and the Lenders shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

                  SECTION 3.11. LENDING OFFICES.

                  (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08, 3.09 or 3.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 3.11 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

                  (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 3.07(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 3.07(b) or otherwise result in any liability of such Lender.

                  SECTION 3.12. FUNDING LOSSES. Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances or Bid Rate Advances, in either case to the extent not re covered by such Lender in connection with the re-employment of such funds but excluding any loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances or Bid Rate Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing, Bid Request or Notice of Conversion/Continuation, (whether or not withdrawn), or (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.09(b)) of any Eurodollar Advances or Bid Rate Advances by Borrower occurs on a date which is not the last day of an Interest Period applicable thereto.

                  SECTION 3.13. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES. Calculation of all amounts payable to a Lender under this Article III shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Article III.

                  SECTION 3.14. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of Letter of Credit Fees and Commitment Fees shall be apportioned among all outstanding Commitments, Letter of Credit Obligations and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans and Letter of Credit Obligations; provided that payments with respect to the Swing Line Loans shall be payable solely to the Swing Line Lender and payments with respect to the Bid Rate Loans shall be payable solely to the Lenders participating in such Loan. The Agent shall promptly distribute to each Lender at its Payment Office set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Agent.

                  SECTION 3.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata portion of payments or reductions on account of such obligations obtained by all the Lenders (other than, prior to the termination of the Commitments, payments of principal, interest and fees with respect to the Bid Rate Loans which are payable solely to the Lenders participating therein and payments of the Swing Line Loans which are payable solely to the Swing Line Lender), such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and
(ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

                  SECTION 3.16. LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse the Agent for drawings made under Letters of Credit issued for the account of Borrower and the Lenders' obligation to honor their participations purchased therein shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

                  (a) Any lack of validity or enforceability of any Letter of Credit;

                  (b) The existence of any claim, set-off, defense or other right which Borrower or any Subsidiary or Affiliate of Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between Borrower or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was procured); provided that nothing in this Section shall affect the right of Borrower to seek relief against any beneficiary, transferee, Lender or any other Person in any action or proceeding or to bring a counterclaim in any suit involving such Persons;

                  (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) Payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                  (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

                  (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

Nothing in this Section 3.16 shall prevent an action against the Agent for its gross negligence or willful misconduct in honoring drafts under the Letters of Credit.

                                   ARTICLE IV.

                            CONDITIONS TO BORROWINGS

                  The obligations of each Lender to make Advances to Borrower and the obligation of the Agent to issue Letters of Credit for the account of Borrower hereunder is subject to the satisfaction of the following conditions:

                  SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT. On the Closing Date, all obligations of Borrower hereunder incurred prior to such date (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent, the Co-Agents, the Lenders and their Affiliates as previously agreed with Borrower), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

                  (a)      the duly executed counterparts of this Agreement;

                  (b) the duly executed Revolving Credit Notes evidencing the Commitments and the duly executed Bid Facility Notes and the duly executed Swing Line Note evidencing the Swing Line Subcommitment;

                  (c)      the duly executed Guaranty Agreement;

                  (d) a duly executed certificate of Borrower in substantially the form of Exhibit I attached hereto and appropriately completed;

                  (e) certificates of the Secretary or Assistant Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

                  (f) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and
(ii) the bylaws or comparable governing documents of such entities;

                  (g) certified copies of the certificate or articles of incorporation of each Credit Party certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

                  (h) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

                  (i) certificates, reports and other information as the Agent may reasonably request from any Credit Party or any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from (i) litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Credit Parties or any of their respective Consolidated Subsidiaries, (ii) matters relating to employees of the Credit Parties or any of their respective Consolidated Subsidiaries, including employee relations, collective bargaining agreements, plans and other compensation and employee benefit plans, and (iii) environmental and employee health and safety exposures to which the Credit Parties or any of their respective Consolidated Subsidiaries may be subject, and the plans of the such Person with respect thereto;

                  (j) the favorable opinion of Smith, Gambrell & Russell, counsel to the Credit Parties, substantially in the form of Exhibit J addressed to the Agent, the Co-Agents and each of the Lenders;

                  (k) the Guarantor shall have executed and delivered the Parent Credit Agreement and all conditions precedent to the initial funding thereunder shall have been fulfilled or waived; and

                  (l) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders.

                  SECTION 4.02. CONDITIONS TO ALL LOANS AND LETTERS OF CREDIT. At the time of the making of all Loans and the issuance of any Letter of Credit (before as well as after giving effect to such Loans or Letters of Credit and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

                  (a)      there shall exist no Default or Event of Default;

                  (b) all representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans other than those made as of a specific date;

                  (c) the aggregate amount of all outstanding Loans and Letter of Credit Obligations shall not exceed the aggregate amount of the Commitments;

                  (d) since the Closing Date, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.09); provided that, this condition shall not apply with respect to any Loan or Letter of Credit which does not increase the aggregate amount of the Obligations outstanding under the Commitments;

                  (e) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of any Credit Party or their respective Consolidated Subsidiaries; provided that, this condition shall not apply with respect to any Loan or Letter of Credit which does not increase the aggregate amount of the Obligations outstanding under the Commitments; and

                  (f) the Loans to be made and the use of proceeds thereof or the Letters of Credit to be issued, as the case may be, shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower.

                  Each request for a Borrowing and the acceptance by Borrower of the proceeds thereof and each request for the issuance of a Letter of Credit shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing or the date of the issuance of such Letter of Credit, that the applicable conditions specified in Sections 4.01 and 4.02 have been satisfied or waived in writing.


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

                  Borrower (as to itself and all other Consolidated Companies) represents and warrants as follows:

                  SECTION 5.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Except as set forth on Schedule 5.01(a), each of the Consolidated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Consolidated Companies (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where failure to conduct business would have a Materially Adverse Effect, and (iii) is in compliance with all Requirements of Law, except where the failure to duly qualify or to comply with applicable Requirements of Law would not have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.01(b).

                  SECTION 5.02. CORPORATE POWER; AUTHORIZATION. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained (other than routine filings with the Securities and Exchange Commission).

                  SECTION 5.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  SECTION 5.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

                  SECTION 5.05. NO MATERIAL LITIGATION OR INVESTIGATIONS. Except as set forth on Schedule 5.05 or in any notice furnished to the Lenders pursuant to Section 6.09(c) at or prior to the respective times the representations and warranties set forth in this Section 5.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or rev enues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

                  SECTION 5.06. INVESTMENT COMPANY ACT, ETC. None of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

                  SECTION 5.07. MARGIN REGULATIONS. No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

                  SECTION 5.08. COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of five percent (5%) of Consolidated Net Worth, either individually or in the aggregate.

                  (b) Except as set forth on Schedule 5.08 attached hereto, none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of five percent (5%) of Consolidated Net Worth, either individually or in the aggregate.

                  (c) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

                  SECTION 5.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

                  SECTION 5.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which is having or is reasonably expected to have a Materially Adverse Effect.

                  SECTION 5.11. TAXES. Except as set forth on Schedule 5.11, each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 5.11) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

                  SECTION 5.12. SUBSIDIARIES. Except as disclosed on Schedule 5.01(b) at or prior to the time this representation and warranty is made or deemed to be made hereunder, Borrower has no Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership.

                  SECTION 5.13. Intentionally Omitted.

                  SECTION 5.14. ERISA. Except as disclosed on Schedule 5.14 or in any notice furnished to the Lenders pursuant to Section 6.09(c) at or prior to the respective times the represen tations and warranties set forth in this
Section 5.14 are made or deemed to be made hereunder:

                           (a) Identification of Plans. None of the Consolidated
Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

                           (b) Compliance. Each Plan maintained by the
Consolidated Companies has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.14 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

                           (c) Liabilities. The Consolidated Companies are
subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section
5.14 (taken as a whole), would in the aggregate have a Materially Adverse
Effect;

                           (d) Funding. The Consolidated Companies and, with
respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts
(1) required to be contributed under the terms of each Plan and applicable law, and (2) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 5.14 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this
Section 5.14 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

                  SECTION 5.15. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on Schedule 5.15 or in any notice furnished to the Lenders pursuant to
Section 6.09(d) at or prior to the respective times the representations and warranties set forth in this Section 5.15 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

                  SECTION 5.16. OWNERSHIP OF PROPERTY. Except as set forth on
Schedule 5.16, each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 31, 1997 previously delivered to the Lenders, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

                  SECTION 5.17. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Loans as provided in Section 2.01, each of the Credit Parties is Solvent.

                  SECTION 5.18. LABOR MATTERS. Since December 31, 1997, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company which if they occurred, would reasonably be expected to have a Materially Adverse Effect. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies in all jurisdictions where the failure to pay or accrue such liabilities would reasonably be expected to exceed five percent (5%) of Consolidated Net Worth of Borrower in the aggregate.

                  SECTION 5.19. PAYMENT OR DIVIDEND RESTRICTIONS. Except as set forth in Schedule 5.19 or as expressly permitted by the terms of this Agreement, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

                  SECTION 5.20. DISCLOSURE. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section
6.09 at or prior to the respective times the representations and warranties set forth in this Section 5.20 are made or deemed to be made hereunder, there is no fact known to Borrower which is having, or is reasonably expected to have, based on facts and circumstances known to Borrower on the date that this representation is made or deemed to have been made, a Materially Adverse Effect.

                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

                  So long as any Commitment remains in effect hereunder or any Note shall remain unpaid or any Letter of Credit shall remain outstanding, Borrower will (unless waived in writing by the Required Lenders):

                  SECTION 6.01. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES.
(a) Do or cause to be done all things necessary to preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its respective corporate existence (except as otherwise permitted pursuant to Section 7.01(b) hereof), its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and servicemarks, necessary or desirable in the normal conduct of its business,
(b) cause its properties and the properties of its Subsidiaries used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Borrower may be necessary so that the businesses carried on in connection therewith may be properly conducted at all times and (c) qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, to conduct business in each jurisdiction where the nature of the business or ownership of property by the Borrower, or such Subsidiary, as the case may be, may legally require such qualification, except where the failure to comply with subsections (b) or (c) above could not have a Materially Adverse Effect, or which in any manner draws into question the validity or enforceability of the Credit Documents.

                  SECTION 6.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, with all applicable federal, state, and local laws, rules, regulations and orders, including, without limitation, all Environmental Laws, ERISA and any other employee benefit laws, except where the failure to comply could not have a Materially Adverse Effect, or which in any manner draws into question the validity or enforceability of the Credit Documents.

                  SECTION 6.03. TAXES AND CLAIMS. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, or cause to be paid and discharged, (a) before the same shall become delinquent, all taxes, assessments and other governmental charges levied or imposed upon it or upon its income, profits or properties and (b) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon any of its properties; provided, that in each case, neither the Borrower nor any Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount or validity is being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained; provided, further, that the Borrower shall, and shall cause each Subsidiary to, pay all such taxes, assessments, charges and claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                  SECTION 6.04. COMPLIANCE WITH OTHER AGREEMENTS. Conduct, and cause each Subsidiary to conduct, its business operations and obtain all necessary permits and licenses in compliance with all agreements, indentures and mortgages to which it is a party or by which it or any of its properties is bound, except where the failure to comply could not have a Materially Adverse Effect, or which in any manner draws into question the validity or enforceability of the Credit Documents.

                  SECTION 6.05. INSPECTION OF PROPERTY. Permit any Person designated in writing by the Agent or any Lender, at the Agent's or such Lender's expense, to visit and inspect any of the properties of the Borrower or any Subsidiary, to examine the corporate books and financial records of the Borrower and its Subsidiaries and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Borrower or any Subsidiary and its independent public accountants, all at such reasonable times and as often as the Agent or any Lender may reasonably request.

                  SECTION 6.06. INSURANCE. Maintain, and cause each Subsidiary to maintain, with financially sound and reputable carriers insurance in such amounts and against such liabilities and hazards as customarily is maintained by the Borrower and acceptable to the Required Lenders in its reasonable discretion with any change in such amounts or hazards to be promptly submitted to the Required Lenders for written approval which approval shall not be unreasonably withheld; provided, that the Borrower and each Subsidiary may, to the extent permitted by applicable law, maintain a system or systems of self-insurance covering potential liabilities for workers' compensation.

                  SECTION 6.07. BUSINESS. Remain, and cause each Subsidiary to remain, substantially in the respective business in which the Borrower and each such Subsidiary is engaged as of the date of this Agreement.

                  SECTION 6.08. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all financial and business transactions of the Borrower and each Subsidiary.

                  SECTION 6.09. REPORTING COVENANTS. Deliver to each Lender:

                  (a) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as any Credit Party shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which any Credit Party files with the

Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (b) promptly upon request therefor, a copy of each other report (including without limitation management letters) submitted to any Credit Party or its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of any Credit Party or its Subsidiaries;

                  (c) forthwith upon any Responsible Officer obtaining knowledge of or receiving notice of:

                           (i) the occurrence of any Default or Event of Default;

                           (ii)     the institution by any Person of, or the
threat of, any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against the Guarantor or any Subsidiary which if adversely determined could have a Materially Adverse Effect or in any manner draws into question the validity or enforceability of the Credit Documents;

                           (iii)    any actual or alleged violation, or notice
of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $1,000,000;

                           (iv)     with respect to any Plan, (A) a "reportable
event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject the Borrower or any ERISA Affiliate to any material tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

                           (v)      at the same time and in the same manner as
such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(I)(A) of ERISA or under Section 401(a)(29) or 412 of the Code with respect to any Plan; and

                           (vi)     a default under any agreement or instrument
evidencing Debt for which the Borrower or any Subsidiary is liable, which individually or in the aggregate with all other agreements or instruments in default for which the Borrower or any Subsidiary is liable, exceed $2,000,000;

the Borrower will deliver an Officer's Certificate of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of failure of any Consolidated Company to hold in full force and effect those trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, the loss or absence of which could have a Materially Adverse Effect; and

                  (e) With reasonable promptness, any other information about the Credit Parties and the Consolidated Companies as the Agent or any Lender, through the Agent, may reasonably request from time to time.

                  SECTION 6.10. COVENANT TO SECURE NOTES EQUALLY. If the Borrower or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than as permitted by Section 7.02(a) of the Parent Credit Agreement, as incorporated by reference into the Guaranty Agreement, make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with all other Debt thereby secured so long as any such other Debt shall be so secured.


                                  ARTICLE VII.

                               NEGATIVE COVENANTS

                  So long as any Commitment remains in effect hereunder or any Note shall remain unpaid or any Letter of Credit Obligation shall remain outstanding, Borrower will not and will not permit any Subsidiary to (unless waived in writing by the Required Lenders) :

                  SECTION 7.01. NEGATIVE COVENANTS.

                  (a) Covenants of Guaranty Agreement. Breach any of the covenants incorporated by reference from the Parent Credit Agreement into the Guaranty Agreement.

                  (b) Merger or Consolidation. Merge, consolidate or exchange shares with any other Person, except that:

                           (i)      any Subsidiary may merge or consolidate with
the Borrower or another Subsidiary;

                           (ii)     the Borrower may merge or consolidate with
any other corporation (including a Subsidiary) if the continuing or surviving corporation is organized under the laws of, and with a majority of its assets located in, the United States or a state thereof or the District of Columbia and the continuing or surviving corporation (if not the Borrower) assumes the obligations of the Borrower hereunder under an agreement reasonably acceptable to the Required Lenders, and immediately after such merger or consolidation, no Default or Event of Default shall have occurred or exist; and

                           (iii)    any Subsidiary may merge with another Person
in connection with an acquisition of such Person permitted under the terms of the Credit Documents; provided that, following such merger, the Borrower owns the same percentage of outstanding voting stock of the surviving entity as Borrower owned of such Subsidiary prior to such merger and further provided that no Default or Event of Default exists hereunder or would result therefrom.


                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

                  Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

                  SECTION 8.01. PAYMENTS. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make within five
(5) days after the due date thereof any payment of interest, fee or other amount payable hereunder or any of the Obligations;

                  SECTION 8.02. COVENANTS WITHOUT NOTICE. Borrower shall fail to observe or perform any covenant or agreement contained in Sections 6.09(c) (i), or Article VII hereof (subject in the case of covenants incorporated by reference into Article VII, to any grace period provided in the Parent Credit Agreement with respect thereto);

                  SECTION 8.03. OTHER COVENANTS. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.01 and 8.02, and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days (or in the case of failure to observe or perform the covenants or agreements set forth in any other subsection of Section 6.09, ten (10) days) after the earlier of (i) Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or any Lender;

                  SECTION 8.04. REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by Borrower or any other Credit Party or by any of its officers under this

Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

                  SECTION 8.05. NON-PAYMENTS OF OTHER DEBT. Borrower or any of its Subsidiaries fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Debt (other than the Obligations) exceeding $5,000,000 in the aggregate;

                  SECTION 8.06. DEFAULTS UNDER OTHER AGREEMENTS. Borrower or any of its Subsidiaries shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Debt exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Debt or any other Person to accelerate, the maturity of such Debt; or any such Debt shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

                  SECTION 8.07. BANKRUPTCY. Any Credit Party or any of their respective Subsidiaries shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any such Person and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any of any Credit Party or any of their respective Subsidiaries; or any of the Credit Parties or any of their respective Subsidiaries commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any such Person or there is commenced against any of the Credit Parties or any of their respective Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or any of the Credit Parties or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any of the Credit Parties or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any of the Credit Parties or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any of the Credit Parties or any of their respective Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any of the Credit Parties or any of their respective Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any of the Credit Parties or any of their respective Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any of the Credit Parties or any of their respective Subsidiaries for the purpose of effecting any of the foregoing;

                  SECTION 8.08. ERISA. A Plan of Borrower or any of its Subsidiaries or a Plan subject to Title IV of ERISA of any of its ERISA
Affiliates:

                           (i)      shall fail to be funded in accordance with
the minimum funding standard required by applicable law, the terms of such Plan,
Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                           (ii)     is being, or has been, terminated or the
subject of termination proceedings under applicable law or the terms of such Plan; or

                           (iii)    shall require a Borrower or any of its
Subsidiaries to provide security under applicable law, the terms of such Plan,
Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                           (iv)     results for any reason, in a liability
(including without limitation, withdrawal liability) to the Borrower or any of its Subsidiaries under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC, a Plan or any other Person that would have a Materially Adverse Effect;

                  SECTION 8.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $5,000,000 or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any of its Subsidiaries and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be ef fectively stayed or deferred (whether by action of a court, by agreement or otherwise);

                  SECTION 8.10. OWNERSHIP OF BORROWER. If the Guarantor shall at any time fail to own and control, directly or indirectly through wholly-owned Subsidiaries, one hundred percent (100%) of the voting stock of Borrower;

                  SECTION 8.11. DEFAULT UNDER OTHER CREDIT DOCUMENTS OR PARENT CREDIT AGREEMENT. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, including without limitation the Guaranty Agreement, or the Parent Credit Agreement, or any Credit Document ceases to be in full force and effect or the validity or enforce ability thereof is disaffirmed by or on behalf of Borrower, Guarantor or any other Credit Party, or at any time it is or becomes unlawful for Borrower, Guarantor or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower,

Guarantor or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower; or

                  SECTION 8.12. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of Borrower or any of its Subsidiaries with a book value exceeding $5,000,000 in aggregate and is not removed, suspended or enjoined within 30 days of the same being made or any suspension or injunction being lifted;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, with the consent of the Required Lenders, and upon the written (including telecopied) or telex request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and
(ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, including without limitation, an amount equal to the maximum amount which would be available at any time to be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided, that, if an Event of Default specified in Section 8.07 shall occur, the result which would occur upon the giving of written notice by the Agent to any Credit Party, as specified in clauses (i) and
(ii) above, shall occur automatically without the giving of any such notice; and
(iii) exercise any rights or remedies under the Security Documents. As long as any Letter of Credit shall remain outstanding, any amounts described in clause
(ii) above with respect to Letters of Credit, when received by the Agent, shall be deposited in a cash collateral account as cash collateral for the obligations of Borrower under Article II of this Agreement in the event of any drawing under a Letter of Credit, and upon drawing under any outstanding Letter of Credit in respect of which the Agent has deposited in the cash collateral account any amounts described in clause (ii) above, the Agent shall pay such amounts to itself to reimburse itself for the amount of such drawing.

                                   ARTICLE IX.

                             THE AGENT AND CO-AGENTS

                  SECTION 9.01. APPOINTMENT OF AGENT. Each Lender hereby designates SunTrust as Agent to administer all matters concerning the Loans and Letters of Credit and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the ac ceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through their agents or employees.

                  SECTION 9.02. AUTHORIZATION OF AGENT WITH RESPECT TO THE SECURITY DOCUMENTS.

                  (a) Each Lender hereby authorizes the Agent to enter into each of the Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Agent for the benefit of the Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Agent under and with respect to the applicable Security Document.

                  (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Agent shall send to the Lend ers a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. The Lenders shall endeavor to respond promptly to such request but in the event the Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed not to have agreed to the course of action proposed by the Agent.

                  SECTION 9.03. NATURE OF DUTIES OF AGENT. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.


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
                  SECTION 9.04. LACK OF RELIANCE ON THE AGENT.

                  (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                  (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreement, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreement, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Agent has been advised that a Lender has not received any information formally delivered to the Agent pursuant to Section 6.09, the Agent shall deliver or cause to be delivered such information to such Lender.

                  SECTION 9.05. CERTAIN RIGHTS OF THE AGENT. If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

                  SECTION 9.06. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.


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
                  SECTION 9.07. INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the aggregate Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

                  SECTION 9.08. THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Re quired Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  SECTION 9.09. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                  SECTION 9.10. SUCCESSOR AGENT.

                  (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Borrower's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on


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
behalf of the Lenders, appoint a successor Agent subject to Borrower's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

                  (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                  SECTION 9.11. CO-AGENTS. Each Lender hereby designates First Union National Bank and NationsBank, N.A. as the Co-Agents. The Co-Agents, in such capacity, shall have no duties or obligations whatsoever under this Agreement or any other Credit Document but shall be entitled to the protections of this Article IX.

                                   ARTICLE X.

                                  MISCELLANEOUS

                  SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

                  SECTION 10.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by Borrower and all the Lenders do any of the following: (i) waive any of the conditions specified in Section
4.01 or 4.02, (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect


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
of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) agree to release the Guarantor from its obligations under the Guaranty Agreement, (vii) modify the definition of "Required Lenders," or (viii) modify this Section 10.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by Borrower and the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

                  SECTION 10.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, the Co-Agents, any Lender or any holder of a
Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Agent, the Co-Agents, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, the Co-Agents, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Co-Agents, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  SECTION 10.04. PAYMENT OF EXPENSES, ETC. Borrower shall:

                           (i)      whether or not the transactions hereby
contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and reasonable disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel, including the allocated cost of internal counsel), for any of the Co-Agents and the Lenders;

                           (ii)     subject, in the case of certain Taxes, to
the applicable provisions of Section 3.07(b), pay and hold each of the Agent, the Co-Agents and the Lenders harmless from and


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
against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

                           (iii)    indemnify the Agent, the Co-Agents and each
Lender, and their respective Affiliates, officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

                           (iv)     In addition to amounts payable elsewhere
provided in this Agreement, without duplication, indemnify, pay and save the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of Borrower, other than as a result of the gross negligence or willful misconduct of the Agent; (ii) the failure of the Agent to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future de jure or de facto government or governmental authority; or (iii) any confirmation of any Letter of Credit obtained by the Agent with the consent of Borrower;

                           (v)      without limiting the indemnities set forth
above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other reasonable charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other


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
Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of Borrower (or the assets thereof) owned or controlled by the Lenders, the Agent, the Co-Agents, or their nominees or designees.

If and to the extent that the obligations of Borrower under this Section 10.04 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  SECTION 10.05. WAIVER OF RIGHT OF SETOFF. The Agent and each Lender hereby waives, with respect to the Obligations, any contractual or common law right of setoff against any deposits of any Credit Party now or hereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party.

                  SECTION 10.06. BENEFIT OF AGREEMENT.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

                  (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

                  (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments, Letter of Credit Obligations and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Agent and Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) unless such assignment is to an Affiliate of the assigning Lender or, in the case of Borrower, unless an Event of Default has occurred and is continuing,
(ii) the amount of the Commitments or Loans or Letter of Credit Obligations, of the assigning Lender subject to each assignment (determined as of the date the assignment and ac ceptance with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000 (or the total amount of such Lender's Commitment), (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000, and (iv) any assignment of the Commitments or Loans hereunder shall be made simultaneously with a pro rata assignment of commitments and loans of such Lender pursuant to the Parent Credit Agreement unless the Borrower and the Agent otherwise agree. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From


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
and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments, the Loans and the Letter of Credit Obligations, as the case may be, of $10,000,000 (unless the Lender is assigning its entire Commitment); provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

                  (d) Each Lender may, without the consent of Borrower or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitments, the Letter of Credit Obligations and the Loans owing to it and the Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article III of this Agreement, and (v) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to Borrower of the name of such participant.

                  (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary


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
information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

                  (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

                  (g) If (i) any Taxes referred to in Section 3.07(b) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to any Lender as a result thereof,
(ii) any Lender shall make demand for payment of increased costs or reduced rate of return pursuant to Section 3.10 or any Lender determines that LIBOR is unascertainable or illegal pursuant to Section 3.08 or Section 3.09, or any Lender makes a claim for increased costs or determines that its participation in any Letter of Credit is illegal pursuant to Section 3.09, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of Section 10.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment; provided, however, Lenders subject to this Section 10.06 shall be treated in a substantially identical manner.

                  SECTION 10.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  (c) Nothing herein shall affect the right of the Agent, any Co-Agent, any Lender, any holder of a Note or any Credit Party to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

                  SECTION 10.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                  SECTION 10.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  SECTION 10.10. EFFECTIVENESS; SURVIVAL.

                  (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 10.01 or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been signed and mailed to them.

                  (b) The obligations of Borrower under Sections 3.07(b), 3.12, 3.10, 3.15 and 10.04 hereof shall survive the payment in full of the Notes and all other Obligations after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

                  SECTION 10.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 10.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  SECTION 10.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in
Section 6.09 of the Parent Credit Agreement hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) (other than changes mandated by FASB 106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

                  SECTION 10.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and to be delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

Address for Notices:                         HAVERTYS CREDIT SERVICES, INC.


866 West Peachtree St., N.W.                 By: /s/ Benny Koonce
Atlanta, Georgia 30308-1123                     --------------------------------
                                                Benny Koonce
                                                President


Attn: President
     ----------------------
                                             Attest: /s/ Melvin P. Setzer, Jr.
                                                    ----------------------------
Telephone: 423-624-1969                             Melvin P. Setzer, Jr.
          -----------------                         Secretary
Telecopy:  423-624-0106
          -----------------
                                                        [CORPORATE SEAL]








                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                         SUNTRUST BANK, ATLANTA,
                                             AS AGENT

25 Park Place, 23rd Floor
Atlanta, Georgia 30303                       By: /s/ Jenna H. Kelly
Attention: Jenna H. Kelly                       --------------------------------
Telecopy No.: (404) 588-8833                    Name: Jenna H. Kelly
                                                     ---------------------------
                                                Title: AVP
                                                      --------------------------


                                             By: /s/ Jeffrey L. Seavey
                                                --------------------------------
                                                Name: JEFFREY L. SEAVEY
                                                     ---------------------------
                                                Title: VICE PRESIDENT
                                                      --------------------------
Payment Office:

25 Park Place, 21st Floor
Atlanta, Georgia  30303








                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                         SUNTRUST BANK, ATLANTA

25 Park Place, 23rd Floor
Atlanta, Georgia 30303                       By: /s/ Jenna H. Kelly
Attention: Jenna H. Kelly                       --------------------------------
Telecopy No.: (404) 588-8833                    Name: Jenna H. Kelly
                                                     ---------------------------
                                                Title: AVP
                                                      --------------------------


                                             By: /s/ Jeffrey L. Seavey
                                                --------------------------------
                                                Name: JEFFREY L. SEAVEY
                                                     ---------------------------
                                                Title: VICE PRESIDENT
                                                      --------------------------
Lending Office:

25 Park Place, 21st Floor
Atlanta, Georgia  30303



COMMITMENT:                                  $15,000,000.00

PRO RATA SHARE OF
  COMMITMENTS:                               28.57%






                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                       FIRST UNION NATIONAL BANK,
                                           INDIVIDUALLY AND AS CO-AGENT

999 Peachtree Street, 12th Floor
Atlanta, Georgia 30309                     By: /s/ Kimberly Daniel
Attention: Jonathan D. Hook                   ----------------------------------
Telecopy No.: (404) 225-4255                  Name: Kimberly Daniel
                                                   -----------------------------
                                              Title: Assistant Secretary
                                                    ----------------------------
                                                     Corporate Bankship Officer

Lending Office:

999 Peachtree Street, 12th Floor
Atlanta, Georgia 30309


COMMITMENT:                                $12,500,000.00

PRO RATA SHARE OF
  COMMITMENTS:                             23.81%








                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                         NATIONSBANK, N.A.,
                                             INDIVIDUALLY AND AS CO-AGENT

NationsBank
NC1-007-08-04                                By: /s/ E. Bradley Jones
100 North Tryon Street, 8th Floor               --------------------------------
Charlotte, NC 28255                             Name: Brad Jones
Attention: Eric Bradley Jones                        ---------------------------
Telecopy No.:________________                   Title: V.P.
                                                      --------------------------

Lending Office:

NationsBank
NC1-007-08-04
100 North Tryon Street, 8th Floor
Charlotte, NC 28255


COMMITMENT:                                  $12,500,000.00

PRO RATA SHARE OF
  COMMITMENTS:                               23.81%








                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                         WACHOVIA BANK, N.A.

191 Peachtree Street, 29th Floor             By: /s/ William B. Nixon
Atlanta, Georgia 30303                          --------------------------------
Attention: Margery Price                        Name: William B. Nixon
Telecopy No.: 404-332-5016                           ---------------------------
                                                Title: Vice President
                                                      --------------------------

Lending Office:

191 Peachtree Street, 29th Floor
Atlanta, Georgia 30303


COMMITMENT:                                  $7,500,000.00

PRO RATA SHARE OF
  COMMITMENTS:                               14.29%








                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                         THE BANK OF TOKYO-MITSUBISHI,
                                             LTD., ATLANTA AGENCY


133 Peachtree Street, N.E. #4970
Atlanta, Georgia 30303-1808                  By: /s/ Brandon A. Meyerson
Attention: Lynn Miles                           --------------------------------
Telecopy No.: (404) 577-1155                    Name: Brandon A. Meyerson
                                                     ---------------------------
                                                Title: Assistant Vice President
                                                      --------------------------


Lending Office:

131 Peachtree Street, N.E. #4950
Atlanta, Georgia 30303-1808


COMMITMENT:                                  $5,000,000.00

PRO RATA SHARE OF
  COMMITMENTS:                               9.52%








                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

SCHEDULE 5.01(A) - LACK OF QUALIFICATION

     None

SCHEDULE 5.01(b) - ORGANIZATION AND OWNERSHIP OF SUBSIDIARIES

                                State of
Company                         Incorporation  Ownership
-------                         -------------  ---------

Havertys Credit Services, Inc.  Tennessee      100% of Common Stock held by
                                               Haverty Furniture Companies, Inc.
                                               100% of Preferred Stock held by
                                               Havertys Enterprises, Inc.

Havertys Capital, Inc.          Nevada         100% of Common Stock held by
                                               Haverty Furniture Companies, Inc.

Havertys Enterprises, Inc.      Nevada         100% of Common Stock held by
                                               Haverty Furniture Companies, Inc.

SCHEDULE 5.05 - CERTAIN PENDING AND THREATENED LITIGATION

     None

SCHEDULE 5.08 - ENVIRONMENTAL MATTERS

     None

SCHEDULE 5.11 - TAX FILINGS AND PAYMENTS

     None

SCHEDULE 5.14 - EMPLOYEE BENEFIT MATTERS

     (1)  Identification of Plans.

               Haverty Furniture Companies, Inc. Retirement Plan
               (as Amended and Restated Effective January 1, 1989)

     (2)  Compliance.
               None

     (3)  Liabilities.
               None

     (4)  Funding.
               None

SCHEDULE 5.15 - PATENT, TRADEMARK, LICENSE, AND OTHER INTELLECTUAL PROPERTY
                MATTERS

     None

SCEDULE 5.16 - OWNERSHIP OF PROPERTIES

     None

SCHEDULE 5.19 - DIVIDEND RESTRICTIONS

     The Corporation shall not declare any dividend on the Class A Common Stock, except dividends payable solely in shares of common stock or other equity securities of the Corporation, unless concurrently with such declaration and payment there is paid on the Common Stock, on a share for share basis, a dividend of at least 105% of the amount of the dividend declared and paid on the Class A Common Stock.

                                    EXHIBIT A


                                     FORM OF
                              REVOLVING CREDIT NOTE


U.S. $________________                                           March 31, 1998
                                                               Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned HAVERTYS CREDIT SERVICES,
INC., a Maryland corporation (herein called "Borrower"), hereby promises to pay to the order of _______________________________, a _____________________
(herein, together with any subsequent holder hereof, called the "Lender"), for the account of its applicable Lending Office, on the Maturity Date the lesser of
(i) the principal sum of _____________________________________ AND NO/100 UNITED
STATES DOLLARS ($_______________) and (ii) the outstanding principal amount of the Advances made by Lender to Borrower as Syndicated Loans pursuant to the terms of the Credit Agreement referred to below. Borrower likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

         The Lender shall record all Advances made as Syndicated Loans pursuant to its Commitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

         Any principal or, to the extent not prohibited by applicable law, interest due under this Revolving Credit Note that is not paid on the due date therefor, whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 3.03(d) of the Credit Agreement.

         All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement.

         This Revolving Credit Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, the Credit Agreement dated as of March 31, 1998 among Borrower, SunTrust Bank, Atlanta as Agent, First Union National Bank and NationsBank, N.A., as Co-Agents, and the other lenders set forth on the signature pages thereof (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for mandatory prepayments upon the occurrence of certain events.

         Borrower agrees to make payments of principal on the Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

         This Revolving Credit Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Revolving Credit Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Revolving Credit Note or the Credit Agreement.

         This Revolving Credit Note has been executed and delivered in Georgia and the rights and obligations of the Lender and Borrower hereunder shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

         Borrower expressly waives any presentment, demand, protest or notice in connection with this Revolving Credit Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS REVOLVING CREDIT NOTE.

         IN WITNESS WHEREOF, Borrower has caused this Revolving Credit Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                    HAVERTYS CREDIT SERVICES, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Attest:
                                           ------------------------------------
                                           Name:
                                           Title:


                                               [CORPORATE SEAL]

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                      Last Day of
                                         Amount of     Applicable    Notation
            Amount of     Interest       Principal      Interest      Made
  Date       Advance        Rate          Prepaid        Period        By
--------------------------------------------------------------------------------

                                    EXHIBIT B

                            FORM OF BID FACILITY NOTE


U.S. $_____________________                                       March 31, 1998
                                                                Atlanta, Georgia



         FOR VALUE RECEIVED, the undersigned HAVERTYS CREDIT SERVICES,
INC., a Maryland corporation (herein called "Borrower"), hereby promises to pay to the order of _______________________________, a _____________________
(herein, together with any subsequent holder hereof, called the "Lender"), for the account of its applicable Lending Office, on the Maturity Date the lesser of
(i) the principal sum of _____________________________ ($__________) and (ii)
the outstanding principal amount of the Bid Rate Advances made by Lender to Borrower as Bid Rate Loans pursuant to the terms of the Credit Agreement referred to below. Borrower likewise promises to pay interest on the outstanding principal amount of each such Bid Rate Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Bid Rate Advance in strict accordance with the terms of the Credit Agreement.

         The Lender shall record all Bid Rate Advances made pursuant to the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of Borrower hereunder or under the Credit Agreement with respect to the Bid Rate Advances evidenced hereby.

         Any principal or, to the extent not prohibited by applicable law, interest due under this Bid Facility Note that is not paid on the due date therefor, whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 3.03(d) of the Credit Agreement.

         All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement.

         This Bid Facility Note is issued pursuant to, and is one of the Bid Facility Notes referred to in, the Credit Agreement dated as of March 31, 1998 among Borrower, SunTrust Bank, Atlanta as Agent, First Union National Bank and NationsBank, N.A, as Co-Agents, and the other lenders set forth on the signature pages thereof (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for mandatory prepayments upon the occurrence of certain events.

         Borrower agrees to make payments of principal on the Bid Rate Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Bid Rate Advances in strict accordance with the terms thereof.

         This Bid Facility Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Bid Facility Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Bid Facility Note or the Credit Agreement.

         This Bid Facility Note has been executed and delivered in Georgia and the rights and obligations of the Lender and Borrower hereunder shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

         Borrower expressly waives any presentment, demand, protest or notice in connection with this Bid Facility Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS BID FACILITY NOTE.

         IN WITNESS WHEREOF, Borrower has caused this Bid Facility Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                    HAVERTYS CREDIT SERVICES, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    Attest:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                     [CORPORATE SEAL]

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                      Last Day of
                                         Amount of     Applicable    Notation
            Amount of     Interest       Principal      Interest      Made
  Date       Advance        Rate          Prepaid        Period        By
--------------------------------------------------------------------------------

                                    EXHIBIT C

                                     FORM OF
                                 SWING LINE NOTE

U.S. $5,000,000.00                                                March 31, 1998
                                                                Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned HAVERTYS CREDIT SERVICES, INC., a Maryland corporation (the "Borrower") hereby promises to pay to the order of SUNTRUST BANK, ATLANTA, a Georgia banking corporation (herein, together with any subsequent holder hereof, the "Swing Line Lender") on the Maturity Date, an amount equal to the lesser of (x) FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or (y) so much thereof as may have been advanced by the Swing Line Lender to the Borrower under the Swing Line Subcommitment established pursuant to the terms of that certain Credit Agreement referred to below. Borrower likewise promises to pay interest on the outstanding principal amount of each such Swing Line Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

         The Swing Line Lender shall record all Swing Line Advances made pursuant to its Swing Line Subcommitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Swing Line Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Swing Line Lender to make any such endorsement or recordation shall not affect the obligations of Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

         Any principal or, to the extent not prohibited by applicable law, interest due under this Swing Line Note that is not paid on the due date therefor, whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 3.03(d) of the Credit Agreement.

         All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement unless otherwise directed by the Agent or the Swing Line Lender.

         This Swing Line Note is issued pursuant to, and is the Swing Line Note referred to in, the Credit Agreement dated as of March 31, 1998 among Borrower, SunTrust Bank, Atlanta as Agent, First Union National Bank and NationsBank, N.A., as Co-Agents, and the other lenders set forth on the signature pages thereof (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Swing Line Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for mandatory prepayments upon the occurrence of certain events.

         Borrower agrees to make payments of principal on the Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

         This Swing Line Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Swing Line Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Borrower agrees to pay, and save the Swing Line Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Swing Line Lender of any of its rights under this Swing Line Note or the Credit Agreement.

         This Swing Line Note has been executed and delivered in Georgia and the rights and obligations of the Swing Line Lender and Borrower hereunder shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

         Borrower expressly waives any presentment, demand, protest or notice in connection with this Swing Line Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS SWING LINE NOTE.

         IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be executed under seal and delivered by its duly authorized officer as of the date first above written.

                                    HAVERTYS CREDIT SERVICES, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Attest:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                      [Corporate Seal]

                           SCHEDULE TO SWING LINE NOTE

         Advances made under the Swing Line Subcommitment referred to in the foregoing Swing Line Note.

            Principal     Maturity       Interest    Payments
            Amount of     Date of        Rate of     Made on         Notation
  Date      Loan          Loan           Loan        Loan            Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT D

                           FORM OF BID REQUEST LETTER


SunTrust Bank, Atlanta, as Agent
for the Lenders referred to below,
25 Park Place, 24th Floor
Atlanta, Georgia 30303
                                                                         [Date]
Attention:

Ladies and Gentlemen:

         The undersigned, HAVERTYS CREDIT SERVICES, INC. (the "Borrower"), refers to the Credit Agreement dated as of March 31, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as Lenders, SunTrust Bank, Atlanta, as Agent, and First Union National Bank and NationsBank, N.A., as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.09(a) of the Credit Agreement that it requests a Bid Rate Loan or Bid Rate Loans under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Rate Loan or Bid Rate Loans is or are requested to be made:

(A)      Date of Bid Rate Loan
         (which is a Business Day)                   ______            ______

(B)      Interest Period and the last
         day thereof 1                               ______            ______

(C)      Principal Amount of
         Bid Rate Loan 2                             ______            ______




--------------------
1        Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

2        Not less than $2,000,000 (and in integral multiples of $100,000) nor greater than the lesser of (1) the amount by which $50,000,000 exceeds the aggregate outstanding amount of Bid Rate Loans and (2) the amount by which the sum of the Commitments exceeds the sum of the outstanding principal amount of the Loans.

         Upon acceptance of any or all of the Bid Rate Advances offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section
4.02 of the Credit Agreement have been satisfied.



                                             Very truly yours,

                                             HAVERTYS CREDIT SERVICES, INC.

                                             By:
                                                 -------------------------------
                                                 Title: [Responsible Officer]

                                    EXHIBIT E

                        FORM OF BID REQUEST INVITE LETTER


[Name of Lender]
[Address]
                                                                          [Date]
Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of March 31, 1998 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among HAVERTYS CREDIT SERVICES, INC. (the "Borrower"), the financial institutions party thereto as Lenders, SUNTRUST BANK, ATLANTA, as Agent, and FIRST UNION NATIONAL BANK and NATIONSBANK, N.A., as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Bid Rate Bid Request on __________ ___, 19__ , pursuant to Section 2.09(a) of the Credit Agreement, and in that connection you are invited to submit a Bid Rate Bid or Bid Rate Bids by [Date]/[Time].1 Each of your Bid Rate Bids must comply with Section 2.09(b) of the Credit Agreement and the terms set forth below on which the Bid Rate Bid Request was made:

(A)      Date of Bid Rate Loan
         (which is a Business Day)            ______            ______

(B)      Interest Period and the last
         day thereof                          ______            ______

(C)      Principal Amount of
         Bid Rate Loan                        $_____            $_____




                                               Very truly yours,

                                               SUNTRUST BANK, ATLANTA, as
                                               Agent

                                               By:
                                                  ----------------------------
                                                  Title:
                                                        ----------------------

----------------------
     1 Each Bid Rate Bid must be received by the Agent not later than 12:00 noon, Atlanta, Georgia time, on the Business Day of a proposed Bid Rate Loan.

                                    EXHIBIT F

                           FORM OF BID RATE BID LETTER


SunTrust Bank, Atlanta, as Agent
for the Lenders referred to below,
25 Park Place, 24th Floor
Atlanta, Georgia  30303
                                                                          [Date]
Attention:

Ladies and Gentlemen:

         The undersigned, [Name of Lender], refers to the Credit Agreement dated as of March 31, 1998 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among HAVERTYS CREDIT SERVICES, INC. (the "Borrower"), the financial institutions party thereto as Lenders, SunTrust Bank, Atlanta, as Agent, and FIRST UNION NATIONAL BANK and NATIONSBANK, N.A., as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Bid Rate Bid or Bid Rate Bids, as the case may be, pursuant to Section 2.09(b) of the Credit Agreement, in response to the Bid Rate Bid Request made by the Borrower on __________ ___, 19___, and in that connection sets forth below the terms on which such Bid Rate Bid or Bid Rate Bids is or are made:

(A)      Interest Period and last
         day thereof                             ______            ______

(B)      Principal Amount1                       $_____            $_____

(C)      Bid Rate                                ______            ______

         [In the event bids are accepted for more than one Interest Period in respect of which bids are set forth above, the aggregate principal amount of Bid Rate Advances made pursuant to Bid Rate Bids submitted hereby shall not exceed $_______ 2].

------------------------

     1   Not less than $2,000,000 or greater than the requested Bid Rate Loan and in integral multiples of $100,000. Multiple bids will be accepted by the Agent not to exceed two.

     2   Not less than $2,000,000 and in integral multiples of $100,000.

         The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.09(d) of the Credit Agreement.

                                Very truly yours,

                                [NAME OF LENDER]

                                 By:
                                    ---------------------------------
                                     Title:
                                           --------------------------

                                    EXHIBIT G

                        FORM OF BID ACCEPT/REJECT LETTER


SunTrust Bank, Atlanta, as Agent
for the Lenders referred to below
25 Park Place, 24th Floor
Atlanta, Georgia  30303

Attention:

Ladies and Gentlemen:

         The undersigned, HAVERTYS CREDIT SERVICES, INC. (the "Borrower"), refers to the Credit Agreement dated as of March 31, 1998 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as Lenders, SunTrust Bank, Atlanta, as Agent, and First Union National Bank and NationsBank, N.A., as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         In accordance with Section 2.09(c) of the Credit Agreement, we have received a summary of bids in connection with our Bid Rate Bid Request dated _______ ___, 19__ and in accordance with Section 2.09(d) of the Credit Agreement, we hereby accept the following bids for the Interest Periods specified below:

1.       Interest Period commencing [date] and ending [date]

         Aggregate Principal Amount of Bids Accepted, if in Excess of Aggregate Amount Requested in Bid Rate Bid Request, is $_______.1

         Accepted Bids:

                Principal Amount        Interest Rate             Lender

                         $                       --%
                         $                       --%


----------------------

   1 Must be prorated amongst Lenders as provided in Section 2.09(d).

[2.      Interest Period commencing [date] and ending [date]

         Aggregate Principal Amount of Bids Accepted, if in Excess of Aggregate Amount Requested in Bid Rate Bid Request, is $_________.2

         Accepted Bids:

                       Principal Amount       Interest Rate           Lender

                                $                      --%
                                $                      --%

                                                                              ]

         All Bid Rate Bids received but not listed above as accepted are hereby deemed rejected.

         [Insert special instructions, if any, with respect to the apportionment of the Borrower's acceptance among bids by a Lender for different Interest Periods]


                                             Very truly yours,

                                             HAVERTYS CREDIT SERVICES, INC.



                                             By:
                                                ------------------------------
                                                 Name:
                                                 Title:

------------------------

              2 Must be prorated amongst Lenders as provided in Section 2.09(d).

                                    EXHIBIT H

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT, dated as of March 31, 1998, made by HAVERTYS CREDIT SERVICES, INC. a Maryland corporation with an office at 866 West Peachtree Street, N.W. Atlanta, Georgia 30308-1123 (the "Guarantor") in favor of
(i) SUNTRUST BANK, ATLANTA, a Georgia banking corporation (the "Agent"), in its capacity as agent for banks and other lending institutions parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders"), (ii) the Lenders and (iii) First Union National Bank and NationsBank, N.A., in their capacities as co-agents for the Lenders (the "Co-Agents"; the Lenders, the Agent and the Co-Agents being collectively referred to herein as the "Guaranteed Parties").

         PRELIMINARY STATEMENT. The Guaranteed Parties have entered into a Credit Agreement dated as of the date hereof (said Agreement, as it may be amended, supplemented, amended and restated, or otherwise modified from time to time hereafter in accordance with the provisions thereof, being the "Credit Agreement"), with Havertys Credit Services, Inc., a Tennessee corporation (the "Borrower"). The Guarantor will benefit from the financial accommodations made available to the Borrower. It is a condition precedent to the making of loans by the Lenders under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Agent, the Co-Agents and the Lenders to consummate the transactions contemplated by the Credit Agreement, the Guarantor hereby agrees as follows:

         SECTION 1. Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Credit Agreement, the promissory notes executed in connection with the Credit Agreement (the "Notes") and each of the other the Credit Documents executed in connection therewith, whether for principal, interest, fees, expenses (including counsel fees and expenses) actually incurred by the Agent or Lenders in enforcing any rights under this Guaranty or otherwise (such obligations being, collectively, the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on any principal portion of the Guaranteed Obligations. The Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering any portion of the Guaranteed Obligations.

         SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto.

The liability of Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not Guarantor consents thereto or has notice thereof):

         1. any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Agreement, the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

         2. any lack of validity or enforceability of the Credit Agreement, the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

         3. any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

         4. any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of Borrower;

         5. any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor or Borrower, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

         6. any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

         7. any application of sums paid by Borrower or any other Person with respect to the liabilities of Borrower to the Guaranteed Parties, regardless of what liabilities of Borrower remain unpaid;

         8. any act or failure to act by any Guaranteed Party which may adversely affect Guarantor's subrogation rights, if any, against Borrower to recover payments made under this Guaranty; and

         9. any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor.

If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including Borrower or a trustee in bankruptcy for Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, the other Credit Documents, or any other instrument evidencing any liability of Borrower, and the Guarantor shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

         SECTION 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete performance of the obligations contained herein. The Guarantor hereby waives any requirement that any Guaranteed Party protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity regarding any collateral.

         SECTION 4. No Subrogation; Etc. Unless and until the Guaranteed Obligations have been paid in full, the Guarantor shall have no rights against the Borrower with respect to this Guaranty and shall have no right of subrogation and hereby waives any right to enforce any remedy which any Guaranteed Party now has or may hereafter have against the Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to any Guaranteed Party to secure payment of the Guaranteed Obligations or any other liability of the Borrower to any Guaranteed Party. The Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty. The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or other collateral given to any Guaranteed Party to secure payment of the Guaranteed Obligations.

         SECTION 5. Authorization. The Agent and each Lender are hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or otherwise modify, amend or change the terms of the Notes, any other promissory note or other agreement, document or instrument now or hereafter executed by the Borrower and delivered to the Agent or such Lender;
(ii) accept partial payments on the Guaranteed Obligations; (iii) take and hold security or collateral for the payment of this Guaranty, any other guarantees of the Guaranteed Obligations or other liabilities of the Borrower and the Guaranteed Obligations guaranteed hereby or thereby, and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

         SECTION 6. Representations and Warranties. The Guarantor hereby represents and warrants that all of the representations and warranties set forth in Article V of the Parent Credit Agreement, which representations and warranties are, for the benefit of the Agent and the Lenders, incorporated by reference herein (including the definition of terms used therein which appear in other provisions of the Parent Credit Agreement and the schedules attached thereto), irrespective of any termination, modification or amendment or consent or waiver to the Parent Credit Agreement occurring after the date hereof, are true and correct on and as of the date hereof as well as on the date of (and after giving effect to) the making of the Loans; provided that (i) all references to the "Agent" and the "Lenders" shall be deemed to mean the Agent and the Lenders, (ii) all references to "this Agreement" and any "Note" or "Notes" or the "Credit Documents" shall be deemed to refer to this Guaranty, the Credit Agreement, the Notes and the Credit Documents and the reference to "Loans" shall be deemed to refer to the Loans, and (iii) the words "hereunder" and "hereby" and the like shall be deemed to refer to this Guaranty.

         SECTION 7. Affirmative and Negative Covenants. The Guarantor covenants and agrees that, so long as any Note shall remain unpaid or any of the Guaranteed Obligations shall be outstanding, it will comply with each of the covenants set forth in Articles VI and VII of the Parent Credit Agreement, which covenants are, for the benefit of the Agent and the Lenders, incorporated by reference herein (including the definition of the terms used therein which appear in other provisions of the Parent Credit Agreement and the schedules thereto), irrespective of any termination, modification, amendment, consent or waiver relating to such covenants or the termination of the Parent Credit Agreement occurring after the date hereof; provided that, any amendment, modification, consent or waiver with respect to the foregoing provisions of the Parent Credit Agreement occurring when SunTrust Bank, Atlanta is the Agent and a Lender thereunder shall be deemed to be automatically incorporated herein and further provided that, (i) all references to the "Agent" and the "Lenders" shall be deemed to mean the Agent and the Lenders, (ii) all references to "this Agreement" and any "Note" or "Notes" or the "Loans" or the "Credit Documents" shall be deemed to refer to this Guaranty, the Credit Agreement, the Notes, the Loans and the Credit Documents (iii) the words "hereunder" and "hereby" and the like shall be deemed to refer to this

Guaranty, and (iv) the terms "Default" and "Event of Default" shall be deemed to have the meanings set forth in the Credit Agreement.

         SECTION 8. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default under the provisions of this Guaranty (each, an "Event of Default"):

                    (a) the Guarantor shall fail to pay within five (5) days after written request from any Guaranteed Party, any amount payable under this Guaranty;

                    (b) the Guarantor shall fail to observe or perform any agreement contained in this Guaranty (or incorporated herein); provided that, with respect to any covenant incorporated herein, any applicable grace period applicable to such covenant in the Parent Credit Agreement shall have expired;

                    (c) Any representation, warranty or statement made or deemed to be made by Guarantor or by any of its officers under this Guaranty or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Guaranteed Parties by any such Person pursuant to the terms of this Guaranty or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

                    (d) The Guarantor or any of its Subsidiaries shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Debt (other than the Guaranteed Obligations) exceeding $5,000,000 in the aggregate, including without limitation, the Parent Credit Agreement;

                    (e) The Guarantor or any of its Subsidiaries shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Debt exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Debt or any other Person to accelerate, the maturity of such Debt; or any such Debt shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

                    (f) The Guarantor or any of its Subsidiaries shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against Guarantor or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of the Guarantor or any of its Subsidiaries; or the Guarantor or any of its Subsidiaries com mences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Guarantor or any of its Subsidiaries or there is commenced against the Guarantor or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Guarantor or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Guarantor or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Guarantor or any of its Subsidiaries makes a general assignment for the benefit of creditors; or the Guarantor or any of its Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Guarantor or any of its Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Guarantor or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Guarantor or any of its Subsidiaries for the purpose of effecting any of the foregoing;

                    (g) A Plan of the Guarantor or any of its Subsidiaries or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

                           (1) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                           (2) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

                           (3) shall require the Guarantor or any of its Subsidiaries to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                           (4) results for any reason, in a liability (including without limitation, withdrawal liability) to the Guarantor or any of its Subsidiaries under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC, a Plan or any other Person that would have a Materially Adverse Effect;

                    (h) A judgment or order for the payment of money in excess of $5,000,000 or otherwise having a Materially Adverse Effect shall be rendered against the Guarantor or any of its Subsidiaries and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

                    (i) Guarantor shall merge, consolidate or exchange shares with any other Person where such merger, consolidation or exchange results in
(i) any Person other than a Class A Shareholder as of the Closing Date or two or more Persons (unless all such Persons are Class A Shareholders as of the Closing
Date) acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the outstanding shares of the Class A common stock of Guarantor, excluding any sales, transfers or gifts to spouses or direct descendants of Class A Shareholders as of the date of this Agreement; (ii) a majority of the Board of Directors of Guarantor consisting of individuals who were not either (A) directors of Guarantor as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of Guarantors of which a majority consisted of individuals described in clause (A) above, or (C) selected or nominated to become directors by the Board of Directors of Guarantor of which a majority consisted of individuals described in clause (A) above and individuals described in clause (B) above; or (iii) the dissolution of Guarantor; or

                    (j) An attachment or similar action shall be made on or taken against any of the assets of the Guarantor or any of its Subsidiaries with a book value exceeding $5,000,000 in aggregate and is not removed, suspended or enjoined within 30 days of the same being made or any suspension or injunction being lifted;

then, an amount equal to the Guaranteed Obligations then outstanding (whether matured or unmatured and regardless of whether such amount is then due and payable by the Borrower) shall immediately and automatically be due and payable by the Guarantor without any further action on the part of the Guaranteed Parties, and the Guaranteed Parties may exercise any rights or remedies available by agreement, at law or in equity. Without limitation of the foregoing, upon the occurrence of an Event of Default specified in Section 8.07 of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantor, without notice or other action on the part of the Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by Borrower has then been accelerated.

         SECTION 9. Waivers, Amendments, Etc. The provisions of this Guaranty may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and consented to by the Guarantor and the Agent. No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Guaranty, the Credit Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Guarantor in any case shall entitle it to any notice or demand in similar or other circumstances, unless otherwise required by the Credit Documents. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No waiver or approval by the Agent or the holder of any Note under this Guaranty, the Credit Agreement or any other Credit Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10. Notices. All notices and other communications provided to any party hereto under this Guaranty shall be in writing or by facsimile transmission and addressed or delivered to it at its address designated for notices set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission or delivery, shall be deemed given when received.

         SECTION 11. Further Assurances. The Guarantor hereby agrees that it will, from time to time at its own expense, promptly execute and deliver all further instruments, and take all further action, that may be necessary or appropriate, or that the Agent may reasonably request, in order to perfect or protect any Lien granted under the Security Documents, to enable the Agent to exercise and enforce its rights under this Guaranty, the Credit Agreement and the other Credit Documents and otherwise to carry out the intent of this Guaranty, the Credit Agreement and the other Credit Documents.

         SECTION 12. Equitable Relief. The Guarantor recognizes that, in the event the Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty, any remedy of law may prove to be inadequate relief to the Agent; therefore, the Guarantor agrees that the Agent, if the Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         SECTION 13. Continuing Guaranty; Transfer of Note. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until (i) payment in full of all amounts due under the Notes, and (ii) payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty,
(b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Lenders, the Agent and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c) but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Note held by it to any other Person or entity, which such Person or entity shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.

         SECTION 14. Definitions. Any defined term used herein and not defined herein shall have the meaning ascribed such term in the Credit Agreement, and in the event the Credit Agreement is for any reason terminated and is no longer of any force and effect, such terms shall have the meaning set forth in the Credit Agreement immediately prior to such termination.

         SECTION 15.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

                    (a) THIS GUARANTOR AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF
LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

                    (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURIS DICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IR REVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                    (c) THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GUARANTOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

                    (d) Nothing herein shall affect the right of the Guaranteed Parties or any holder of a Note to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

         SECTION 16. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Guarantor may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent.

         SECTION 17. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

                                          HAVERTY FURNITURE COMPANIES, INC.


                                          By:
                                               -------------------------------
                                               Dennis L. Fink
                                               Executive Vice President
Address:
866 West Peachtree Street, N.W.
Atlanta, Georgia 30308-1123

                                          Attest:
                                                 ------------------------------
                                                 Jenny Hill Parker
                                                 Secretary

                                            [CORPORATE SEAL]


                                          ACCEPTED:

                                          SUNTRUST BANK, ATLANTA, as Agent

                                          By:
                                             ----------------------------------
                                             Title:
                                                   ----------------------------

                                          By:
                                             ----------------------------------
                                             Title:
                                                   ----------------------------

                                                         [CORPORATE SEAL]



                     [SIGNATURE PAGE TO GUARANTY AGREEMENT]

                                   EXHIBIT I

                          FORM OF CLOSING CERTIFICATE

                               CLOSING CERTIFICATE


         Pursuant to Section 4.01 of the Credit Agreement dated as of March 31, 1998 (the "Credit Agreement") among HAVERTYS CREDIT SERVICES, INC., a Tennessee corporation ("Haverty"), SUNTRUST BANK, ATLANTA, a Georgia banking corporation, as Agent, First Union National Bank and NationsBank, N.A., as Co-Agents, and the other banks and lending institutions listed on the signature pages thereto, the undersigned in their respective capacities as officers, directors, or authorized signatories of Haverty hereby certify to the Lenders, the Agent and the Co-Agents as follows (capitalized terms used herein having the same meanings as assigned to such terms in the Credit Agreement):

1. All representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof.

2. After giving effect to the Loans to be made or deemed to be made to Haverty pursuant to the Credit Agreement on the date hereof, no Default or Event of Default has occurred and is continuing.

3. Since the date of the audited financial statements of the Consolidated Companies described in Section 5.13 of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Materially Adverse Effect.

4. Except as may be described on Schedule 5.05 of the Credit Agreement, no action or proceeding has been instituted or is pending before any court or other governmental authority, or, to the knowledge of Haverty, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its businesses or assets, where such portion or portions of such businesses or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies.

5. The Loans to be made on the date hereof are being used solely for the purposes provided in the Credit Agreement, and such Loans and use of proceeds thereof will not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority, applicable to Haverty.

6. The conditions precedent set forth in Sections 4.01 and 4.02 of the Credit Agreement have been or will be satisfied (or have been waived pursuant to the terms of the Credit Agreement) prior to or concurrently with the making of the Loans under the Credit Agreement on the date hereof.

7. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

8. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consents or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

         This Certificate executed and delivered on behalf of Haverty this 31st day of March, 1998.



                                           -----------------------------------
                                           Benny F. Koonce
                                           President

                                    EXHIBIT J



                                             , 1998
                                 -----------

SunTrust Bank, Atlanta, As Agent
25 Park Place
Atlanta, Georgia 30303

First Union National Bank, As Co-Agent
999 Peachtree Street, 12th Floor
Atlanta, Georgia 30309

NationsBank, N.A., As Co-Agent
Corporate Finance
NationsBank Plaza
600 Peachtree Street, NE, 21st Floor
Atlanta, Georgia 30308

And the Lenders from time to time party to The Credit Agreement hereafter described

         Re:      Credit Agreement dated as of ___________________________,
                  1998, among Havertys Credit Services, Inc., each of the Lenders listed on the signature pages thereto, SunTrust Bank, Atlanta, as Agent and ___________ and _________________ as
                  Co-Agents (the "Credit Agreement")

Ladies and Gentlemen:

         We have acted as counsel to Havertys Credit Services, Inc., a Tennessee corporation (the "Borrower"), and Haverty Furniture Companies, Inc., a Maryland corporation (the "Guarantor"), in connection with the execution and delivery of the Credit Agreement. This opinion is furnished pursuant to Section 4.01(j) of the Credit Agreement. Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         In connection with giving the opinions set forth herein, we have examined originals or documents certified, or otherwise identified to our satisfaction, as copies of the originals of the following documents:

         1.       The Credit Agreement;

         2.       The Revolving Notes;

SunTrust Bank, Atlanta, as Agent
First Union National Bank and NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
__________, 1998
Page 2

         3.       The Bid Facility Notes;

         4.       The Swing Line Note;

         5. The Guaranty Agreement (the "Guaranty" and collectively, with the Credit Agreement and the Revolving Notes, the Bid Facility Notes and the Swing Line Note, the "Transaction Documents");

         6. The respective Articles of Incorporation and Bylaws of each of the Borrower and Guarantor and all amendments to such Articles of Incorporation and Bylaws;

         7. The respective corporate minute books of each of the Borrower and Guarantor certified to us as complete and correct;

         8. Corporate proceedings of each of the Borrower and Guarantor relating to the execution and delivery of the Transaction Documents;

         9. Certificate of Good Standing with respect to the Borrower issued by the Secretary of State of the State of Tennessee, dated as of __________, 1998 (the "Tennessee Certificate");

         10. Certificate of Good Standing with respect to the Guarantor issued by the Secretary of State Of the State of Maryland, dated as of __________, 1998 (the "Maryland Certificate"); and

         11. Certificate of Good Standing with respect to the Guarantor issued by the Secretary of State of the State of Georgia, dated as of __________, 1998 (the "Georgia Certificate").

         12.      The Material Agreements (as defined below).

         This opinion letter is governed by, and shall be interpreted in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Certain Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards"), which Interpretive Standards are incorporated in this opinion letter by this reference. As a consequence, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Interpretive Standards, and this opinion letter should be read in conjunction therewith.

SunTrust Bank, Atlanta, as Agent
First Union National Bank and NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
__________, 1998
Page 3

         In our examination of documents for the purpose of rendering the opinions set forth below, we have assumed the genuineness of all signatures other than those on the Transaction Documents for or on behalf of the Borrower and Guarantor, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the authenticity of such latter documents. As to questions of fact material to our opinions, we have relied, with your permission, and without independent verification of the accuracy or completeness thereof, solely upon (i) the contents of the Borrower's and Guarantor's respective corporate minute book, as described in item 7 above; (ii) the statements and representations of certain corporate officers of the Borrower and Guarantor set forth in the Officer's Certificates attached hereto as Exhibits "A-1" and "A-2", respectively (collectively, the "Officer's Certificates"); (iii) the statements and representations contained in the Maryland Certificate, the Tennessee Certificate and the Georgia Certificate; and (iv) the Borrower's and Guarantor's respective statements, representations and warranties contained in the Transaction Documents.

         Whenever our opinion herein is qualified by the phrase "to our knowledge," or any other phrase of similar import, it is intended to indicate that the current actual knowledge of the attorneys within this firm actively engaged in the representation of the Borrower or the Guarantor is not inconsistent with that portion of the opinion which such phrase qualifies; our use of such phrases shall not indicate that we have made, and, in fact we have not made, an independent investigation concerning the accuracy or veracity of the representations or warranties or statements of fact contained in any of the Transaction Documents, the Officer's Certificates, the Maryland Certificate, the Tennessee Certificate, the Georgia Certificate or any other documents identified in the preceding paragraph, or that we have made any review of any files, documents or other materials relating to the Borrower or Guarantor which have come into our possession in connection with any transactions other than the transactions contemplated by the Transaction Documents. We have not made any independent review or investigation of orders, judgments or decrees by which the Borrower or Guarantor is or may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Borrower, and we have made no searches of any litigation dockets or any other public records.

         Except to the extent set forth in the following sentence, our opinions herein are limited to the laws of the State of Georgia and the federal laws of the United States of America. To the extent that the opinions expressed below involve matters governed by the General Corporation Law of Maryland or the Tennessee Business Corporation Act, with your permission, we have based our opinions solely on, and limited our review to, the applicable provisions of those statutes, as reported and annotated in Aspen Law & Business\Prentice-Hall Information Services, Corporation Statutes, State Statutes, Volume 4 and Volume 7 (1994; as updated through January, 1998). We are not admitted to the bar of any state other than the State of Georgia.

SunTrust Bank, Atlanta, as Agent
First Union National Bank and NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
__________, 1998
Page 4

         Based on and subject to the foregoing and such other qualifications as are set forth below, we are of the opinion that:

         1. The Borrower is a corporation, duly organized, validly existing and, based solely on our review of the Tennessee Certificate, in good standing under the laws of the State of Tennessee. The Guarantor is a corporation, duly organized, validly existing and, based solely on our review of the Maryland Certificate, in good standing under the laws of the State of Maryland. Based solely on our review of the Georgia Certificate the Guarantor is a corporation authorized to transact business as a foreign corporation under the laws of the State of Georgia. As used herein, "good standing" shall mean that all filings and registrations have been made under the applicable filing and annual registration provisions under the respective business corporation code of such entity's state of incorporation, and that all filing fees that are due and payable thereunder have been paid.

         2. Each of the Borrower and the Guarantor has the full corporate power and corporate authority to execute, deliver and perform all of its respective obligations under the Credit Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance by the Borrower and the Guarantor of the Transaction Documents to which it is a party have been authorized by all necessary corporate action.

         3. Each of the Transaction Documents to which it is a party has been duly executed and delivered by the Borrower and the Guarantor and each of the Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of the Borrower and the Guarantor enforceable against Borrower and Guarantor, as applicable, in accordance with its respective terms.

         4. The execution, delivery and performance by the Borrower and Guarantor of the Transaction Documents to which it is a party in accordance with their respective terms will not:

         (i) violate any provision of its respective Articles of Incorporation or Bylaws;

         (ii) violate any laws, ordinances, governmental rules or regulations applicable to it or its respective property;

         (iii) result in the breach of or constitute a default under any Material Agreement (the term "Material Agreement," as used herein, shall mean each of the agreements which has been filed with the Securities and Exchange Commission as an exhibit (including any document which, in lieu of being filed as such an exhibit, is incorporated by reference or which the Guarantor agrees or has agreed to provide to the Securities and Exchange Commission upon request) to the Guarantor's most recently filed Annual Report on Form 10-K, or any subsequently filed report of Guarantor on Form 10-Q or Form 8-K,

SunTrust Bank, Atlanta, as Agent
First Union National Bank and
NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
__________, 1998
Page 5



pursuant to the requirements of Item 601(b)(10) of SEC Regulation
S-K, 17 CFR ss. 229.601(b)(10), as amended); or

         (iv) to our knowledge, result in either (a) the violation of any judicial or administrative decree, writ, judgment or order to which it or its respective assets is subject or (b) the creation of or imposition of any contractual lien in favor of anyone other than the Lenders, the Agent or the Co-Agents upon or with respect to any of its respective property.

         5. No consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality is necessary for the valid execution, delivery or performance by Borrower or the Guarantor of the Transaction Documents to which it is a party.

         6. While the laws of the State of Georgia relating to matters of interest and usury are not without ambiguities, a court applying the laws of the State of Georgia in a properly reasoned opinion should conclude that the Transaction Documents are in compliance with the laws of the State of Georgia; provided, however, that we express no opinion herein as to any provision of any Transaction Document (if any) that may be construed to require or permit interest to be charged or paid on unpaid interest except to the extent permitted under official Code of Georgia Annotated ("O.C.G.A.") ss. 7-4-17.

         7. Neither the Borrower nor the Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         8. The making of any Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation G. T. U or X of the Board of Governors of the Federal Reserve System.

         Our opinions set forth herein are also further limited by the following exceptions and qualifications:

         (i) We have assumed that the only interest, fees and other charges contracted for or to be reserved, charged, taken or paid in connection with the loan transaction contemplated by the Transaction Documents are those set forth in the Transaction Documents and that all such interest, fees and charges will be reserved, charged, taken and applied by the Lenders solely as described therein. We also have assumed that no interest shall be reserved, charged, taken or paid under the Transaction Documents on unpaid interest and that under no circumstances shall the rate of interest payable under the Transaction

SunTrust Bank, Atlanta, as Agent
First Union National Bank and NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
__________, 1998
Page 6



Documents exceed 5.0% per month (whether due to prepayment, acceleration, lack of borrowing or otherwise). We also have assumed that the proceeds of the Loans will be used by the Borrower in accordance with the terms of the Credit Agreement.

         (ii) Our opinion with respect to the enforceability of the indemnification provisions contained in the Transaction Documents is limited by the existence of a split of judicial authority concerning the enforceability of private indemnification agreements with respect to liabilities arising under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"). Although a majority of courts which have addressed that issue to date have held that private parties may apportion by contract any liability arising under CERCLA, standing decisions by a minority of such courts have held that such private indemnification agreements cannot be enforced to the extent that they effectively relieve responsible parties from liabilities expressly allocated by CERCLA. Neither the United States Supreme Court, the United States Court of Appeals for the Eleventh Circuit, the Georgia Supreme Court nor any other court whose decisions would clearly constitute binding authority with respect to interpretation of the Transaction Documents has addressed this issue. Accordingly, at present, the enforceability of any indemnification provisions of the Transaction Documents that purport to cover liabilities created or allocated under CERCLA, or similar environmental laws, cannot be said to be free from doubt.

         (iii) Our opinion with respect to the enforceability of any of the Transaction Documents is qualified to the extent enforcement may be limited by certain other laws and legal and equitable principles of the State of Georgia and federal law which may limit or render ineffective certain of the rights, remedies and waivers contained in the Transaction Documents, none of which other laws or legal or equitable principles should substantially interfere with the practical realization by the Lenders of the benefits intended to be afforded under the Transaction Documents.

         (iv) With respect to any element of mutuality which may be required in order to support the enforceability of the Transaction Documents, we have assumed that the Lenders, the Agent and the Co-Agents have all requisite power and authority to enter into and perform their respective obligations under the Credit Agreement and the other Transaction Documents to which they are parties, that the Credit Agreement and such other Transaction Documents have been duly authorized, executed and delivered by such Lenders, the Agent and the Co-Agent, and that the Credit Agreement and such other Transaction Documents constitute the legal, valid and binding obligations of such Lenders, the Agent and the Co-Agents.

         (v) Our opinion with respect to the enforceability of the Guaranty is also subject to the effects of laws of the State of Georgia which may, in the absence of a waiver or consent by a guarantor, discharge such guarantor as a result of (a) the discharge of the guaranteed obligation, (b) any change in

SunTrust Bank, Atlanta, as Agent
First Union National Bank and NationsBank, N.A., as Co-Agents

And the Lenders from time to time party to The Credit Agreement hereafter described
___________, 1998
Page 7



the nature or terms of the guaranteed obligations, (c) any release or compounding with any co-guarantor, (d) any action of a creditor that injures or increases the risk to which such guarantor is exposed, including any impairment of collateral for the guaranteed obligation, or (e) any failure by the creditor to comply with the provisions of O.C.G.A. Section 10-7-23 or Section 10-7-24.

         This opinion letter has been delivered solely for the benefit of the Agent, the Co-Agents, the Lenders and their permitted successors and assigns under the Transaction Documents in connection with the transactions contemplated by the Credit Agreement and may not be relied upon by any other person or entity or for any other purpose without our express prior written permission. We expressly disclaim any duty to update this opinion letter in the future in the event there are any changes in relevant fact or law that may change or otherwise affect any of the opinions expressed herein.

                                    Very truly yours,

                                    SMITH, GAMBRELL & RUSSELL, LLP



                                    By:
                                       -----------------------------------
                                       Arthur Jay Schwartz, a Partner

                                  EXHIBIT "A-1"

                         FORM OF OFFICER'S CERTIFICATE

                             OFFICER'S CERTIFICATE
                                       OF
                         HAVERTYS CREDIT SERVICES, INC.

         The undersigned, Benny F. Koonce, in his capacity as President of Havertys Credit Services, Inc., a Tennessee corporation (the "Borrower"), has executed this Certificate in connection with the opinion letter (the "Opinion Letter") to be rendered by Smith, Gambrell & Russell, LLP pursuant to the consummation of the transactions contemplated by that certain Credit Agreement (the "Credit Agreement"), dated as of ___________, 1998, between Havertys Credit Services, Inc., SunTrust Bank, Atlanta, as agent (the "Agent"), ____________ and ___________, as Co-Agents, and the Lenders that are a party thereto (the "Lenders") and that certain Guaranty dated _____________, 1998 executed by Haverty Furniture Companies, Inc. in favor of the Agent, and ________________, as Co-Agents, and the Lenders. The undersigned authorizes Smith, Gambrell & Russell, LLP to rely on this Certificate in rendering the Opinion Letter. Capitalized terms set forth in this Certificate and not otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

         The undersigned hereby certifies that:

         1. The following persons are the duly elected and qualified officers of the Borrower occupying the office set forth next to his respective name:

                  President and General Manager:      Benny F. Koonce

                  Secretary and Treasurer:            Melvin Setzer, Jr.

         2. The corporate minute book of the Borrower provided to Smith, Gambrell & Russell, LLP contains a true and correct copy of the Bylaws and Articles of Incorporation of the Borrower, and all amendments thereto, if any, and all minutes of meetings of the shareholders and the Board of Directors of the Borrower.

         3. The statements, representations and warranties of the Borrower contained in the Credit Documents are true and correct in all respects and Smith, Gambrell & Russell, LLP is entitled to rely thereon in rendering the Opinion Letter.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________________, 1998.



                                             ----------------------------------
                                             Benny F. Koonce, as President
                                             of Havertys Credit Services, Inc.

                                 EXHIBIT "A-2"

                         FORM OF OFFICER'S CERTIFICATE

                             OFFICER'S CERTIFICATE
                                       OF
                       HAVERTY FURNITURE COMPANIES, INC.

         The undersigned, Dennis L. Fink, in his capacity as Executive Vice President of Haverty Furniture Companies, Inc., a Maryland corporation (the "Guarantor"), has executed this Certificate in connection with the opinion letter (the "Opinion Letter") to be rendered by Smith, Gambrell & Russell, LLP pursuant to the consummation of the transactions contemplated by that certain Credit Agreement (the "Credit Agreement"), dated as of _____________, 1998, between Havertys Credit Services, Inc. and SunTrust Bank Atlanta, as Agent, _____________ and _____________, as Co-Agents, and the Lenders that are a party thereto (the "Lenders") and that certain Guaranty, dated as of _____________, 1998, executed by Guarantor in favor of the Lenders. The undersigned authorizes Smith, Gambrell & Russell, LLP to rely on this Certificate in rendering the Opinion Letter. Capitalized terms set forth in this Certificate and not otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

         The undersigned hereby certifies that:

         1. The following persons are duly elected and qualified officers of the Guarantor occupying the office set forth next to his or her respective name:

                  President and Chief Executive Officer:   John E. Slater, Jr.

                  Executive Vice President and Chief
                  Financial Officer:                       Dennis L. Fink

                  Secretary and Vice President,
                  Finance:                                 Jenny H. Parker

         2. The corporate minute book of the Guarantor provided to Smith, Gambrell & Russell, LLP contains a true and correct copy of the Bylaws and Articles of Incorporation of the Guarantor, and all amendments thereto, if any, and all minutes of meetings of the shareholders and the Board of Directors and the Executive Committee of Board of Directors of the Guarantor.

         3. The statements, representations and warranties of the Guarantor contained in the Credit Documents are true and correct in all respects and Smith, Gambrell & Russell, LLP is entitled to rely thereon in rendering the Opinion Letter.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________________, 1998.


                                    -------------------------------------------
                                    Dennis L. Fink, as Executive Vice President of Haverty Furniture Companies, Inc.

                                    EXHIBIT K

                        FORM OF ASSIGNMENT AND ACCEPTANCE


                  Reference is made to that certain Credit Agreement dated as of March 31, 1998 (as may be amended, modified or supplemented to the date hereof, the "Credit Agreement"), among HAVERTYS CREDIT SERVICES, INC., as Borrower (the "Borrower"), the lenders listed on the signature pages thereof ("Lenders"), SUNTRUST BANK, ATLANTA, as Agent, and FIRST UNION NATIONAL BANK and NATIONSBANK, N.A., as Co-Agents. Terms defined in the Credit Agreement are used herein with the same meanings.

1. Assignor (as identified below) hereby sells and assigns to Assignee (as identified below), without recourse against Assignor, and Assignee hereby purchases and assumes from Assignor, without recourse against Assignor, effective as of the Effective Date hereinafter set forth, the interests set forth below (collectively, the "Assigned Interest"), in Assignor's rights and obligations under the Credit Agreement, including without limitation, the below specified [Revolving Loan Commitment] on the Effective Date, and the below specified [Revolving Loans] [Letter of Credit Obligations] [Bid Rate Loans] [Swing Line Loans] owing to Assignor that are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date, and the amount (if any) set forth below of the fees referred to in
         Section 3.05(b) and (c) of the Credit Agreement accrued to the Effective Date for the account of Assignor. From and after the Effective Date, (a) Assignee shall be a party to and be bound by the provisions of the Credit Agreement, and to the extent of the interest assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Credit Documents (except for any such obligations that are due and payable on, or that become due and payable before, the effectiveness of this Assignment and Acceptance), and (b) Assignor shall, to the extent of its interest assigned by this Assignment and Acceptance and otherwise to the extent set forth in the foregoing clause (a), relinquish its rights and be released from its obligations under the Credit Agreement and the Credit Documents.

2. Each of the Assignor and the Assignee represents, warrants and agrees to and with the other and the Agent as follows: (i) Assignor warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its [Revolving Loan Commitment], and the outstanding balances of its [Loans] [Letter of Credit Obligations] under each Facility, in each case, without giving effect to assignments thereof which have not become effective, are as set forth below, (ii) except as set forth in
         (i), Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document or any instrument or documents furnished pursuant thereto, or the financial condition of Haverty or any other Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents; (iii) the Assignee represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (iv) Assignee confirms that it has received a copy of the Credit Agreement, such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (v) Assignee agrees that it will perform its obligations as a Lender under the Credit Documents as required by the terms thereof; and (vi) Assignee appoints and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms of the Credit Agreement and the other Credit Documents, together with such powers as are reasonably incidental thereto.

3. This Assignment and Acceptance is being delivered to the Agent, together with (i) the Notes evidencing the Loans included in the Assigned Interest, and (ii) a copy of the Assignment and Acceptance after it is duly executed by each of the Assignee and the Assignor.

4. This Assignment shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the conflict of laws principles thereof.



Date of Assignment:


Legal Name of Assignor:


Legal Name of Assignee:


Assignee's Address (Including Telex and Telecopy Numbers) for Notices:


Assignee's Lending Office:

Effective Date of Assignment (may not be fewer than five (5) Business Days after the date of the Assignment):

                                                                 PERCENTAGE OF
                                    PRINCIPAL AMOUNT              COMMITMENT
FACILITY                                ASSIGNED                   ASSIGNED
--------                            ----------------             -------------
Revolving
Loan Facility                       $                                 %

Letter of Credit
  Facility                          $                                 "

Bid Rate
  Facility                          $                                 "

Swing Line
   Facility                         $                                 "


       Immediately after giving effect to this Assignment:

       (a) The aggregate amount of the Revolving Loan Commitment of Assignor is

--------------------;

       (b) The aggregate amount of the Letter of Credit Obligations of the Assignor is

--------------------;

       (c) The aggregate amount of the Bid Rate Loans of the Assignor is

--------------------;

       [(d) The aggregate amount of the Swing Line Loans of the Assignor is

--------------------.]


The terms set forth herein are
hereby agreed to by
                        , as Assignor.
------------------------


By:
    ----------------------------------
    Name:
    Title:
    As Assignor

The terms set forth herein are
hereby agreed to by

                        , as Assignee.
------------------------



By:
    --------------------------------------
    Name:
    Title:
    As Assignee


CONSENTED TO:

SUNTRUST BANK, ATLANTA, AS AGENT


By:
    --------------------------------------
    Name:
    Title:
    As Assignee


HAVERTYS CREDIT SERVICES, INC.


By:
    --------------------------------------
    Name:
    Title:
    As Assignee